As submitted to the Securities and Exchange Commission on August 24, 2020

Registration No. 333-238883

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	7372	83-0459707
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

Tel. (734) 619-8066

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim Thompson, CEO

Kraig Biocraft Laboratories, Inc.

2723 South State St., Suite 150, Ann Arbor, Michigan 48104

(734) 619-8066

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 (917) 512-0827	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee(1)
Units consisting of shares of Class A Common Stock, no par value, and warrants to purchase shares of Class A Common Stock, no par value	$11,500,000	(3)	$1,492.70
Class A Common Stock included as part of the Units (2)	-		-
Warrants to purchase Class A Common Stock included as part of the Units (2)(4)	-		-
Class A Common Stock underlying the Warrants(2)	$11,500,000		$1,492.70
Representative’s Warrants(4)(5)	-		-
Class A Common Stock underlying Representative’s Warrants (5)	$1,012,000		131.36
Total	$24,012,000		$3,116.76	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price. Includes shares of Class A common stock and/or warrants to purchase shares of Class A common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(3)	Equal to $10,000,000 of the Units to be offered by us plus the underwriter’s option to purchase up to an additional 15% of the total number of Units offered by us, or up to an additional $1,500,000 of shares of Class A common stock and/or warrants to purchase shares of Class A common stock at the public offering price, less underwriting discounts, to cover over-allotments, if any, within 45 days after the date of this prospectus.

(4)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	Upon the closing this offering, the Registrant will issue to Maxim Group, LLC (“Maxim”) warrants to purchase a number of shares of Class A common stock equal to 8% of the total number of securities sold in this offering (the “Representative’s Warrants”). The exercise price of the Representative’s Warrants is equal to 110% of the offering price of the Class A common stock offered hereby. The Representative’s Warrants are exercisable upon the 6-month anniversary of the date of effectiveness of this Registration Statement and will terminate 5-years after the date of effectiveness of this Registration Statement. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is $5.775, which is equal to 110% of $800,000 (8% of $10,000,000).

(6)	$3,116.76 was previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED August 24, 2020

KRAIG BIOCRAFT LABORATORIES, INC.

1,904,762 Units1

Each Unit Consisting of One Share of Class A Common Stock

One Warrant to Purchase One Share of Class A Common Stock

This is a firm commitment underwritten public offering by Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”) of 1,904,762 units (the “Units”), based on an assumed initial offering price of $5.25 per Unit, the midpoint of the anticipated price range of the Units. We anticipate a public offering price between $4.25 and $6.25 per Unit.

Each Unit consists of 1 share of our Class A common stock, no par value (the “Common Stock”) and one warrant (a “Purchase Warrant”) to purchase one share of our Common Stock at an exercise price of $5.25 per share (100% of the price of each Unit sold in this offering based on an assumed initial offering price of $5.25 per Unit, the midpoint of the anticipated price range). The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and Purchase Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Purchase Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance. The public offering price will be determined by us and Maxim Group LLC (“Maxim”), as representatives of the underwriters, taking into consideration several factors as described in “Underwriting – Determination of Offering Price”, and will not be based upon the price of our Common Stock on the OTCQB Marketplace (the “OTCQB”).

We are a voluntary reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock is currently quoted on the OTCQB under the symbol “KBLB.” As of August 20, 2020, the last reported sales price for our Common Stock as quoted on the OTCQB was $0.155 per share. There is no established trading market for the Purchase Warrants. Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange. There is a limited public trading market for our Common Stock. We have applied to list our Common Stock and the Purchase Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “KBLB” and “KBLBW,” respectively. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market or other national exchange. We cannot guarantee that we will be successful in listing our common stock or our Purchase Warrants on Nasdaq or other national exchange, or, if successful, that an active trading market for our Common Stock or Purchase Warrants will develop or be sustained. If we are unable to list our Common Stock on Nasdaq or other national exchange, the Company will not consummate this offering.

The offering price of the Units will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price for our Common Stock and the Purchase Warrants.

__________________________

Investing in our securities involves a high degree of risk. You should purchase Units only if you can afford a complete loss of your investment. You should carefully consider the risk factors described under the heading “Risk Factors” beginning on page 14 of this prospectus and under similar headings in any amendments or supplements before purchasing shares of our Common Stock.

	Price to Public(3)	Total (No Exercise Of Over- Allotment)	Total (Full Exercise of Over-Allotment)
Public Offering Price Per Unit	$	$	$
Underwriting Discounts (1)(2)	$	$	$
Proceeds to the Company (before expenses)	$	$	$

(1) We refer you to the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

(2) We estimate the total expenses payable by us, excluding the underwriting discount, will be approximately $[●].

(3) Based on an assumed price to the public in this Offering of $5.25 per Unit, the midpoint of the price range set forth on the cover page of this prospectus.

We have granted the underwriters a 45-day option to purchase up to an additional 285,715 shares of Common Stock and/or Purchase Warrants to purchase 285,715 shares of Common Stock from us at the assumed public offering price, less the underwriting discount, to cover over-allotments, if any, within forty-five (45) days from the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Common Stock and Purchase Warrants to purchasers on or about [●], 2020, subject to customary closing conditions, including that, upon the closing of the offering, the Common Stock would qualify for listing on the Nasdaq Capital Market or other national exchange.

Sole-Book Running Manager

Maxim Group LLC

The date of this prospectus is August 24, 2020

1 Number of Units is based on an assumed price to the public of $5.25 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, and no exercise of the underwriter’s option to cover over-allotments.

EXPLANATORY NOTE

We are filing this Amendment No. 1 to our registration statement on Form S-1, initially filed on June 2, 2020 (File No. 333-238883) (the “Registration Statement”) pursuant to a comment we received from the Securities and Exchange Commission. Pursuant to such comment, we removed reference to a fixed price for the Units. Until the actual public offering price of the Units is determined by the Company and the underwriters, we shall use a bona fide price range. As a result, we use the midpoint of such price range to complete certain tables and provide certain information in this Registration Statement. In such instances, we may make a statement such as, “Based on an assumed price to the public in this Offering of $5.25 per Unit, the midpoint of the price range set forth on the cover page of this prospectus” or “at the assumed public offering price of $5.25, the midpoint of the price range set forth on the cover page of this prospectus.” The use of the word “assume” in these instances is solely to disclose to the public that to make such related calculations, we had to assume a specific price.

No additional securities are being registered under this Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Units, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our consolidated financial statements and the accompanying notes included in this prospectus. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Kraig.” “Kraig Labs,” “the Company,” “we,” “us,” and “our” refer to Kraig Biocraft Laboratories, Inc. together with its wholly-owned subsidiary Prodigy Textiles Co., Ltd., a Vietnamese corporation (“Prodigy Textiles”).

Company Overview

Kraig Biocraft Laboratories, Inc., a Wyoming corporation, is a corporation organized to develop high strength fibers using recombinant DNA technology for commercial applications in technical textile. We use genetically engineered silkworms that produce spider silk to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, and more. We believe that we have been a leader in the research and development of commercially scalable and cost effective spider silk for technical textile. Our primary proprietary fiber technology includes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry, permitting us to introduce materials with innovative properties and claims into an established commercial ecosystem of silkworm rearing, silk spinning and weaving, and manufacture of garments and other products that can include our specialty fibers and textiles. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is exemplified by two synthetic fiber products that come from petroleum derivatives: (1) aramid fibers; and (2) ultra-high molecular weight polyethylene fibers. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

We are using genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the specialty fiber and technical textile industries. We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. Production of our product in commercial quantities holds what we believe to be potential life-saving ballistic resistant material, which we believe is lighter, thinner, more flexible, and tougher than steel. Other potential applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

Through our technologies, the introduction of the gene sequence based on those found in native spider silk, results in a germline transformation and is therefore self-perpetuating. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production. Moreover, our technologies are “green” inasmuch as our fibers and textiles do not require petroleum inputs and our production processes are traditional and eco-friendly.

Our management believes that access to financing has been the biggest hurdle to the Company’s ability to expand and create products for commercialization. Due to our limited financing opportunities, we were unable to perform our operations in a manner that we believe would have led to expedited growth and opportunities for our products. Although we have made progress in the commercialization of our spider silk technology, it has not been at the rate it could have been with more financing. Management believes that the proceeds from this offering will address our financing issues and pave the way for expedited growth.

Products

Our products exploit the unique characteristics of spider silk, specifically dragline silk from Nephila clavipes (golden orb-web spider) and variants thereof. Such fibers possess unique mechanical properties in terms of strength, resilience and flexibility. Through the use of genetic engineering, we believe that we have produced a variety of unique transgenic silkworm strains that produce recombinant spider silk. Our recombinant spider silk fiber blends the silk proteins found in spider silk with the native silkworm silk proteins. This approach allows for the cost-effective and eco-responsible production of spider silk at commercial production levels.

Monster Silk®

Monster Silk® was the first recombinant spider silk fiber product we developed. Monster Silk incorporates the natural elasticity of spider silk to make a silk fiber which is more flexible that conventional silk fibers and textiles. We have produced sample products using Monster Silk® including knit fabrics, gloves, and shirts in collaboration with textile mills. We expect that Monster Silk® will have market applications across the traditional textile markets where its increased flexibility will provide increased durability and comfort.

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Dragon SilkTM

Dragon SilkTM is the next evolution in recombinant spider silk, combining the elasticity of Monster Silk® with additional high strength elements of native spider silk. Some samples of Dragon SilkTM have demonstrated strength beyond that of native spider silk. This combination of strength and elasticity results in a silk fiber which is soft and flexible, yet tougher than leading synthetic fiber available on the market. Based on inquires we have received from end market leaders, we believe that Dragon SilkTM- will have applications in performance apparel, durable workwear, luxury goods and apparel, and composites.

Other Products

We are continuing to develop new recombinant silks and other protein-based fibers and materials using our genetic engineering capabilities. We recently unveiled our first knock in knock out spider silk material using our silkworm based production platform. These new spider silk fibers offer increased silk purity. Due to the biocompatible and biodegradable properties of silk, we expect that the new materials developed using this higher purity process will create opportunities for products in the medical industry, including sutures, grafts, and implants.

Intellectual Property

The Company’s intellectual property blends licensed technologies with in-house developments in spider silk polymers. As part of our intellectual property portfolio, we have licensed the exclusive right to commercialize certain patented spider silk gene sequences in silkworm. Through our in-house research operations, we have expanded on our intellectual property portfolio with six additional provisional patent filings based on new discoveries, inventions, and methodologies for the production of spider silk.

Under a series of intellectual property and collaborative research agreements (the “Notre Dame Agreements”) with the University of Notre Dame (“Notre Dame”), we were issued and exercised our right to exclusive commercial use for spider silk technologies developed under that agreement. We have worked collaboratively with Notre Dame to develop fibers with the mechanical characteristics of spider silk. We are applying this proprietary genetic engineering technology to domesticated silkworms, which to our knowledge, is the only proven commercially scaled system for producing silk.

In 2017, we opened a research and development facility to expand on the work conducted at Notre Dame. Since opening this new facility, we have expanded our intellectual property portfolio with six additional provisional patent filings based on new discoveries and inventions and made numerous advancements that have decreased the development time for new technologies, none of which rely on the patented materials produced with Notre Dame. We will continue to utilize this in-house research facility to expand and strengthen our patent portfolio while also maintaining and growing our trade secret technologies approach to genetic engineering. We are actively working to develop and patent new approaches to the development of genetically engineering silkworms, underlying construction techniques, and fundamental genetic sequences for improved material performance.

The Notre Dame Agreements will last for the duration of the patented materials that we developed with Notre Dame. The new technologies that we are developing in our internal research labs does not rely on the Notre Dame patented materials and as a result will not be impacted by an expiration of that agreement.

Strengths

We have developed a method for the production of high-performance bio-degradable, bio-compatible, and ecologically friendly recombinant spider silk to replace the existing global infrastructure for mundane silk manufacturing. This system of operations utilizes genetically modified silkworms that have been engineered to produce silks based on the proteins and physical characteristics of native spider silk, a material that has been prized for its physical and chemical properties. By adapting the common silkworm and the production process for the manufacture of traditional silk, we are able to leverage a global production model which currently processes more than 150,000 metric tons of silk per year.2 Our technology is a direct drop-in replacement for traditional silk manufacturing, allowing any silk operation employing our silkworm technology to immediately be converted without any additional need for capital investment. We are currently securing global patent protection for our technologies in silk producing and silk consuming countries.

2 https://inserco.org/en/statistics

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On April 16, 2020, we announced the successful development of a new technology platform, based on a non-CRISPR gene editing knock-in knock-out technology. CRISPR is the most recent and efficient gene editing technology3; CRISPR stands for “Clustered regularly interspaced short palindromic repeats.” This is our first knock-in knock-out technology of essentially pure spider silk transgenic. This new system is built on our eco-friendly and cost-effective silkworm production system, which we believe is significantly more advanced than any competing methods. Knock-in knock-out technology allows for the targeting of specific locations and genetic traits for modification, addition, and removal. This new capability will accelerate new product developments, which should allow us to bring products to market more quickly. This capability also allows for genetic trait modifications that were previously impractical, creating opportunities for products outside of silk fibers and increased flexibility in production location.

Strategies

Our approach to disrupting the performance and technical textile market is to adapt our existing infrastructure and capacity to produce our high-performance silk with minimal capital investment. When we were formed, this idea of utilizing the existing production systems and capacity by simply modifying the input was fundamental. Our proprietary recombinant spider silkworms are a direct drop-in replacement for any commercial silk producing operations. Our genetically engineered silks are produced using the same equipment and processes that traditional silk uses. In designing our technologies in this manner, we have minimized our need for expansion capital, limiting our direct investment and contracting with existing secondary fiber processors where the majority of large scale equipment is needed. Through our subsidiary, Prodigy Textiles in Vietnam, we have established the relationships necessary to secure these contracted secondary services.

We are actively pursuing relationships within target end markets to secure product collaborations with key market channel leaders. Due to the unique nature of our product, we received numerous unsolicited requests from leading businesses across a range of attractive end markets requesting materials for applications development. This substantial demand for spider silk materials across the broad spectrum of applications for high performance fibers and textiles, combined with the limited initial production capacity, has provided the opportunity to be selective in choosing market channel partners best able to quickly bring our product to market at scale. We are working under non-disclosure agreements to secure these collaborative development agreements and to establish limited channel exclusivity for firms we believe mirror our culture of innovation. With recent advancements in our manufacturing capacity, we expect to generate revenues from these relationships in 2020.

Additionally, we are currently focused on the expansion of our production facilities in Vietnam. We are currently utilizing a mix of direct staffing and contract labor to support its in-house production. We are exploring a production expansion model utilizing contract production consistent with the distributed model used for mundane silk production. We will also consider technology licensing models with companies, regions, or countries where its silkworms could be produced under exclusive license.

Recent Developments

From 2016 through 2018, we were contracted directly by the U.S. Army for the development and delivery of next generation fibers. Due to confidentiality agreements, we cannot publicly disclose the details of our ongoing efforts to establish additional market channel partnerships, joint ventures, and material transfer agreements.

In February, 2019, we signed a non-binding memorandum of understanding (“MOU”) with Polartec LLC for the development of products for the protective textile markets.

On April 16, 2020, the Company announced that it successfully developed a new technology platform, based on a non-CRISPR gene editing knock-in knock-out technology. This is the first knock-in knock-out technology essentially pure spider silk transgenic in the Company’s history. The new technology, which is the result of over ten years of effort, hits the target of one of the Company’s primary technological goals and potentially opens the door for large scale U.S. production. Other than the silkworm’s remaining specifically desired native silk protein elements, we are now able to produce nearly pure spider silk. Based on our internal studies, the new technology has a purity rate that is about ten times greater than Dragon Silk, a fiber that the Company developed with its previous tools. Dragon Silk has already demonstrated to be tougher than many fibers used in bullet proof vests and the Company expects that the increased spider silk purity, created using this new approach, will yield materials beyond those capabilities. This new system utilizes the Company’s eco-friendly and cost-effective silkworm production system, which we believe is significantly more advanced than any of the competing methods. We have already begun the validation process for the first of these new transgenics and anticipate that U.S. production will be possible as early as 2022 or 2023.

3 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5131771/

https://www.yourgenome.org/facts/what-is-genome-editing

https://ghr.nlm.nih.gov/primer/genomicresearch/genomeediting

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This does not affect our current work of overseeing our production facility to ramp up our production of Dragon SilkTM and Monster Silk®, as these fibers are designed to address their own markets.

In August 2019, we received authorization to begin rearing genetically enhanced silkworms at our production facility in Vietnam. We received our investment registration certificate for the facility in April 2018. In October 2019, the Company delivered the first batch of these silkworms and began operations. These silkworms will serve as the basis for the commercial expansion of our proprietary silk technology. On November 4, 2019, we reported that we had successfully completed rearing the first batch of its transgenic silkworms at the Quang Nam production factory. Seasonal challenges in late December 2019 slowed production operations, however, we believe that we can resume expansion of the production of our specialized silk in 2020, as soon as travel and work restrictions for COVID-19 are lifted, since the seasonal challenges will have also been alleviated. As of the date hereof, Vietnam does not have any work restrictions impacting our facility. However, current U.S. travel restrictions may prevent us from shipping the eggs we are now producing in the U.S. to Vietnam; as soon as the eggs are shipped, we can restart operations at the facility. We believe that we will be able to target a capacity of 40 metric tons of our recombinant spider silk fiber per annum from this factory once it reaches maximum utilization. This capacity will allow us to address initial demand for our products and materials for various applications in the protective, performance, and luxury textile markets.

In light of the significant uncertainty regarding the impact of the COVID-19 pandemic, on March 19, 2020, we furloughed non-essential staff consistent with leading health official recommendations in order to help prevent the spread of COVID-19. This decision was made in an abundance of caution and primarily impacted staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and resulted in the temporary closing of silk rearing operations at that facility. We believe that this temporary suspension of rearing operations will result in a delay of 4-6 months in the Company’s production expansion schedule; however, due to the fact that U.S. travel restrictions could be extended, the delay could be longer. The Company supported its furloughed staff and paid their salaries through June 30, 2020. During the duration of the furlough, the Company CEO did not receive or accrue any pay. On July 1, 2020, furloughed staff returned to work preparing the factory in Vietnam to receive the next shipment of silkworm eggs, which is out of our control. The global pandemic of COVID-19 continues to evolve rapidly, and we will continue to monitor the situation closely, including its potential effect on our plans and timelines.

Reverse Stock Split

On or prior to the effective date of this registration statement of which this prospectus forms a part we will amend our articles of incorporation to effect a reverse stock split of our Common Stock (the “Reverse Stock Split”).

At our 2019 annual stockholders meeting, our stockholders approved a reverse stock split of our issued and outstanding Common Stock by a ratio of not less than one-for-ten and not more than one-for-forty at any time prior to July 23, 2020, with the exact ratios to be set at a whole number within this range, as determined by our board of directors (the “Board”) in its sole discretion and approved and adopted the articles of amendment to our articles of incorporation to affect the same. Since we are still in the uplisting process with Nasdaq, but past July 23, 2020, such stockholder approval expired. However, on [ ], 2020 we obtained the written consent from a majority of our stockholders to effect the Reverse Stock Split.at a ratio of 1-for-[ ].

On August [ ], 2020, the Board established a ratio for the Reverse Stock Split of the issued and outstanding shares of our Common Stock of 1-for-[ ] and the Reverse Stock Split was effective at 12:01 a.m. on [______]. No fractional shares will be issued in the Reverse Stock Split and any remaining share fractions will be rounded up to the next whole share.

In connection with the Reverse Stock Split, the issued and outstanding shares of our Common Stock will be combined by the 1-for-[ ] ratio. Also, all shares of our Common Stock subject to outstanding equity awards and the exercise price of any such award (if applicable) and the number of shares remaining available for issuance under the 2019 Employee Stock Option Plan, and all shares underlying outstanding warrants, convertible notes, and other derivative securities of the Company, including exercise prices and conversion prices (if applicable) will be proportionately adjusted for the Reverse Stock Split.

As stated elsewhere in this registration statement, the lack of sufficient financing has been our biggest hurdle to achieving the rate of growth management estimates is possible with our product. Without adequate funding, we are unable to expand operations and accept opportunities for large scale production of our products, and our progress toward commercialization has slowed. The funds from this offering will allow us to accomplish these goals, which management believes will increase shareholder value. As part of our efforts to uplist our Common Stock, we are effecting the Reverse Stock Split because we believe it is our best option to meet one of the criteria to obtain an initial listing. Although we cannot guarantee this outcome, a decrease in the number of issued and outstanding shares of common stock often results in an increase in the per share market price of common stock. We believe increasing the trading price of our Common Stock will assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. We hope that the decrease in the number of shares of our issued and outstanding Common Stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price per share, will encourage greater interest in our Common Stock by the financial community and the investing public, help us attract and retain employees and other service providers, help us raise additional capital through the sale of stock in the future if needed, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. (See, Risk Factors – “Our Reverse Stock Split may not result in a proportional increase in the per share price of our Common Stock”).

Decrease in Series A Preferred Stock Voting Power

In line with the Reverse Stock Split, on August [ ], 2020, the sole holder of our Series A Preferred Stock, Mr. Thompson, approved, via written consent, to reduce the voting rights of the Series A preferred stock by a ratio of 1 for [ ], consistent with the Reverse Stock Split (the “Reduced Voting Power”), to be effective as of the date of the Reverse Stock Split. Accordingly, the Series A Preferred Stock now represents [ ] votes (31.89 % of the voting power on all matters submitted to a stockholder vote). Our Board and a majority of our stockholders approved, via written consent, to amend our articles of incorporation to reflect the Reduced Voting Power. As a result of the Reduced Voting Power, we will no longer be considered a “Controlled Company,” which Nasdaq Stock Market Rules define as any company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company.

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Summary of Risk Factors

Risks Associated with Our Business

As an OTCQB listed Company, we have limited resources with pressing capital requirements as we attempt to ramp up production. We are mindful of the challenges involved in achieving growth without compromising our ability to manage our operating risks and comply with rules and regulations. As we are commercializing a new technology, no one is in a position to know all of the risks, obstacles, and hurdles that the Company will face as it works to commercialize its new technology. We are aware of numerous risks associated with our business, including:

●	Our ability to continue as a going concern;

●	Our ability to generate significant revenues and to become profitable;

●	Our ability to estimate future expenses;

●	Our ability to maintain an effective system of internal controls;

●	Our ability to protect our intellectual property rights and to secure additional rights domestically and internationally;

●	Our ability to successfully manage our growth domestically and internationally;

●	Our ability to attract and retain the services of key personnel;

●	Our reliance on independent third-party collaborators to develop and deliver products to market;

●	Our reliance on key management personnel and future need for highly skilled personnel;

●	Our ability to successfully develop sales and marketing for our products;

●	Market acceptance of pricing and performance for products we develop;

●	Our ability to generate sustainable earnings and net operating profits;

●	Our ability to adapt to regulatory and technology changes impacting our industry;

●	The potential for product liability claims regarding our products and the use of genetically modified organisms (“GMO’s”) in our production system;

●	Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

●	Competition in our industry;

●	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	The availability of additional capital to support development;

●	An active, liquid, and orderly market for our common stock or Purchase Warrants may not develop;

●	The Purchase Warrants may not have any value;

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●	Our production system is based upon living transgenic organisms;

●	Our business, operations and plans and timelines could be adversely affected by the effects of health epidemics, including the recent COVID-19 pandemic;

●	We intend to effect the Reverse Stock Split of our outstanding Common Stock immediately following the effective date but prior to the closing of the offering; however, the Reverse Stock Split may not increase our stock price sufficiently and we may not be able to list our Common Stock on the Nasdaq Capital Market or any other exchange in which case this offering may not be completed; and,

●	Certain other risks and uncertainties set forth elsewhere in this prospectus under the section titled “Risk Factors”

Corporate Information

Kraig Biocraft Laboratories, Inc. is a Wyoming corporation. Our Common Stock is quoted on the OTCQB under the ticker symbol “KBLB”. On the effective date of the registration statement of which this prospectus forms a part, we expect that trading on Nasdaq or other national exchange will be under the same symbol. We also intend to seek a listing for the Purchase Warrants on Nasdaq or other national exchange under the symbol “KBLBW.”

As of August 20, 2020, there are 854,410,001 shares of Common Stock issued and outstanding. Kim Thompson, our founder and Chief Executive Officer, owns approximately 24.7% of our issued and outstanding Common Stock. As of August 20, 2020, there are 2 shares of super voting Series A Preferred Stock issued and outstanding, all of which are owned by Kim Thompson, which represent approximately 31.89% of all voting rights of our capital stock (See, “Description of Securities” for additional information about our securities).

Our principal executive office and mailing address is 2723 South State St., Suite 150, Ann Arbor, Michigan 48104. Our telephone number is (734) 619-8066. Our corporate website is http://www.kraiglabs.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus and should not be relied upon with respect to this offering.

The Offering

The following Summary contains general information about this offering. The Summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Securities offered by us

1,904,762 Units[2], with each Unit consisting of one share of our Common Stock and one Purchase Warrant to purchase one share of our Common Stock at an exercise price of $5.25 per share. The Units will not be certificated and the shares of Common Stock and the Purchase Warrants are immediately separable and will be issued separately in this offering.

Common Stock offered by us	1,904,762 shares of Common Stock.

Purchase Warrants offered by us	Purchase Warrants to purchase 1,904,762 shares of Common Stock, each Purchase Warrant providing the right to purchase 1 share of our Common stock. Each Purchase Warrant will have an exercise price per share of $5.25 per share, the midpoint of the price range set forth on the cover page of this prospectus, will be exercisable on the original issuance date, and will expire on the fifth anniversary of the original issuance date. Each holder of Purchase Warrants will be prohibited from exercising its Purchase Warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Purchase Warrants.

2 Based on an assumed initial offering price of $5.25 per Unit, the midpoint of the price range set forth on the cover page of this prospectus.

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Price per Unit	The purchase price will be between $4.25 and $6.25 per Unit; the assumed public offering price of $5.25 per Unit that is disclosed in this document is the midpoint of such range. The actual number of Units we will offer will be determined based on the actual public offering price.

Over-Allotment option to purchase additional share of our Common Stock and/or Purchase Warrants

We have granted to the underwriters an option within 45-days of the date of this prospectus to purchase up to 285,715 additional shares of Common Stock and/or Purchase Warrants to purchase 285,715 shares of Common Stock at the assumed public offering price listed on the cover page of this prospectus, less the underwriting discount, to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable by us will be $[●] and the total proceeds to us, before expenses, will be $[●].

Common Stock outstanding prior to completion of this offering(1)	[ ].

Common Stock outstanding immediately after this offering(2)	[ ] (or [ ] if the underwriters’ option to purchase additional shares from us is exercised in full).

Proposed Nasdaq Listing of our Common Stock	Our Common Stock is currently quoted on the OTCQB. In connection with this offering, we have applied and expect to have our Common Stock listed on the Nasdaq Capital Market under the symbol “KBLB”.

Proposed Nasdaq listing for Purchase Warrants	There is no established public trading market for the Purchase Warrants. We intend to seek a listing for the Purchase Warrants on Nasdaq under the symbol “KBLBW,” however we cannot assure you that we will be successful listing the Purchase Warrants on Nasdaq or, if successful, that an active trading market for the Purchase Warrants will develop or be sustained.

Use of proceeds

We estimate that the net proceeds from the sale of 1,904,762 Units in the offering will be approximately $10,000,000, or approximately $11,500,000 if the underwriters exercise their option to purchase additional shares of Common Stock and/or Purchase Warrants in full, based on an assumed price to the public in this Offering of $5.25 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, in each case, after deducting the underwriting discounts and estimated offering expenses.

We intend to use the net proceeds from the offering for (i) expansion of our production operations capacity in Vietnam, including capital equipment, facilities improvements and staffing; and (ii) working capital and general business purposes.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our acquisition and development efforts, sales and marketing activities, and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Reverse Stock Split

On or prior to the effective date of the registration statement of which this prospectus forms a part we will amend our articles of incorporation to effect the Reverse Stock Split. At our 2019 annual stockholders meeting, our stockholders approved the Reverse Stock Split of a ratio of not less than one-for-ten and not more than one-for-forty at any time prior to July 23, 2020, with the exact ratios to be set at a whole number within this range, as determined by our Board in its sole discretion and approved and adopted the articles of amendment to our articles of incorporation to affect the same. Since we are still in the uplisting process with Nasdaq, but past July 23, 2020, such stockholder approval expired. However, on August [  ], 2020 we obtained the written consent from a majority of our stockholders to effect the Reverse Stock Split.at a ratio of 1-for-[  ].

We intend to effectuate the Reverse Stock Split immediately following the effective date but prior to the closing of the offering.

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In connection with the Reverse Stock Split, the issued and outstanding shares of our Common Stock will be combined by the 1-for-[ ] ratio. Also, all shares of our Common Stock subject to outstanding equity awards and the exercise price of any such award (if applicable) and the number of shares remaining available for issuance under the 2019 Employee Stock Option Plan, and all shares underlying outstanding warrants, convertible notes, and other derivative securities of the Company, including exercise prices and conversion prices (if applicable) will be proportionately adjusted for the Reverse Stock Split.

Risk factors	The Units offered hereby involves a high degree of risk. You should read “Risk Factors,” and other information included in this prospectus for a discussion of factors to consider before deciding to invest in our securities.

(1)	The number of Common Stock to be outstanding before this offering is based on 854,410,001 shares of Common Stock outstanding as of August 20, 2020, and excludes:

●	7,440,000 shares of our Common Stock issuable upon the exercise of stock options outstanding;
●	65,995,920 shares of our Common Stock underlying any outstanding warrants; and
●	0 shares of our Common Stock issuable upon the conversion of notes and other evidence of indebtedness.

(2)	The number of Common Stock to be outstanding after this offering is based on 854,410,001 shares of Common Stock outstanding as of August 20, 2020, and excludes:

●	7,440,000 shares of our Common Stock issuable upon the exercise of stock options outstanding;
●	65,995,920 shares of our Common Stock underlying any outstanding warrants; and
●	0 shares of our Common Stock issuable upon the conversion of notes and other evidence of indebtedness.

Except as otherwise indicated, all information in this prospectus assumes:

●	that the assumed public offering price is $5.25 per Unit, which is the mid-point of the estimated offering price range described on the cover of this prospectus;
●	no exercise of 65,995,920 outstanding warrants;
●	no exercise of the Purchase Warrants included in the Units;
●	no exercise of the Representative’s Warrants;
●	no exercise of the Representative’s option to purchase additional shares of Common Stock and/or Purchase Warrants from us in this offering; and
●	no exercise of the 7,440,000 shares of our Common Stock issuable upon the exercise of stock options outstanding.

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Summary of Financial Data

The summary of financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The statements of operations data for the years ended December 31, 2019 and 2018 have been derived from our audited financial statements included elsewhere in this prospectus. We have derived the statement of operations data for the six months ended June 30, 2020 and 2019 and the balance sheet data as of June 30, 2020 from our unaudited financial statements appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that should be expected in any future periods, and our results for any interim period are not necessarily indicative of results that should be expected for any full year.

	Six Months ended June 30, 2020	Six Months Ended June 30, 2019	Year Ended December 31, 2019	Year Ended December 31, 2018
	US$	US$	US$	US$
	(unaudited)	(unaudited)	(audited)	(audited)
Statement of operation data:
Revenues	$-	$-	$-	$401,620
Gross profit	$-	$-	$-	$401,620
Operating expenses	$3,434,993	$747,253	$2,621,867	$1,361,567
Operating income (loss)	$(3,434,993)	$(747,253)	$(2,621,867)	$(959,947)
Other non-operating income (expense), net	$(185,143)	$(132,990)	$(287,983)	$(209,030)
Provision for income taxes	$-	$-	$-	$-
Net income (loss)	$(3,620,136)	$(880,243)	$(2,909,850)	$(1,168,977)
Earnings (loss) per share, basic	$-	$-	$-	$-
Earnings (loss) per share, diluted	$-	$-	$-	$-
Weighted average shares outstanding, basic	844,468,378	828,912,974	835,587,422	816,874,442
Weighted average shares outstanding, diluted	844,468,378	828,912,974	835,587,422	816,874,442

Balance sheet data
Current assets	$63,182	$674,228	$156,769	$20,555
Total assets	$586,152	$1,276,033	$750,850	$71,383
Current liabilities	$6,436,073	$4,696,189	$5,584,383	$4,530,606
Total liabilities	$6,899,755	$5,343,298	$6,138,908	$4,530,606
Total equity (deficit)	$(6,313,603)	$(4,067,265)	$(5,388,058)	$(4,459,223)

* * Share amounts do not give effect to the Reverse Split.

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RISK FACTORS

An investment in our Units involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before you decide to buy any Units. Any of the following risks could cause our business, results of operations and financial condition to suffer materially, causing the market price of our shares of Common Stock to decline, in which event you may lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently do not deem material may also become important factors that may materially and adversely affect our business.

Risk Related to Our Company

The report of the independent registered public accounting firm on our 2019 and 2018 financial statements contains a going concern qualification.

The report of the independent registered public accounting firm covering our financial statements for the years ended December 31, 2019 and December 31, 2018 stated that certain factors, including that we have a working capital and shareholder deficit, raised substantial doubt as to our ability to continue as a going concern. Because we are not yet producing sufficient revenue to sustain our operating costs, we are dependent upon raising capital to continue our business. If we are unable to raise capital, our ability to continue could remain an ongoing concern.

We may be unable to generate significant revenues and may never become profitable.

We generated $401,620, $0 and $0 in revenue for the years ended December 31, 2018 and 2019 and the quarter ended June 30, 2020, respectively, and do not currently have any recurring sources of revenues, making it difficult to predict when we will be profitable. We expect to incur significant research and development costs for the foreseeable future. We may not be able to successfully market fiber products we produce in the future that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

As a result of our limited operating history, we may not be able to correctly estimate our future revenues, operating expenses, need for investment capital, or stability of operations, which could lead to cash shortfalls.

We have a limited operating history from which to evaluate our business. Our failure to develop additional transgenic silkworms would have a material adverse effect on our ability to continue operating. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies at our stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of our fiber product we are producing, our historical financial data is of limited value in estimating future operating expenses. Our budgeted operating expense levels are based in part on our expectations concerning future revenues. However, our ability to generate any revenues depends largely on the market acceptance of the fibers we develop, which is difficult to forecast accurately. The failure of our target markets to adopt our products would have a material adverse effect on our business.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance. Our quarterly and annual expenses are likely to increase substantially over the next several years depending upon the level of fiber development activities. Our operating results in future quarters may fall below expectations. Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share.

We derived all of our revenue from a single large customer.

Historically, we have relied on one customer, the U.S. Army, for all of our revenue and accounts receivable. The U.S. Army comprised 100% of our revenue from 2016 to 2018. When our contract with the U.S. Army expired, we did not have any other customers. As such, we did not produce any revenue in 2019 and have been financing our operations with an equity investment from a shareholder. Failure to secure additional customers will adversely affect our ability to sustain operations.

We may be unable to maintain an effective system of internal controls and accurately report our financial results or prevent fraud, which may cause our current and potential stockholders to lose confidence in our financial reporting and adversely impact our business and our ability to raise additional funds in the future.

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Effective internal controls are necessary for us to provide reliable financial statements and effectively prevent fraud. We have no internal audit function. As we noted in our annual report on Form 10-K for the year ended December 31, 2019, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended because we had material weaknesses, as described below; we also noted in our quarterly report on Form 10-Q for the six months ended June 30, 2020 that (i) there were no changes in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the our internal control over financial reporting, and (ii) our disclosure controls and procedures were not effective to cause the information required to be disclosed by us in reports that we file or submit under the Exchange Act to be recorded, processed, summarized and reported within the time periods prescribed by SEC, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Though we have taken some steps to address our material weaknesses in our internal control over financial reporting, including education of management of disclosure requirements and financial reporting controls, we still have not eliminated the material weakness in our internal controls over financial reporting. If we cannot provide reliable financial statements or prevent fraud, our operating results and our reputation could be harmed as a result, causing stockholders and/or prospective investors to lose confidence in management and making it more difficult for us to raise additional capital in the future.

In our “Management’s Annual Report on Internal Control Over Financial Reporting” that appeared in our annual report on Form 10-K for the year ended December 31, 2019, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended based on a material weakness associated with our lack of qualified resources to perform the internal audit functions properly, no segregation of duties that results in ineffective controls over financial reporting and lack of control over related party transactions. As reported in our most recent we are taking some remediation steps to help address our material weaknesses in our internal control over financial reporting, but we do not expect to remediate the weaknesses in our internal controls over financial reporting until the time when we start to commercialize a recombinant fiber (and, therefore, may have sufficient cash flow for hiring personnel to handle our accounting and reporting functions).

We currently do not have patent rights to the products we are seeking to develop and we currently license some of the genetic sequences and genetic engineering technology we need to develop our products. If any third party challenges our claim to intellectual property rights in the fiber products we are seeking to develop or the intellectual property rights that we license, our business may be materially harmed.

We do not have utility or design patents to the fibers and products we are seeking to develop. It is possible that the fiber products we are seeking to develop could be imitated or directly manufactured and sold by a competitor. In addition, some or all of our research, development ideas and proposed products may be covered by patent rights held by some other entity. In that event, we could incur substantial liability, we could be subject to litigation and claims, and our business would be materially adversely affected.

In addition to the Notre Dame Agreements, we also entered into intellectual property licensing agreements with the University of Wyoming and Sigma-Aldrich. Pursuant to these licensing agreements, we have obtained certain exclusive rights to use intellectual property and genetic sequences owned by these universities. However, we have no guarantee of the viability of these intellectual property rights or the rights that we have licensed do not infringe on the legal rights of third parties. The intellectual property rights that we have licensed could be challenged or voided or we could realize that the licensed intellectual property is worthless and without utility. We may also need to license additional intellectual property from persons or entities in order to successfully complete our research and development, and we cannot be certain that we will be able to enter into a license agreement with such persons or entities. If we cannot enter into such license agreements, our operations will be adversely affected and our prospects negatively affected.

We have no assurance of the future grant of patents for technologies we hope to develop. If we are unable to secure intellectual property protection rights for new technologies developed, our business would be materially harmed.

We may not successfully manage any growth that we may experience.

Our future success will depend upon not only product development, but also on the expansion of our operations and the effective management of any such growth, which will place a significant strain on our management and on our administrative, operational, and financial resources. To manage any such growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed as our growth could be adversely affected by such mismanagement.

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Our development of recombinant silk products and development programs depends upon third-parties.

As we bring our product to market we will need to develop new relations and collaborations with wholesalers, retailers, silk spinners, weavers, and freight handlers and end product developers. We expect to depend upon independent collaborations with textile producers, to conduct development of applications for our transgenic silkworm and recombinant silk polymers, such as recombinant spider silk. We expect that these collaborators would perform services under agreements with us. Such agreements are often standard-form agreements typically not subject to extensive negotiation. These collaborators would not be our employees, and in general we would not control the amount or timing of resources that they devoted to our product development programs. These future collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to product developments programs using our transgenic silkworm technologies, or if their performance is substandard, our introduction of protein based fiber products will be delayed or may not result at all. These future collaborators may also have relationships with other commercial entities, some of whom may compete with us.

If conflicts arise with our collaborators, they may act in their self-interests, which may be adverse to our interests.

Conflicts may arise in collaborations we have entered into or may enter into due to one or more of the following:

●	disputes with respect to payments that we believe are due under a collaboration agreement;

●	disagreements with respect to ownership of intellectual property rights;

●	unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities, or to permit public disclosure of these activities;

●	delay of a collaborator’s development or commercialization efforts with respect to our product development; or

●	termination or non-renewal of the collaboration.

In addition, in our collaborations, we may be required to agree not to conduct independently, or with any third party, any research or developments that are competitive with the research conducted under our collaborations. Our collaborations may have the effect of limiting the areas of research or product commercialization that we may pursue, either alone or with others. Our collaborators, however, may be able to develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations.

If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of Kim Thompson, who is our founder, Chief Executive Officer, Chief Financial Officer, President, and sole director. Mr. Thompson is critical to our overall management as well as the development of our technology, our culture and our strategic direction. While Mr. Thompson does not possess formal training in the field of scientific research and development, his core ideas and inventions serve as the basis for our technologies and products. We do not maintain a key-person life insurance policy on Mr. Thompson. The loss of Mr. Thompson would materially harm our business.

As our business grows, we will need to hire highly skilled personnel and, if we are unable to hire, retain, or motivate additional qualified personnel, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our company. Competition in our industry for qualified employees remains intense as the skills we require in our employees are highly specialized. We compete with companies in the biotechnology and pharmaceutical industries that seek to retain scientists with genetic engineering experience and expertise. We expect that over the longer term we will continue to face stiff competition and may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

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If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market products we may develop, we may not be able to generate product revenue.

We do not currently have an organization for the sales, marketing and distribution of any fiber products that we expect to develop. In order to market any products that may be developed, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We may be unable to meet or sustain pricing or material performance requirements.

We are not aware of any other company that has established a commercially viable and cost-effective production system for recombinant spider silks. If we are unable to match or sustain the pricing requirement for our target markets or maintain material performance expectations, it may have a material adverse impact on our business.

We have limited intellectual property protection in foreign markets, which could affect our ability to grow our markets and increase our revenue.

The intellectual property that we licensed from Notre Dame, University of Wyoming and Sigma-Aldrich is covered by a series of U.S. patents and U.S. patent applications with limited or no international patent protection. Foreign competitors could be using the same technology that we have licensed, which would affect our ability to expand our markets beyond the United States. We are aware that international laboratories and potential competitors are using the “piggyback” gene splicing technology for the genetic modification of silkworm. Such limited foreign intellectual property could affect our ability to introduce fiber products in international markets or effectively compete in such markets.

We may fail to foresee challenges with international operations.

The Company and its current management have no history or experience in establishing and developing international business units and production facilities. Our future success will depend heavily upon on our ability to oversee production operations at facilities and locations outside of the United States and management’s day-to-day oversight. Unforeseen challenges in sustaining efficient operations, decreases in product quality, language and cultural difference, or theft of intellectual property from these satellite production facilities, or other yet undiscovered challenges could have an adverse material effect on us.

The patents underlying our license agreements could expire or be invalidated prior to our commercializing our specialty fibers, which would result in the loss of our competitive edge and could negatively impact our revenues and results of operations.

The patent rights that we license could expire or be invalidated before we are ready to market or commercialize any fiber product, or while we are still in research and development phases of proposed products, in which event the patents would be worthless and would not protect us from potential competitors who would then have low barriers to entry and who would be in a position to compete more effectively with us.

Our management has no previous experience in developing, producing, marketing, or selling recombinant fiber which may have a negative effect on our ability to develop or sell our products.

Since, to our knowledge, commercialization of spider silk on a large scale has yet to be accomplished, we are not aware of any candidates with specific experience in this field. There may be numerous hurdles and obstacles that we are not currently able to foresee.

Our current management has limited experience in developing, marketing and selling recombinant fiber and the other products that we intend to develop and market. Additionally, our current management has no formal training in the business of scientific research and development, which may be critical to our success. The inexperience of our management and lack of experienced workforce may negatively affect our ability to succeed in developing, marketing and/or distributing our proposed products.

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We may be unprepared for technological changes in our industry, which could result in our products being obsolete or replaced by better technology.

The industry in which we participate is subject to rapid business and technological changes. The business, technology, marketing, legal and regulatory changes that could occur may have a material adverse impact on us. New inventions and product innovations may make our proposed products obsolete. Potential customers may prefer existing materials to our new technology. New materials may come to market that outperform our technologies. Other researchers may develop and patent technologies which make our line of research obsolete. We may not have the financial or technical ability to keep up with our competitors.

Our business is based on scientific research which has not demonstrated commercial viability and makes our business highly risky.

We are engaging in research and development of new recombinant silk fibers. Due to the speculative nature of this scientific research, our chances of success are uncertain and we cannot guarantee that we will succeed in developing new fibers that deliver performance results to meet customer requirements or obtain commercial acceptance. An investment in us, therefore, is highly speculative and risky.

The fibers we develop could expose us to product liability claims, which could have a negative impact on our results of operations.

The fibers we are seeking to develop may subject us to product liability claims if widely used, including but not limited to design defect, environmental hazards, quality control, and durability of product. This potential liability is increased by virtue of the fact that our products in development may be used as protective and safety materials. The fibers and end products we are developing are based on a GMO and are subject to public opinion, risks, and concerns regarding GMOs. There is tremendous potential liability to any person who is injured by, or while using, one of our products. As a manufacturer, we may be strictly liable for any damage caused by our products. This liability might not be covered by insurance, or may exceed any coverage that we may obtain.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition, or results of operations.

We may be subject to product recalls, withdrawals, or seizures if any of our products are believed to cause injury. A recall, withdrawal, or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal, or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition, or results of operations.

Ethical, legal and social concerns about synthetic biologically engineered products and processes could limit or prevent the use of products or processes using our technologies, limit consumer acceptance and limit our revenues.

Our technologies involve the use of genetically engineered (“GE”) products or technologies. Public perception about the safety and environmental hazards of, and ethical concerns over, GE products and processes could influence public acceptance of our and our collaborators’ technologies, products and processes.

The subject of GMOs has received negative publicity, which has aroused public debate. This adverse publicity has led to, and could continue to lead to, greater regulation and trade restrictions on imports of genetically altered products. Further, there is a risk that products produced using our technologies could cause adverse health effects or other adverse events, which could also lead to negative publicity.

There is also an active and vocal group of opponents to GMOs who wish to ban or restrict the technology and who, at a minimum, hope to sway consumer perceptions and acceptance of this technology. Their efforts include regulatory legal challenges and labeling campaigns for genetically modified products, as well as application of pressure to consumer retail outlets seeking a commitment not to carry genetically modified products. Further, these groups have a history of bringing legal action against companies attempting to bring new biotechnology products to market. We may be subject to future litigation brought by one or more of these organizations in their attempt to block the development or sale of our products. In addition, animal rights groups and various other organizations and individuals have attempted to stop genetic engineering activities by pressing for legislation and additional regulation in these areas. We may not be able to overcome the negative consumer perceptions and potential legal hurdles that these organizations seek to instill or assert against our products, and our business could be harmed.

If we are not able to overcome the ethical, legal and social concerns relating to genetic engineering, products and processes using our technologies may not be accepted. These concerns could result in increased expenses, regulatory scrutiny, delays or other impediments to our programs or the public acceptance and commercialization of products and processes dependent on our technologies or inventions. Our ability to develop and commercialize products, or processes using our technologies could be limited by public attitudes and governmental regulation.

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Inadvertent releases or unintended consequences of releases of synthetic biology technologies by us or others could lead to adverse effects on our business and results of operations.

The genetically engineered technologies that we develop may have significantly enhanced strength and elasticity characteristics compared to those found in native silkworms. While we produce these technologies only for use in a controlled industrial environment, the release of such technologies into uncontrolled environments could have unintended consequences. Any adverse effect resulting from such a release, by us or others, could have a material adverse effect on the public acceptance of our products and our business and financial condition. Such a release could result in enhanced regulatory activity and we could have exposure to liability for any resulting harm.

Potential future regulations limiting our ability to sell or produce genetically engineered products could harm our business.

We expect to develop biologic products using GMOs. Products derived from GMOs may in some instances be subject to bans or additional regulation by federal, state, local and foreign government agencies. These agencies may not allow us or our collaborators and licensees to produce and market products derived from GMOs in a timely manner or under technically or commercially feasible conditions.

Further, we and our current and future collaborators and licensees are subject to regulations in the other countries in which we operate outside of the U.S., which may have different rules and regulations depending on the jurisdiction. Different countries have different rules regarding which products qualify as GMO. If any of these countries expand the definition of GMO and increase the regulatory burden on GMO products, our business could be harmed.

Other changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures and other financial obligations that could adversely affect our business or financial results.

Our operations would be negatively affected by any dispute with our collaborating universities or by labor unrest (such as disputes, strikes or lockouts) between such universities and their academic staff.

We have signed intellectual property, sponsored research and collaborative research agreements with one or more universities. The continued cooperation of these universities, as well as the cooperation of other institutions and or universities is essential for the success of the Company. In the event of a material dispute with one or more of the universities, such a dispute could create a cessation of operations for a period of time that could be detrimental to our operations and survival. Additionally, a material dispute between any such university and its employees could create a cessation of operations for a period of time that could be detrimental to our product development.

Our competitors are larger with greater financial resources than we have and we may face increased competition due to the low barriers of entry to our industry.

We compete directly with numerous other companies with similar product lines and/or distribution that have extensive capital, resources, market share, and brand recognition. There are few barriers to entry on the industry in which we compete, namely the textile, specialty fabric and technical textile industries. This creates the strong possibility of new competitors emerging, and of others succeeding in developing the same or similar fibers that we are trying to develop. The effects of this increased competition may be materially adverse to us and our stockholders.

We may face various governmental regulations, which could increase our costs and lower our future profitability.

We face various governmental regulations regarding import/export, taxes, transgenics and biological research. Transgenic product manufacture and distribution, environmental regulation and packaging requirements may be adverse to our operations, research and development, revenues, and potential profit. We are especially at risk from governmental restriction and regulations related to the development of materials by use of transgenic organisms and GMOs. Federal and state regulations impose strict regulation on the use, storage, and transportation of such transgenic organisms. Such rules impose severe penalties on us for any breach of regulations, for any spill, release, or contamination caused while the substances are under our direct or indirect ownership or control. We are not aware of any such breach of governmental regulation, or of any spill, release, or contamination, however, if such a release, or other regulatory breach does occur in the future, the resulting clean-up costs, and/or fines and penalties, would cause a material negative effect on the Company and our financial future.

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We face additional challenges associated with operating in overseas locations, which have additional governmental regulations and restrictions. Those regulations are subject to change and interpretation relating to GMO’s. Such changes could limit our ability to sell or produce GMO products. We cannot be assured that what is allowed today will be allowable in the future.

We may face unforeseen challenges with the import and export of our products.

The success of our operations depends on our ability to ship the silk fibers and yarns produced by GMO’s. There is no guarantee that the existing authorizations and interpretations of rules will remain in effect. Increasing restrictions on the shipping of products with GMO’s or importation of GMO’s may materially impact our business.

Our international operations will be subject to the laws of the jurisdictions in which we operate.

A significant portion of our business operations will occur in Vietnam. We will be generally subject to laws and regulations applicable to foreign investment in Vietnam. The Vietnamese legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

We cannot predict the effect of future developments in the legal systems of developing countries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government’s decisions by the superior government. These uncertainties may limit legal protections available to us.

We may be adversely affected by economic and political conditions in the countries where we operate.

We operate in Vietnam. Economic and political changes in these countries, such as inflation rates, recession, foreign ownership restrictions, restrictions on transfer of funds into or out of a country and similar factors may adversely affect results of operations.

While it is our understanding that the economy in Vietnam has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various economic sectors. The government of Vietnam has implemented various measures to encourage or control economic growth and guide the allocation of resources. Some of these measures benefit the overall Vietnamese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments, land use or changes in tax regulations that are applicable to us.

The Vietnamese economy has been transitioning from a planned economy to a more market-oriented economy4. Although in recent years the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in Vietnam are still owned by the Vietnamese government. The continued control of these assets and other aspects of the national economy by Vietnam government could materially and adversely affect our business. The Vietnamese government also exercises significant control over Vietnamese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Vietnamese government to slow the pace of growth of the Vietnamese economy could negatively affect our business.

Our business, operations and plans and timelines have been adversely affected by the effects of health epidemics, including the recent COVID-19 pandemic, on the manufacturing, production and other business activities performed by us or by third parties with whom we conduct business, including our suppliers, target end market potential collaboration partners, and others.

 4 https://www.lowyinstitute.org/publications/missing-middle-political-economy-economic-restructuring-vietnam

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Our business could be further adversely affected by health epidemics wherever we have business operations. In addition, health epidemics could cause significant disruption in the operations of third-party manufacturers, CROs and other third parties upon whom we rely. For example, in December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries worldwide, including the United States. Our headquarters is located in Michigan and our manufacturers are located in Vietnam. This spread resulted in the Company furloughing all non-essential personnel and pausing its production operations. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government imposed travel restrictions on travel between the United States, Europe and certain other countries. Further, the President of the United States declared the COVID-19 pandemic a national emergency and invoked powers under the Stafford Act, the legislation that directs federal emergency disaster response, and under the Defense Production Act, the legislation that facilitates the production of goods and services necessary for national security and for other purposes. We have implemented work-from-home policies for all employees. The effects of the executive order and our work-from-home policies may negatively impact productivity, disrupt our business and delay our timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

Quarantines, shelter-in-place and similar government orders, or the expectation that such orders, shutdowns or other restrictions could occur, whether related to COVID-19 or other infectious diseases, could impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which could disrupt our supply chain or end markets. For example, we may face shortages in mulberry feed for our silkworms as a result shifting agricultural priorities, or a drop in demand for our finished materials as a result of an economic downturn. In addition, closures of transportation carriers and modal hubs could materially impact our development and any future commercialization timelines.

If our relationships with our suppliers or other vendors are terminated or scaled back as a result of the COVID-19 pandemic or other health epidemics, we may not be able to enter into arrangements with alternative suppliers or vendors or do so on commercially reasonable terms or in a timely manner. Switching or adding additional suppliers or vendors involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new supplier or vendor commences work. As a result, delays occur, which could adversely impact our ability to meet our desired clinical development and any future commercialization timelines. Although we carefully manage our relationships with our suppliers and vendors, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have an adverse impact on our business, financial condition and prospects. See “—Risks Related to Our Dependence on Third Parties.”

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

We expect the temporary closing of our facility in Vietnam to result in a 4-6 months delay in our production expansion schedule, although given the uncertainty of the situation, it could be longer. As of the date hereof, Vietnam does not have any work restrictions impacting our facility. However, current U.S. travel restrictions may prevent us from shipping the eggs we are now producing in the U.S. to Vietnam; as soon as the eggs are shipped, we can restart operations at the facility. However, the global pandemic of COVID-19 continues to evolve rapidly and therefore we cannot guarantee that we will be able to ship our eggs to Vietnam in a timely manner, if at all or that we will not have to close the facility again in the future. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Impact of COVID-19 Outbreak.”

Our production system is based upon living transgenic organisms.

Our production system is based on transgenic silkworms. Therefore, anything affecting the lifecycle of those silkworms, including but not limited to disease, climate, or nutrition could have significant negative effects on our production or our products. Such negative effects to our production could materially adversely affect our operations and ability to receive revenue in the future.

Risks Related to This Offering and Our Common Stock

Our sole Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

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Collectively, due to the voting rights features of the Series A Preferred Stock (which is owned solely by our chief executive officer), our officers and directors own an aggregate of 222,768,160 shares of our capital stock, or approximately 49.65% of our outstanding voting securities. As a result, currently, and after this offering, they will possess significant influence and can elect a majority of our Board and authorize or prevent proposed significant corporate transactions without the votes of any other stockholders. They are expected to have significant influence over a decision to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Common Stock or prevent our shareholders from realizing a premium over the then-prevailing market price for their Common Stock.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Our Reverse Stock Split may not result in a proportional increase in the per share price of our Common Stock.

The effect of the Reverse Stock Split on the market price for our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the prices for shares of the common stock after the Reverse Stock Split will increase proportionately to prices for shares of our Common Stock immediately before the Reverse Stock Split. The market price of our common stock may also be affected by other factors which may be unrelated to the Reverse Stock Split or the number of shares issued and outstanding.

Furthermore, even if the market price of our Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock. There is also the possibility that liquidity may be adversely affected by the reduced number of shares which would be issued and outstanding when the Reverse Stock Split is effected, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Stock Split is effected. Accordingly, our total market capitalization after the Reverse Stock Split may be lower than the market capitalization before the Reverse Stock Split.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of our Common Stock. As a result, investors in this offering will incur immediate dilution of $[  ] per share, based on the assumed public offering price of $5.25 per Unit (the midpoint of the range indicated on the front cover of this prospectus). Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We may need to raise additional capital by sales of our securities, which may adversely affect the market price of our Common Stock and your rights in us may be reduced.

We expect to continue to incur product development and selling, general and administrative costs, and in order to satisfy our funding requirements, we will need to continue to raise additional capital above and beyond the anticipated proceeds of this offering. The sale or the proposed sale of substantial amounts of our Common Stock or other securities in the public markets may adversely affect the market price of our Common Stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing Common Stock. Furthermore, additional capital may not be available in sufficient amounts or on reasonable terms, if at all, and our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic.

We do not intend to pay dividends.

We have never declared or paid any cash dividends on our securities. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

An active, liquid, and orderly market for our common stock or Purchase Warrants may not develop.

Our Common Stock is expected to trade on Nasdaq or other national exchange as of the effective date of the registration statement of which this prospectus forms a part and we intend to seek a listing on Nasdaq or other national exchange for our Purchase Warrants. An active trading market for our Common Stock or Purchase Warrants may never develop or be sustained. If an active market for our Common Stock or Purchase Warrants does not continue to develop or is not sustained, it may be difficult for investors to sell shares of our Common Stock or Purchase Warrants without depressing the market price and investors may not be able to sell the shares of our Common Stock or Purchase Warrants at all. An inactive market may also impair our ability to raise capital by selling our Common Stock or Purchase Warrants and may impair our ability to acquire other businesses, applications, or technologies using our Common Stock or Purchase Warrants as consideration, which, in turn, could materially adversely affect our business.

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While we are seeking to list our Common Stock and Purchase Warrants on Nasdaq, there is no assurance that either of such securities will be listed on Nasdaq or any stock exchange.

While we are seeking to list our Common Stock and Purchase Warrants on Nasdaq, we cannot ensure that either of such securities will be accepted for listing on Nasdaq or with regard to the Purchase Warrants, any exchange. Should our Purchase Warrants be rejected for listing on Nasdaq, we will seek to have our Purchase Warrants quoted on the OTC Markets, in which event the trading price of our Purchase Warrants could suffer, the trading market for our Purchase Warrants may be less liquid, and our Purchase Warrant price may be subject to increased volatility. If we fail to have our Purchase Warrants quoted on the OTC Markets, there will be no public market for our Purchase Warrants.

The Purchase Warrants may not have any value.

Each Purchase Warrant will have an exercise price equal to the per share public offering of our Units and will expire on the fifth anniversary of the date they first become exercisable. In the event our Common Stock price does not exceed the exercise price of the Purchase Warrants during the period when the warrants are exercisable, the Purchase Warrants may not have any value.

The market price of our Common Stock may be volatile and may be affected by market conditions beyond our control, and you may not be able to sell our Common Stock.

Publicly traded companies generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our securities, regardless of our actual operating performance.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our shares of Common Stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of revenue to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain its current market price, or as to what effect the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

The market price of our Common Stock is subject to significant fluctuations in response to, among other factors:

●	the significant downward pressure on our Common Stock price caused by the sale of a significant number of shares could cause our Common Stock price to decline, thus allowing short sellers of our Common Stock an opportunity to take advantage of any decrease in the value of our Common Stock;
●	the presence and action of short sellers in our Common Stock;
●	market acceptance of our existing products, as well as products in development;
●	the timing of regulatory approvals;
●	our ability or the ability of third-party distributors to sell, market, and distribute our products;
●	our ability or the ability of our contract manufacturers to manufacture our products efficiently;
●	changes in our financial performance or a change in financial estimates or recommendations by securities analysts;
●	our ability to raise additional funds to complete development of our pharmaceutical product candidates;
●	announcements of innovations or new products or services by us or our competitors;
●	the emergence of new competitors or success of our existing competitors;
●	operating and market price performance of other companies that investors deem comparable;

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●	sales or purchases of our Common Stock by insiders;
●	commencement of, or involvement in, litigation;
●	changes in governmental regulations; and
●	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stock in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations.

If any of the foregoing occurs, it could cause the price of our Common Stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and distract our Board and management.

We are currently subject to penny stock regulations and restrictions and if we continue to be subject to such regulations and restrictions you may have difficulty selling shares of our Common Stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

After giving effect to this offering and the Reverse Stock Split and our listing on Nasdaq or other national exchange, our Common Stock will not be a “penny stock”. There can be no assurance that our shares of Common Stock will continue to not be a “penny stock” because of its price or qualification for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risk Factors Related to Uplisting on the Nasdaq Capital Market or Another National Exchange

Our ability to uplist our Common Stock to the Nasdaq Capital Market or another national exchange is contingent on our meeting applicable initial listing criteria.

We have applied for our Common Stock to be listed on the Nasdaq Capital Market or another national securities exchange. Each exchange requires companies desiring to list their common stock to meet certain listing criteria including total number of stockholders; minimum stock price, total value of public float, and in some cases total stockholders’ equity and market capitalization. Our failure to meet such applicable listing criteria would prevent us from listing our Common Stock on the Nasdaq Capital Market or another national exchange. In the event we are unable to uplist our Common Stock, our Common Stock will continue to be quoted on the OTCQB, which is generally considered less liquid and more volatile than a national securities exchange. Our failure to uplist our Common Stock could make it more difficult for you to trade our Common Stock, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our Common Stock being less than it would be if we were able to uplist.

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If the Nasdaq Capital Market or another national exchange does not list our securities for quotation, it could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied for our Common Stock to be listed on the Nasdaq Capital Market, or another national securities exchange. After giving effect to this offering, we expect to meet, on a pro forma basis, the Nasdaq Capital Market’s minimum initial listing standards, which generally only mandate that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares, bid price and distribution requirements. We cannot guarantee that we will be able to meet those initial listing requirements. If the Nasdaq Capital Market or another national exchange does not list our common stock for trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares of or Common Stock are “penny stock,” which will require brokers desiring to recommend our shares of Common Stock to their clients to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Common Stock is listed on the Nasdaq Capital Market or another national exchange, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq Capital Market or another national exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our application to uplist is approved, our failure to meet the continued listing requirements of the Nasdaq Capital Market or another national exchange could result in a delisting of our Common Stock.

If our application to list our Common Stock on the Nasdaq Capital Market or another national exchange is approved, and thereafter we fail to satisfy the continued listing requirements of the Nasdaq Capital Market or another national exchange, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Capital Market or another national exchange may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we anticipate that we would take actions to restore our compliance with the Nasdaq Capital Market or another national exchange’s listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to remain listed on the Nasdaq Capital Market or another national exchange, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Capital Market or another national exchange ’s minimum bid price requirement, or prevent future non-compliance with the Nasdaq Capital Market or another national exchange ’s listing requirements.

We will continue to incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements as a result of our planned efforts to uplist our Common Stock to the Nasdaq Capital Market or another national exchange.

We will continue to incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements if our uplisting to the Nasdaq Capital Market or another national exchange is successful. As a public company, we will continue to incur significant legal, accounting and other expenses. For example, if our uplisting application to the Nasdaq Capital Market or another national exchange is successful, we will be subject to mandatory reporting requirements of the Exchange Act, which require, among other things, that we continue to file with the SEC annual, quarterly and current reports with respect to our business and financial condition, that we were not required to file as a voluntary reporting company (though we did file such reports with the SEC on a voluntary basis). We have incurred and will continue to incur costs associated with the preparation and filing of these SEC reports. Furthermore, if our planned uplisting to the Nasdaq Capital Market or another national exchange is successful, we will be subject to mandatory new corporate governance and other compliance requirements. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Nasdaq Capital Market or another national exchange have imposed various other requirements on public companies. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact (in ways we cannot currently anticipate) the way we operate our business. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

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In addition, if and when we cease to be a smaller reporting company and become subject to Section 404(b) of the Sarbanes-Oxley Act, we will be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed time period, we will continue to be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to dedicate substantially greater internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that our independent registered public accounting firm, when required, will not be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Our Common Stock is currently quoted on the OTCQB, which may not be indicative of the price at which our stock may trade upon listing on the Nasdaq Capital Market or another national exchange.

Our Common Stock is quoted on the OTCQB. The OTCQB is a significantly more limited market than the Nasdaq Capital Market or another national exchange. Although we intend to list our Common Stock on the Nasdaq Capital Market or another national exchange in connection with this offering, an adequate trading market for the securities may not develop or be sustained after this rights offering. In addition, if our shares are approved for listing on the Nasdaq Capital Market or another national exchange, the per share trading prices may differ significantly to trading prices previously quoted while on the OTCQB. There can be no assurance that the Company’s share price will demonstrate the same trading characteristics of historical price and volume on the Nasdaq Capital Market that were demonstrated while listed on the OTCQB. Accordingly, after listing, we could fail to satisfy the continued listing requirements of the Nasdaq Capital Market or another national exchange, such as the minimum closing bid price requirement. The Nasdaq Capital Market or another national exchange could take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including very recently in connection with the ongoing COVID-19 pandemic, which has resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, including potentially worsening economic conditions and other adverse effects or developments relating to the ongoing COVID-19 pandemic, political, regulatory and other market conditions, may negatively affect the market price of shares of our common stock, regardless of our actual operating performance. The market price of shares of our common stock may decline below the initial public offering price, and you may lose some or all of your investment.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our industry and us that involve substantial risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and should not be relied upon.

The forward-looking statements in this prospectus include statements about:

●	Our ability to continue as a going concern;

●	Our ability to generate significant revenues and to become profitable;

●	Our ability to estimate future expenses;

●	The effect of the ongoing COVID-19 pandemic;

●	Our ability to maintain an effective system of internal controls;

●	Our ability to protect our intellectual property rights and to secure additional rights domestically and internationally;

●	Our ability to successfully manage our growth domestically and internationally;

●	Our ability to retain the services of key personnel;

●	Our reliance on independent third-party collaborators to develop and deliver products to market;

●	Our reliance on key management personnel and future need for highly skilled personnel;

●	Our ability to successfully develop sales and marketing for our products;

●	Market acceptance of pricing and performance for products we develop;

●	Our ability to generate sustainable earnings and net operating profits;

●	Our ability to adapt to regulatory and technology changes impacting our industry;

●	The potential for product liability claims regarding our products and the use of GMO’s in our production system;

●	Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

●	Competition in our industry;

●	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	The availability of additional capital to support development;

●	Our production system is based upon living transgenic organisms; and

●	Certain other risks and uncertainties set forth elsewhere in this prospectus under the section titled “Risk Factors”.

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These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, which speak only as of their dates. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of 1,904,762 Units at the assumed public offering price of $5.25 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, will be approximately $10,000,000 or approximately $11,500,000 if the underwriters exercise their option to purchase additional shares of Common Stock and/or Purchase Warrants in full, in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering for expansion of our production operations in (i) Vietnam including capital equipment, facilities improvements, and staffing, and, (ii) working capital and general business purposes. The amounts and timing of these expenditures may vary significantly depending on a number of factors, including the amount of cash generated by our operations, competitive developments, and the rate of growth, if any, of our business. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions. If we obtain additional financing through the issuance of debt or convertible debt securities, then we may use the net proceeds of this offering to repay any such indebtedness.

Use of Proceeds

Production Operations Expansion	$4,520,000
Research and Product Development	$770,000
Working Capital	$2,300,000
Corporate Operations	$462,000
Accrued Expenses	$204,600
Debt Repayment	$726,000
Offering Expenses	$1,000,000

Although we believe that the net proceeds from this offering, together with our cash and cash equivalents, and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot guarantee that this will be the case. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our Board, subject to applicable laws and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our capital stock may also be limited by the terms of any debt instruments or preferred securities issued in the future.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020:

●	on an actual basis (column 1);

●	on a pro forma basis, to give effect to the issuance of two shares of Common Stock issuable upon conversion of the Series A preferred stock; (See “Certain Relationships and Related Transactions”) (column 2);

●	on a pro forma as-adjusted basis to give effect to the proposed Reverse Stock Split of the outstanding common stock at a 1-for-[__] ratio, the sale of 1,904,762 Units by us in this offering at the assumed public offering price of $5.25, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and estimated offering expenses payable by us (column 3).

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of June 30, 2020

	1	2	3
	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
	US$	US$	US$ (1)

Cash	54,710
Common Stock Class A, No Par Value	16,757,079
Common Stock Class B, No Par Value Stock	-
Preferred Stock Series A, No Par Value Stock	5,217,800
Common Stock issuable	22,000
Additional paid-in capital	5,107,560
Statutory reserves	-
Contributed capital	-
Retained earnings/(Losses)	-
Accumulated other comprehensive loss	-
Total Stockholders’ Deficit	(6,313,603)
Total capitalization	20,845,546

(1)	The as adjusted number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of August 20, 2020. The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering to be determined by the Company and the underwriters.

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DILUTION

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock that is part of the Unit you will pay in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

As of June 30, 2020, our as-adjusted net tangible book value was approximately $(6,313,603), or $(0.0074764) per share of Common Stock. Our as-adjusted net tangible book value per share set forth below represents our total tangible assets, less total liabilities, divided by 844,468,378 the number of shares of our Common Stock outstanding on June 30, 2020 after giving effect to the Reverse Stock Split.

After giving effect to the Reverse Stock Split and the sale of 1,904,762 Units in this offering at the assumed public offering price of $5.25 per Unit, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the underwriter discounts and estimated offering expenses payable by us, the as adjusted net tangible book value as of June 30, 2020 would have been approximately $4,079,053, or $0.17722 per share. This represents an immediate increase in net tangible book value to existing stockholders of $0.456 per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of Common Stock in this offering will suffer an immediate dilution of their investment of $5.076 per share. We determine dilution by subtracting the net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of Common Stock.

The following table illustrates this per share dilution to the new investors, after giving effect to the Reverse Stock Split:

Assumed Public offering price per Unit		$5.25
Net tangible book value per share as of June 30, 2020		0.0074764
Increase in net tangible book value per share attributable to the offering		[ ]
As-adjusted net tangible book value per share as of after giving effect to the offering		[ ]
Dilution per share to new investors	$	[ ]

Each $1.00 increase (decrease) in the assumed public offering price of $5.25 per Unit (the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus) per share would increase (decrease) our pro forma net tangible book value after this offering by approximately $2 million, or approximately $[  ] per share, and increase (decrease) the dilution per share to new investors by approximately $[  ] per share, after deducting underwriting discounts and estimated offering fees and expenses payable by us, and assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 shares in the number of shares offered by us would increase (decrease) our pro forma net tangible book value after this offering by approximately $0.5 million, or $[  ] per share, and increase (decrease) the dilution per share to new investors by approximately $[  ] per share, after deducting underwriting discounts and estimated offering fees and expenses payable by us, and assuming that the public offering price remains the same. The pro forma information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares of Common Stock and/or Purchase Warrants in full, our pro forma net tangible book value per share after this offering would be $[  ] per share. This amount represents an immediate increase in net tangible book value of $[  ] per share to our existing stockholders and an immediate dilution in net tangible book value of $[  ] per share to new investors purchasing shares of our common stock in this offering.

The following charts illustrate our pro forma proportionate ownership, upon completion of this offering by present stockholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present stockholders as of the date the consideration was received and by investors in this offering at the public offering price. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased				Total Consideration			Average Price
	Amount (#)		Percent (%)		Amount ($)	Percent (%)		Per Share ($)
Existing stockholders		(1)		%			%	$
New investors	1,904,762			%			%	$5.25
Total			100.0%			100.0%		$

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(1)	The number of Common Stock to be outstanding after this offering is based on 854,410,001 shares of Common Stock outstanding as of August, 20, 2020, and excludes:

●	7,440,000 shares of our Common Stock issuable upon the exercise of stock options outstanding;
●	1,904,762 shares of our Common Stock underlying the Purchase Warrants;
●	138,528 shares of our Common Stock underlying the Representative’s Warrants;
●	65,995,920 shares of our Common Stock underlying any outstanding warrants; and
●	0 shares of our Common Stock issuable upon the conversion of notes and other evidence of indebtedness.

The table below assumes the underwriters’ exercise their over-allotment option, solely into shares of Common Stock, in full:

	Shares Purchased				Total Consideration			Average Price
	Amount (#)		Percent (%)		Amount ($)	Percent (%)		Per Share ($)
Existing stockholders	[ ]	(1)	[ ]	%	[ ]		%	$
New investors	2,190,476		[ ]	%	[ ]	[ ]	%	$5.25
Total	[ ]		100.0%			100.0%		$

(1)	The number of Common Stock to be outstanding after this offering is based on 854,410,001 shares of Common Stock outstanding as of August 20, 2020, and excludes:

●	7,440,000 shares of our Common Stock issuable upon the exercise of stock options outstanding;
●	1,904,762 shares of our Common Stock underlying the Purchase Warrants;
●	138,528 shares of our Common Stock underlying the Representative’s Warrants;
●	65,995,920 shares of our Common Stock underlying any outstanding warrants; and
●	0 shares of our Common Stock issuable upon the conversion of notes and other evidence of indebtedness.

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MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted under the symbol “KBLB” on the OTCQB. You should be aware that over-the-counter market quotations may reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. On the effective date of the registration statement of which this prospectus forms a part, we expect that trading on Nasdaq or other national exchange will be under the same symbol. The high and low bid quotations for our shares of our common stock for each full quarterly period within the two most recent fiscal years and the first fiscal quarter of our current fiscal year are (prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions):

The prices set forth below are NOT adjusted for the effect of the Reverse Stock Split.

	High	Low
Fiscal 2018
Quarter ended March 31, 2018	$0.04	$0.03
Quarter ended June 30, 2018	$0.071	$0.0292
Quarter ended September 30, 2018	$0.07	$0.05
Quarter ended December 31, 2018	$0.0691	$0.0428
Fiscal 2019
Quarter ended March 31, 2019	$0.08	$0.05
Quarter ended June 30, 2019	$0.481	$0.0629
Quarter ended September 30 2019	$0.49	$0.19
Quarter ended December 31, 2019	$0.23	$0.18
Fiscal 2020
Quarter ended March 31, 2020	$0.299	$0.1055
Quarter ended June 30, 2020	$0.2999	$0.12
July 1, 2020 to August 20, 2020	$0.2031	$0.126

As of August 20, 2020, the last reported sale price of our Common Stock on the OTCQB was $0.155 per share.

Holders

As of August 20, 2020, we had 32 holders of record of our Common Stock and 1 holder of our Series A Preferred Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Following his agreement to reduce the voting power of the Series A Preferred Stock, which will not take effect until the Reverse Stock Split is effective, and on a post-Reverse Stock Split basis, the holder of Series A Preferred Stock is entitled to [  ] votes for each share held of record on all matters upon which the Company’s stockholders may vote. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities; each share of Series A Preferred Stock is convertible into one share of Common Stock at the holder’s option. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

We have never declared or paid any cash dividend on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently anticipate that we will retain future earnings to support reinvestments in our business and/or to repay outstanding debt from time to time. Any payment of cash dividends in the future will be at the discretion of our Board and will depend upon, among other things, future operating earnings and cash flows, future capital requirements, contractual restrictions (including those contained in the agreements and instruments governing our debt and the certificates of designation of our convertible preferred stock) and general business conditions.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of the date of this prospectus, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

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Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	27,440,000	0	69,449,360
Total	27,440,000	0	69,449,360

2019 Employee Stock Option Plan

Effective December 9, 2019, we adopted the 2019 Employee Stock Option Plan (“Plan”), with 80,000,000 shares issuable pursuant to the Plan. Beginning on January 1, 2020 and continuing on each January 1st that the Plan is in place, an additional number of shares equal to the lesser of: (i) 2% of the number of shares of Common Stock outstanding (fully-diluted) on the immediately preceding December 31 and (ii) such lower number of shares as may be determined by the Board or committee, shall be added to the number of shares issuable under the Plan. As of the date of this prospectus, 27,440,000 options have been issued pursuant to the Plan and 69,449,360 shares remain issuable pursuant to the Plan, based on the terms of the Plan as set forth above.

Eligibility. The Plan provides for the grant of incentive stock options to our employees and any parent and subsidiary corporations’ employees and for the grant of nonqualified share options, restricted shares, restricted share units, share appreciation rights, share bonuses and performance awards to our employees, directors and consultants and our parent and subsidiary corporations employees and consultants.

Administration. The Plan is administered by the Board or by a committee of not fewer than 2 members, each of whom is an outside Director and all of whom are disinterested, designated by the Board to administer the Plan. The plan administrator determines the terms of all awards.

Types of Awards. The Plan allows for the grant of nonqualified stock options, incentive stock options, restricted share options, restricted stock units, stock appreciation rights, stock bonuses and performance awards.

Award Agreements. All awards under the Plan are evidenced by an award agreement which shall set forth the number of shares subject to the award and the terms and conditions of the award, which shall be consistent with the Plan.

Term of Awards. The term of awards granted under the Plan is ten years.

Vesting Schedule and Price. The plan administrator has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable.

Transferability. Unless the plan administrator provides otherwise, the Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution. Unless otherwise permitted by the plan administrator, options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Adjustments. In the event the Board or committee determines that any dividend or distribution, recapitalization, stock split, reorganization, merger, consolidate, split-up, spin-off, or other similar corporate transact or event affects the shares subject to the Plan such that an adjustment is determined by the Board or committee to be appropriate to prevent dilution or enlargement of the benefits intended to be made under the Plan, appropriate adjustments will be made to the share maximums and exercise prices, as applicable.

Governing Law and Compliance with Law. The Plan and awards granted under it are governed by and construed in accordance with the laws of the Wyoming. Shares will not be issued under an award unless the issuance is permitted by applicable law.

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Amendment and Termination. The Plan terminates ten years from the date it was approved, unless it is terminated earlier by our Board. The Board may amend, alter, suspend, discontinue, or terminate the plan, including, without limitation, any amendment, alternation, suspension, discontinuation, or termination that would impart the rights of any participant, or any other holder or beneficiary of any award thertofore granted, without the consent of any share owner, participant, other holder or beneficiary of an award, or other person, unless required by applicable law.

BUSINESS

Overview

Kraig Biocraft Laboratories, Inc. is a corporation that was incorporated under the laws of Wyoming on April 25, 2006. The inventor of our technology concept, Kim Thompson, is the founder of Kraig Biocraft Laboratories, Inc. and serves as our Chief Executive Officer, Chief Financial Officer and is currently our sole director. We develop high strength fibers using recombinant DNA technology for commercial and defensive applications in both the specialty fiber and technical textile industries. We use genetically engineered silkworms that produce spider silk to create our recombinant spider silk. Our proprietary fibers include natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry, permitting us to introduce materials with innovative properties and claims into an established commercial ecosystem of silkworm rearing, silk spinning and weaving, and the manufacturing of garments and other products that can include our specialty fibers and textiles.

We believe our genetic engineering capabilities will allow us to develop specialized spider silk fibers with greater strength, resiliency and flexibility than traditional silks. Target markets for these materials are expected to be in traditional textiles and technical textile industries, including performance textiles and specialty fibers. Moreover, our technologies are “green” since fibers and textiles do not require petroleum inputs and our production processes are traditional and eco-friendly.

One key market for our products is the technical textile market for specialty fibers. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is currently dominated by two synthetic fiber products that come from petroleum derivatives: (i) aramid fibers, and (ii) ultra-high molecular weight polyethylene fibers. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials). Our recombinant spider silk fibers offer a tougher material which is a biodegradable and sustainable alternative to those existing synthetic petroleum derivative fibers.

The Products

To date, our focus has been on understanding and exploiting the unique characteristics of spider silk, specifically dragline silk from Nephila clavipes (golden orb-web spider) and variants thereof. Such fibers possess unique mechanical properties in terms of strength, resilience and flexibility. Natural spider silk and other high strength natural proteins are made of repeating blocks of simple amino-acids. Through the process of genetic engineering we customize these proteins to generate materials with tailored physical properties.

We are currently in the process of scaling up production of our two leading products, Monster Silk® and Dragon SilkTM at our production facility located in Vietnam.

Monster Silk®

Monster Silk® was the first recombinant spider silk fiber product that we developed. Monster Silk incorporates the natural elasticity of spider silk to make a silk fiber which is more flexible that conventional silk fibers and textiles. We have produced sample products using Monster Silk® including knit fabrics, gloves, and shirts in collaboration with textile mills. We expect that Monster Silk® will have market applications across the traditional textile markets where its increased flexibility will provide increased durability and comfort.

Dragon SilkTM

Dragon SilkTM is the next evolution in recombinant spider silk, combining the elasticity of Monster Silk® with additional high strength elements of native spider silk. Some samples of Dragon SilkTM have demonstrated strength beyond that of native spider silk. This combination of strength and elasticity result in a silk fiber which is soft and flexibly, yet tougher than any synthetic fiber available on the market. Based on inquires we have received from end market leader, we believe that Dragon SilkTM- will have applications in performance apparel, durable workwear, luxury goods and apparel, and composites.

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We are establishing relationships with key market leaders in several end markets and are working to establish exclusive development and sales agreements. For example, we have signed a non-binding, memorandum of understanding with Polartec, LLC (“Polartec”), a leader in high performance non-woven fabrics to develop applications for defensive and protective textiles. Polartec announced a commitment to using 100% biodegradable and recycled materials throughout its product line, and we believe that our engineered “green” silk can contribute to Polartec’s announced goal of fully recycled and biodegradable fleece, knits, fills, and fabric. We are currently in discussions with other end market product manufactures to secure sales and development agreements and hope to begin delivering product and generating revenue in 2020.

On April 16, 2020, we announced that we successfully developed a new technology platform, based on a non-CRISPR gene editing knock-in knock-out technology. This is the first knock-in knock-out technology essentially pure spider silk transgenic in our history. The new technology, which is the result of over ten years of effort, hits the target of one of our primary technological goals and what we believe opens the door for large scale U.S. production. Other than the silkworm’s remaining specifically desired native silk protein elements, we are now able to produce nearly pure spider silk. Based on our internal studies, the new technology has a purity rate that is about ten times greater than Dragon Silk, a fiber that we developed with our previous tools. Based on our internal testing, Dragon Silk has demonstrated to be tougher than many fibers used in bullet proof vests and we expect that the increased spider silk purity, created using this new approach, will yield materials beyond those capabilities. This new system utilizes our eco-friendly and cost-effective silkworm production system, which we believe is more advanced than any of the competing methods. We have already begun the validation process for the first of these new transgenics and anticipate that U.S. production will be possible as early as 2022 or 2023.

Our Technology

Our technology builds upon the unique advantages of the domesticated silkworm. The silkworm is an efficient commercial and industrial producer of protein based polymers, and forty percent (40%) of the caterpillars’ weight is devoted to the silk glands. The silk glands produce large amounts of an insoluble protein called fibroin, which the silkworm spins into a composite protein thread (silk).

We use our genetic engineering technology to create proprietary recombinant silk polymers from the silkworms. On September 29, 2010, we, along with our collaborators at Notre Dame created approximately twenty different strains of transgenic silkworm which produce recombinant silk polymers. In April 2011, we entered into a licensing agreement with Sigma-Aldrich which provides us the use of Sigma-Aldrich’s zinc finger technology to accelerate and enhance our product development. In October of 2017, with the support of funding from the U.S. Army, we transitioned our research operations out of Notre Dame and into our own research and development headquarters.

Our transgenic silkworms are created by inserting the genes expressing spider silk with either natural or engineered amino acid sequences into the embryos of the silkworm. The spider silk sequence is introduced to the embryo of the silkworm and incorporated into the silkworm genome using state of the art molecular biology approaches. The spider sequence is created on a circular loop of DNA called a plasmid. We developed a method to alter the plasmid DNA to more readily allow the mixing and matching of various spider DNA genes. In this way, we can combine different spider genetic cassettes to create a fiber with the desired physical and mechanical properties more rapidly than through conventional methods.

In addition to this ability to easily mix and match DNA construction, we have also adapted new approaches to accelerate the rate we generate new transgenic silkworms. Our initial approaches limited us to process silkworm eggs at a rate of roughly 50-200 a day, however, we have developed a new approach which allows us to process thousands of eggs a day. Utilizing both visual and non-visual genetic markers, we have successfully developed methods to speed up the screening of potentially transgenic silkworms, which allows for rapid screening of transgenic eggs. The eggs expressing the new spider silk constructs are propagated while the eggs without the visual marker are discarded, greatly increasing the efficiency of our screen for transgenic eggs. This new approach has been highly effective in increasing the rate of development for new transgenics. We have employed this new procedure and have filed provisional patent applications to protect its use.

We utilize the latest advancements in molecular biology and genetic engineering to deliver targeted gene incorporations. The new constructs are designed to integrate in the silkworm genome directly where the native silkworm silk is created. First made public in April 2020, this new capability allows for the full knock out and knock in replacement of the native silkworm heavy chain silk protein. We believe that this increased expression and incorporation of the spider protein into the silkworm cocoon leading to increased performance and open the door for additional opportunities beyond fibers and textiles.

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Comparison of the Properties of Spider Silk and Steel

	Material Toughness (1)	Tensile Strength (2)	Weight (3)
Dragline spider silk	120,000-160,000	1,100-2,900	1.18-1.36
Aramid Fibers	30,000-50,000	2,600-4,100	1.44
Steel	2,000-6,000	300-2,000	7.84

1	Measured by the energy required to break a continuous filament, expressed in joules per kilogram (J/kg). A .357 caliber bullet has approximately 925 joules of kinetic energy at impact.
2	Tensile strength refers to the greatest longitudinal stress the fiber can bear, measured by force over area in units of newtons per square meter. The measurement here is in millions of pascals.
3	In grams per cubic centimeter of material.

This comparison table was the result of research performed by Randolph Lewis, Ph.D. at the University of Wyoming. Such work was summarized in an article entitled “Spider Silk: Ancient Ideas for New Biomaterials” which was published in Chemicals Review, volume 106, issue 9, pages 3672–3774. The measurements in joules in the table above are a conversion from Dr. Lewis’ measurements in newtons/meter squared.

We believe that the genetically engineered protein-based fibers we currently produce have properties that are superior to the materials currently available in the marketplace, including but not limited to, aramid fibers, ultra-high molecular weight polyethylene, and steel. For example, as noted above, the ability of spider silk to absorb in excess of 100,000 joules of kinetic energy per kilogram makes it a potentially ideal material for structural blast protection.

Production of this material in commercial quantities holds the potential of a life-saving ballistic resistant material, which is lighter, thinner, more flexible, and tougher than steel. However, the Company does not currently have any life-saving ballistic products and could be some time before we are able to produce such a product from the material. Other applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets. Our interactions with manufacturers of high performance textiles, including Polartec and other leaders in performance textiles, convince us that there is an eager commercial market for our innovative, sustainable, and differentiated technology and products.

Manufacturing

Our spider silk technology is designed for easy plug and play incorporation into the existing silk production model. We manufacture and plan to continue to manufacture our proprietary spider silk fibers using traditional silkworm production practices (sericulture).

Over several years, we sought a license for an Enterprise Registration Certificate (“ERC”) in order to begin operations in Quang Nam Province, Vietnam, an important region for sericulture. In May 2018, we announced that we were granted an ERC, and thereafter formed a subsidiary, Prodigy Textiles, Co., Ltd. (“Prodigy Textiles”) to implement our Vietnam business. In June 2018, we announced that we had entered collaborative agreements with several silk farming cooperatives in Quang Nam Province, Vietnam, and that these cooperatives had begun planting mulberry, the key production input for our technology; in July 2018, we celebrated the grand opening of Prodigy Textiles’ facility in Quang Nam province. In December 2018, we made the first shipment of our specialized silkworm to Vietnam to conduct trial rearing and to demonstrate their safety. In October 2019, we delivered the first batch of production silkworms and began operations. These silkworms will serve as the basis for the commercial expansion of our proprietary silk technology. On November 4, 2019, we reported that we successfully completed rearing the first batch of its transgenic silkworms at the Quang Nam production factory. Seasonal challenges in late December 2019 slowed production operations, however, the Company expects to resume expansion of the production of its specialized silk through 2020, so long as Vietnam does not impose any restrictions again due to Covid-19 or other reasons and so long as U.S. travel restrictions do not prevent us from shipping eggs to Vietnam, which is out of our control.

We contract local farmer and farming cooperatives to provide fresh mulberry for our operations. Prodigy Textiles has hired local workers with experience in sericulture production to care for and raise our silkworms through the five instars, or stages, of the silkworm life cycle, including the final instar when the mature caterpillars produce a cocoon comprised of pure silk. These cocoons are then reeled to our specifications to form the final recombinant spider silk threads such as Dragon SilkTM and Monster Silk®.

By utilizing existing production methodology in traditional silk regions to produce our high performance materials, we leverage historical knowledge, available labor and existing capital infrastructure for production, spinning, and weaving of our recombinant spider silk materials. This approach reduces the risk to our manufacturing operations and decreases our need for upfront capital expenditure.

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We believe that we will be able to target a capacity of 40 metric tons of recombinant spider silk fiber per annum from this factory once it reaches maximum utilization. This capacity will allow us to address our anticipated initial demand for applications in the protective, performance, and luxury textile markets from Polartec and other companies with whom we have a relationship, but which we cannot disclose due to non-disclosure agreements.

Our long-term goal for Prodigy Textiles is to create a research center for development of our specialized silk, to contract with local farming cooperatives to grow upwards of 2,500 hectares of mulberry (which would allow for production of up to 250 metric tons of our high strength silk per year), and to serve as our principal manufacturing center.

In addition, in light of the significant uncertainty regarding the impact of the COVID-19 pandemic, on March 19, 2020, we furloughed non-essential staff consistent with leading health official recommendations in order to help prevent the spread of COVID-19. This decision was made in an abundance of caution and will primarily impact staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and will result in the temporary closing of silk rearing operations at that facility. On July 1, 2020 Prodigy Textiles staff returned to the factory to clean, sterilize, and prepare the facility for restarting operations. Silk production operations will resume as soon as the next shipment of silkworms eggs can be delivered from the Company’s U.S. headquarters, which is out of our control and we cannot estimate when that will occur. The global pandemic of COVID-19 continues to evolve rapidly, and we will continue to monitor the situation closely, including its potential effect on our plans and timelines. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Impact of COVID-19 Outbreak.”

The Market

We are focusing our work on the creation of new fibers with innovative properties including fibers with potential high performance and technical fiber applications for the technical textiles market, including protective textiles. The protective textiles market is currently dominated by two classes of product: (i) aramid fibers, and (ii) ultra-high molecular weight polyethylene fibers. These existing products serve the need for materials with high strength, resilience, but are unable to delivery flexibility. Because these synthetic performance fibers are stronger and tougher than steel, they are used in a wide variety of military, industrial, and consumer applications.

The military and police are among the users of protective textiles for its ballistic protection. The materials are also used for industrial applications requiring superior strength and toughness, e.g., critical cables and abrasion/impact resistant components. Performance fibers are also employed in safety equipment, high strength composite materials for the aero-space industry and for ballistic protection by the defense industry.

The global market for technical textiles was estimated at greater than $234 billion in 2017 and projected to reach nearly $335 billion by 2025.

These are industrial materials which have become essential products for both industrial and consumer applications. The market for technical textiles can be defined as consisting of:

●	Medical textiles;
●	Geotextiles;
●	Textiles used in Defense and Military;
●	Safe and Protective Clothing;
●	Filtration Textiles;
●	Textiles used in Transportation;
●	Textiles used in Buildings;
●	Composites with Textile Structure; and,
●	Functional and Sportive Textiles.

We believe that the superior mechanical characteristics of the next generation of protein-based polymers (in other words, genetically engineered silk fibers), will open up new applications for the technology. The materials which we are working to produce are many times tougher and stronger than steel.

We are actively pursuing relationships within target end markets to secure product collaborations with key market channel leaders. Due to the unique nature of our product, we received numerous unsolicited requests from leading businesses across a range of attractive end markets requesting materials for applications development. This substantial demand for spider silk materials across the broad spectrum of applications for high performance fibers and textiles, combined with the limited initial production capacity, has provided the opportunity to be selective in choosing market channel partners best able to quickly bring our product to market at scale. We are working under non-disclosure agreements to secure these collaborative development agreements and to establish limited channel exclusivity for firms we believe mirror our culture of innovation. With recent advancements in our manufacturing capacity, we expect to generate revenues from these relationships in 2020.

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Research and Development

In 2007, we entered into the first series of the Notre Dame Agreements to develop new transgenic silkworms. On September 29, 2010, we announced that we had achieved our longstanding goal of producing new silk fibers composed of recombinant proteins. In 2016, we received a contract from the U.S. Army to deliver the first samples of its recombinant spider silk materials. In 2017, this contract was expanded to include research into the development of stronger silk materials. As a result of that contract, the Company brought its research operations in-house, opening its own research laboratories and expanding its scientific staff. This transition to in-house operations has led to a series of new technical breakthroughs and is believed to have accelerated the pace of new development. We intend to turn its technology to the development and production of high performance polymers.

During the fiscal years ended December 31, 2019 and 2018, we have spent approximately 12,450 hours and 13,160 hours, respectively, on research and development activities, which consisted primarily of laboratory research on genetic engineering by our in-house research operations.

As of the date of this Registration Statement, our research and development efforts remain focused on growing our internal capabilities, but we may consider renewing funding of the collaborative research and development of high strength polymers with Notre Dame or other joint development opportunities; we have not had any formal discussions regarding any such collaborations.

We have initiated commercial scale production of our recombinant materials including Monster Silk® and Dragon SilkTM. Additionally, we plan to accelerate both our microbiology and selective breeding programs, as well as providing more resources for their material testing protocols in 2020.

Our Intellectual Property Approach

Our intellectual property strategy utilizes a blended approach of licensed technologies and in-house developments. As part of our intellectual property portfolio, we have licensed the exclusive right to use certain patented spider silk gene sequences in silkworm. Under the exclusive license agreement with the University of Wyoming (the “Exclusive Licensing Agreement”), we have obtained certain exclusive rights to use numerous genetic sequences which are the subject of U.S. patents.

Under the Notre Dame Agreements, we were issued and exercised our right to exclusive commercial use for spider silk technologies developed under that agreement. We have worked collaboratively with the university to develop fibers with the mechanical characteristics of spider silk. We are applying this proprietary genetic engineering technology to domesticated silkworms, which to our knowledge, is the only proven commercially scaled system for producing silk.

In 2017, we opened a research and development facility to expand on the work conducted at Notre Dame. Since opening this new facility, we have expanded our intellectual property portfolio with six additional provisional patent filings based on new discoveries and inventions and made numerous advancements that have decreased the development time for new technologies, none of which rely on the patented material from our collaboration with Notre Dame. We will continue to utilize this in-house research facility to expand and strengthen its patent portfolio while also maintaining and growing its trade secret technologies approach to genetic advancement. We are actively working to develop and patent new approaches to the development of genetically engineering silkworms, underlying construction techniques, and fundamental genetic sequences for improved material performance.

The Notre Dame Agreements will last for the duration of the patented materials that we developed with Notre Dame. The new technologies that we are developing in our internal research labs does not rely on the Notre Dame patented materials and as a result will not be impacted by an expiration of those agreements.

The introduction of the gene sequence, in the manner employed by us, results in a germline transformation and is therefore self-perpetuating.

License Agreements/Intellectual Property

We have obtained certain rights to use a number of university created, and patented, spider silk proteins, gene sequences and methodologies.

As part of the Notre Dame Agreements, we exercised our option for the exclusive commercial rights to technologies derived from a family of patent applications filed in various jurisdictions worldwide. As of the date of this Registration Statement, two patents have been issued, number 10-1926286 in South Korea and number 2011314072 in Australia. These locations are not currently silk producing locations, however, we believe protecting our technologies in these locations will be beneficial to our future operations.

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In addition to the patents related to licensed technologies from Notre Dame listed above, we have filed six provisional patent applications based on technologies developed and discovered as a result of its independent research operations.

Table of Patent Applications and Status

Title	Country	Application No.	Filing Date	Patent No.	Patent Date	Status*
Chimeric Spider Silk and Methods of Use Thereof	United States of America	16/221267	14-Dec-2018			Published
Transgenic Silkworms Capable of Producing Chimeric Spider Silk Polypeptides and Fibers	United States of America	16/246318	11-Jan-2019			Published
Transgenic Silkworms Capable of Producing Chimeric Spider Silk Polypeptides and Fibers	United States of America	16/275159	13-Feb-2019			Published
A chimeric spider silk polypeptide, composite fiber comprising the polypeptide and method of making a chimeric spider silk fiber	Vietnam	1-2013-01306	25-Apr-2013			Under Exam
Chimeric Spider Silk and Uses thereof	Australia	2011314072	26-Apr-2013	2011314072	13-Jul-2017	Granted
Chimeric Spider Silk and Uses thereof	Australia	2019201497	05-Mar-2019			Pending
Chimeric Spider Silk and Uses thereof	Brazil	BR112013007247-4	27-Mar-2013			Under Exam
Chimeric Spider Silk and Uses thereof	Canada	2812791	28-Sep-2011			Under Exam
Chimeric Spider Silk and Uses thereof	China (People’s Republic)	201180057127.1	28-May-2013			Pending
Chimeric Spider Silk and Uses thereof	China (People’s Republic)	201710335250.4	12-May-2017			Published
Chimeric Spider Silk and Uses thereof	China (People’s Republic)	2018110261070.8	04-Sep-2018			Pending
Chimeric Spider Silk and Uses thereof	European Patent Convention	11833071.1	26-Apr-2013			Under Exam
Chimeric Spider Silk and Uses thereof	India	3574/DELNP/2013	22-Apr-2013			Under Exam
Chimeric Spider Silk and Uses thereof	Japan	2013-530432	26-Mar-2013			Pending
Chimeric Spider Silk and Uses Thereof	Japan	2019-142869	02-Aug-2019			Pending
Chimeric Spider Silk and Uses thereof	Korea, Republic of	10-2017-7005086	22-Feb-2017	10-1926286	30-Nov-2018	Granted
Chimeric Spider Silk and Uses thereof	Korea, Republic of	10-2018-7034773	30-Nov-2018			Under Exam
Method of producing auto-assembling high molecular weight proteins	United States of America	Provisional	23-May-19			Pending
Transgenic Silkworm Capable of Sustaining Non-Mulberry Diet	United States of America	Provisional	23-May-19			Pending
Non-invasive genetic screening method for Bombyx Mori and other molting caterpillars	United States of America	Provisional	23-May-19			Pending
Method for creating high molecular weight proteins using auto-assembly in Bombyx Mori	United States of America	Provisional	23-May-19			Pending
Method of producing non-native proteins in Bombyx Mori	United States of America	Provisional	23-May-19			Pending
Method for the genetic removal and replacement of heavy chain fibroin of Bombyx Mori	United States of America	Provisional	19-Feb-20			Pending

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* The terms in this column have the following meanings:

Published: Pending patent applications that have been published by a corresponding state Patent Office (e.g., the U.S. Patent and Trademark Office) or international patent authority (e.g., the World Intellectual Property Association).

Pending: Patent applications that have been submitted to a corresponding state Patent Office for examination but that have not been issued or abandoned.

Under Exam: Pending patent applications currently being examined by a corresponding state Patent Office.

Granted: Patent applications that have been allowed by a corresponding state Patent Office and that have passed through the registration process; a granted patent application is synonymous with a “patent” and is conferred the associated patent rights for the given jurisdiction.

In addition to patent protection for intellectual property developed by the Company and through its collaborative research agreements, the Company has developed specialized skills and knowledge in the field of selective breeding, performance selection, and husbandry. This information is considered to be trade secrets and will play a critical role in the development of unique strains of new transgenic with diverse mechanical properties. These operations and knowledge held as trade secrets provide an additional layer of security and protection for the products and technologies we seek to develop.

In 2014, the following six trademarks were issued to the Company; the Company shall use these trademarks for product branding in the future:

Marks

Monster SilkTM
SpiderpillarTM
SpilkTM
Monster WormTM
Spider WormTM
Spider MothTM

Notre Dame Agreements

As discussed above, in 2007 we entered into the first series of Notre Dame Agreements. We provide financial support to ongoing research and development of transgenic silkworms and the creation of recombinant silk fibers. In exchange, we have an option to obtain the exclusive global commercialization rights to the technology developed pursuant to the research effort.

Following the first agreement, we entered into successive intellectual property and collaborative research agreements with Notre Dame to provide different levels of financial support. The trend has been for an increase in financial support for the research and development in nearly every successive agreement. In June 2012, we entered into an Intellectual Property / Collaborative Research Agreement with Notre Dame (“2012 Notre Dame Research Agreement”). On March 4, 2015, we entered into a new Intellectual Property / Collaborative Research Agreement with Notre Dame extending the agreement through March 2016 (“2015 Notre Dame Research Agreement”). Under the 2015 Notre Dame Research agreement, the Company provided approximately $534,000 in financial support. On September 20, 2015, the 2015 Notre Dame Research Agreement was amended to increase the total funding by approximately $179,000; in February 2016, the 2015 Notre Dame Research Agreement was extended to July 31, 2016 and in August 2016, the 2015 Notre Dame Research Agreement was extended to December 31, 2016. In May 2017, the 2015 Notre Dame Research Agreement was amended to increase the total funding by approximately $189,000 and the duration of the 2015 Notre Dame Research Agreement was extended to September 30, 2017. With the funding we received from the U.S. Army, we were able to conduct our research and development in-house, at less cost, and therefore we did not extend the 2015 Notre Dame Research Agreement after September 30, 2017, but in the future we may consider forming new collaborative research agreements.

In 2011, we exercised our option to obtain the global commercialization rights to the technology developed under the Notre Dame Agreements, which resulted in a separate license agreement with Notre Dame (the “2011 Notre Dame Agreement”). Pursuant to the 2011 Notre Dame Agreement, Notre Dame filed an international patent application and numerous national patent applications on technology relating to the creation and use of recombinant spider silks and we received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. The 2011 Notre Dame Agreement obligates us to reimburse Notre Dame for costs associated with the filing, prosecuting and maintaining of such patents and patent applications. In exchange for the rights to commercialization, Notre Dame has received 2,200,000 shares of our Common Stock and we have agreed to pay Notre Dame royalties equal to 2% of our gross sales of the licensed products and 10% of any sublicensing fees received by the Company on licensed technology. We have also agreed to pay to Notre Dame $50,000 a year, which will be reduced from the total amount of royalties paid in the same year. The $50,000 payment to Notre Dame is not owed for any year in which the Company is sponsoring research within Notre Dame.

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Exclusive License Agreement with the University of Wyoming

In May 2006, we entered into a license agreement with the University of Wyoming, pursuant to which we have licensed the right to commercialize the production by silkworms of certain synthetic and natural spider silk proteins and the genetic sequencing for such spider silk proteins. These spider silk proteins and genetic sequencing are covered by patents held by the University of Wyoming. Our license allows us only to use silkworms to produce the licensed proteins and genetic sequencing. We have the right to sublicense the intellectual property that we license from the University of Wyoming. Our license agreement with the University of Wyoming required that we pay licensing and research fees to the university in exchange for an exclusive license in our field of use for certain university-developed intellectual property including patented spider silk gene sequences. Pursuant to the agreement, we issued 17,500,000 shares of our Common Stock to the University Foundation. Our license agreement with the University of Wyoming was to continue until the later of (i) expiration of the last-to-expire patent we license from the University of Wyoming under this license agreement in such country or (ii) ten years from the date of first commercial sale of a licensed product in such country. There are no royalties payable to the University of Wyoming under the terms of our agreement with them. We anticipate making arrangements with the University of Wyoming to address any accrued or unpaid fees which may exist.

Cooperative Agreement in Vietnam

On December 30, 2015, we entered into a cooperative agreement with a provincial government office in Vietnam for the research and pilot production of hybrid silkworms. In April 2018, we received our investment registration certificate for our facility in Vietnam. On May 1, 2018, we were issued our ERC so that we can begin our operations in Vietnam. We have established a subsidiary in Vietnam where we will develop and produce hybrid silkworms. Management believes the ERC puts the Company on a path to scale at a much greater level by harnessing existing silk production infrastructure with the capacity to match the existing demand for their spider silk materials.

Other Agreements

On October 15, 2013, we entered into an intellectual property agreement with a scientific researcher relating to the development of new recombinant silk fibers. Under the terms of that agreement, the scientific researcher transferred his rights of intellectual property, inventions and trade secrets which the researcher develops relating to recombinant silk to us. Upon signing, the researcher received 8,000,000 common stock purchase warrants from the Company, exercisable 24 months from the date of the agreement. As per the terms of the agreement, the researcher received an additional 10,000,000 warrants after creating a new recombinant silk fiber for us that met specified performance characteristics and another 8,000,000 warrants for performing the contract in good faith. The warrants described above all contain a cashless exercise provision and are exercisable on the 24-month anniversary of the date on which they were issuable under the agreement.

Governmental Regulations

We are subject to U.S. federal, state and local laws and regulations, as well as Vietnam central, provisional, and district laws and regulations. These laws and regulations govern, among other things, labor relations, the labeling and safety of the products we sell, the methods we use to sell these products and/or the production of the products we sell. We believe that we are in material compliance with all such applicable laws and regulations, although no assurance can be provided that this will remain true in the future.

Environment

We seek to comply with all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operations or competitive position.

While being environmentally conscious is the objective of all producers in this industry, the fermentation process used by our competitors produces high levels of carbon dioxide. CO2 is a greenhouse gas and is argued to be the leading cause of global warming. In stark contrast, Kraig Labs’ mulberry trees and the silk from silkworms have proven to be effective at sequestering carbon dioxide and are renewable resources. Mulberry trees are also very low maintenance, while still providing essential global green-cover and significantly help in reducing soil erosion in areas.

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In addition to climate impacts of the fermentation approach, solvents typically used to wet-spin fibers can have significant environmental impacts. DMSO, a common wet-spinning solvent, can be absorbed directly through human skin, carrying with it potentially dangerous side effects. This is another reason we pride ourselves on the use of silkworms, which do not require the use of DMSO, to produce our products.

Competition

We compete directly with numerous other companies which seek to develop similar product lines and/or distribution that have extensive capital, resources, market share, and brand recognition.

There are presently three primary competitors that we face in our industry, Bolt Threads, Inc., Spiber Inc. and AMSilk, all of which have significantly greater financial resources than us. Additionally, there are few barriers to entry in our industry, which creates the strong possibility of new competitors emerging, and of others succeeding in developing the same or similar fibers for application that we are trying to develop. The effects of this increased competition may be materially adverse to us and our stockholders. As this is an emergent industry there is no one yet producing at commercial scale or having captured a significant portion of the market demand. We believe that our technology offers more cost-effective methods with lower environmental impact than technologies used by our identified competitors, however, new technologies could be developed that remove this advantage.

Bolt Threads, Inc., Spiber Inc. and AMSilk have raised and spent significant capital in pursuit of the same results that we have achieved, but through different and more complex means. The Company believes that its competitors will continue to overspend while struggling to deliver the results that we have been able to achieve utilizing the existing global infrastructure.

Based on our research and internal assessments, the following chart illustrates why we believe we have a competitive advantage over our three main, known competitors:

Property

Our principal executive office is located at 2723 South State St., Suite 150, Ann Arbor, Michigan. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at this location.

On May 9, 2019, we signed a 5-year property lease for 4,560.57 square meters of space in the Socialist Republic of Vietnam at a current rent of approximately $45,150 in each of year one and two and with a 5% increase per year for years three through five.

On January 23, 2017, we signed an 8-year property lease with the Kim Thompson, our Chief Executive Officer, Chief Financial Officer, President, sole director, and controlling shareholder, for land in Texas where the Company grows its mulberry. We pay a monthly rent of $960.

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On September 5, 2019, we signed a new two-year lease for a 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. We pay an annual rent of $42,000 for year one of the lease and will pay $44,800 for year two of the lease.

Employees

We currently employ 10 people at its U.S. facilities, 9 full-time and 1 part-time. We employ 5 full time personnel at our Vietnamese subsidiary. We plan to hire more persons on as-needed basis.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus. We may however be involved, from time to time, in claims and lawsuits incidental to the conduct of our business in the ordinary course. We carry insurance coverage in such amounts as we believe to be reasonable under the circumstances and that may or may not cover any or all of our liabilities in respect of these matters. We do not believe that the ultimate resolution of these matters will have a material adverse impact on our consolidated financial position, cash flows or results of operations, but cannot guarantee same.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, since such statements speak only as of the date they were made. Forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including any forward-looking statements contained in this prospectus. The events described in forward-looking statements might not occur or might occur to a different extent or at a different time than described in the forward-looking statements. We undertake no obligation, except to the extent required by federal securities laws, to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, or otherwise.

The following section reflects management’s views on the financial condition as of December 31, 2019 and 2018, and the results of operations and cash flows for the fiscal years ended December 31, 2019 and 2018 and the six months ended June 30, 2020 and 2019. This section is provided as a supplement to, and should be read in conjunction with, the Company’s audited consolidated financial statements and related notes to the consolidated financial statements contained elsewhere in this prospectus.

Overview

Kraig Biocraft Laboratories, Inc. is a corporation organized under the laws of Wyoming on April 25, 2006. We were organized to develop high strength fibers using recombinant DNA technology for commercial applications in technical textile. We use genetically engineered silkworms that produce spider silk to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, and more. We believe that we have been a leader in the research and development of commercially scalable and cost effective spider silk for technical textile. Our primary proprietary fiber technology includes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry, permitting us to introduce materials with innovative properties and claims into an established commercial ecosystem of silkworm rearing, silk spinning and weaving, and manufacture of garments and other products that can include our specialty fibers and textiles. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is exemplified by two synthetic fiber products that come from petroleum derivatives: (1) aramid fibers; and (2) ultra-high molecular weight polyethylene fibers. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

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We are using genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the specialty fiber and technical textile industries.

The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2019 includes an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2019 raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In August 2019, we received authorization to begin rearing genetically enhanced silkworms at our production facility in Vietnam. We received our investment registration certificate for the facility in April 2018. In October 2019, we delivered the first batch of these silkworms and began operations. These silkworms will serve as the basis for the commercial expansion of our proprietary silk technology. On November 4, 2019, we reported that we had successfully completed rearing the first batch of its transgenic silkworms at the Quang Nam production factory. Seasonal challenges in late December 2019 slowed production operations, however, we believe that we can resume expansion of the production of our specialized silk in 2020, as soon as travel and work restrictions for COVID-19 are lifted, since the seasonal challenges will have also been alleviated. Travel and shipping restrictions may prevent us from shipping the eggs we are now producing in the U.S. to Vietnam; as soon as the eggs are shipped, we can restart operations at the facility (See, “Impact of COVID-19 Outbreak” below). We believe that we will be able to target a capacity of 40 metric tons of our recombinant spider silk fiber per annum from this factory once it reaches maximum utilization. This capacity will allow us to address initial demand for our products and materials for various applications in the protective, performance, and luxury textile markets.

On April 16, 2020, we announced that we successfully developed a new technology platform, based on a non-CRISPR gene editing knock-in knock-out technology. CRISPR is the most recent and efficient gene editing technology3 CRISPR stands for “Clustered regularly interspaced short palindromic repeats.” This is our first knock-in knock-out technology of essentially pure spider silk transgenic. This new system is built on our eco-friendly and cost-effective silkworm production system, which we believe is significantly more advanced than any competing methods. Knock-in knock-out technology allows for the targeting of specific locations and genetic traits for modification, addition, and removal. This new capability will accelerate new product developments, which should allow us to bring products to market more quickly. This capability also allows for genetic trait modifications that were previously impractical, creating opportunities for products outside of silk fibers and increased flexibility in production location. Based on our internal studies, the new technology has a purity rate that is significantly greater than Dragon Silk, a fiber that we developed with our previous tools. Samples of Dragon Silk has already demonstrated to be tougher than many fibers used in bullet proof vests and we expect that the increased spider silk purity, created using this new approach, will yield materials beyond those capabilities. This new system utilizes our eco-friendly and cost-effective silkworm production system, which we believe is significantly more advanced than any of the competing methods. We have already begun the validation process for the first of these new transgenics and anticipate that U.S. production will be possible as early as 2022 or 2023.

This does not affect our current work of overseeing our production facility to ramp up our production of Dragon SilkTM and Monster Silk®, as these fibers are designed to address their own markets.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

●	We plan to accelerate both our microbiology and selective breeding programs as well as provide more resources for our material testing protocols. We spent approximately $123,050 over the last 12 months on research and development of high strength polymers. In 2019, we directed our research and development efforts on growing our internal capabilities; we plan to continue to dedicate our efforts in 2020 to grow our internal research and development programs.

●	We expect to spend approximately $13,700 on collaborative research and development of high strength polymers and spider silk protein at the University of Wyoming over the next twelve months. This level of research spending at the university is also a requirement of our licensing agreement with the university.

●	We plan to continue the expansion of our production operations at our Quang Nam, Vietnam factory in accordance with our investment and enterprise registration certificates, including the planting of additional mulberry fields in collaboration with local farming cooperatives and the hiring of additional direct staff for our factory as needed.

●	We will consider buying an established revenue producing company in a compatible business, in order to broaden our financial base and facilitate the commercialization of our products; as of the date hereof, we have not had any formal discussion or entered into any definitive agreements regarding any such purchase.

●	We will also actively consider pursuing collaborative research opportunities with both private and university laboratories in areas of research which overlap the company’s existing research and development. One such potential area for collaborative research which the company is considering is protein expression platforms. If our financing allows, management will give strong consideration to increasing the breadth of our research to include protein expression platform technologies.

●	We plan to actively pursue collaborative research and product testing opportunities with companies in the biotechnology, materials, textile and other industries.

●	We plan to actively pursue collaborative commercialization, marketing and manufacturing opportunities with companies in the textile and material sectors for the fibers we developed and for any new polymers that we create in the remainder of 2020 and going forward.

●	We plan to actively pursue the development of commercial scale production of our recombinant materials including Monster Silk® and Dragon SilkTM.

●	As soon as travel and work restrictions related to the COVID-19 pandemic are lifted, including those that restrict the shipping of eggs from the U.S. to Vietnam, we plan resume production operations at our factory in Vietnam and expect to continue to expand our monthly production volumes to address demand for materials.

●	We have initiated and plan to accelerate our efforts for large scale U.S. production. This work will include the research and production of a new transgenic tailored specifically domestic production.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our research and development efforts. We cannot guarantee that the research and development efforts described in this filing will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to continue our research and development and other operations. Equity financing will result in dilution to existing stockholders.

3 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5131771/

https://www.yourgenome.org/facts/what-is-genome-editing

https://ghr.nlm.nih.gov/primer/genomicresearch/genomeediting

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Impact of COVID-19 Outbreak

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While the closures and limitations on movement, domestically and internationally, are expected to be temporary, if the outbreak continues on its current trajectory the duration of the supply chain disruption could reduce the availability, or result in delays, of materials or supplies to and from the Company, which in turn could materially interrupt the Company’s business operations. Given the speed and frequency of the continuously evolving developments with respect to this pandemic, the Company cannot reasonably estimate the magnitude of the impact to its consolidated results of operations. The Company’s manufacturing facilities support business that have been deemed essential by their respective state governments and remain operational. We have taken every precaution possible to ensure the safety of our employees.

On March 19, 2020, we furloughed non-essential staff consistent with leading health official recommendations in order to help prevent the spread of COVID-19. This decision was made in an abundance of caution and will primarily impact staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and will result in the temporary closing of silk rearing operations at that facility. As of the date hereof, Vietnam does not have any work restrictions impacting our facility. However, current U.S. travel restrictions may prevent us from shipping the eggs we are now producing in the U.S. to Vietnam; as soon as the eggs are shipped, we can restart operations at the facility. We believe that this temporary suspension of rearing operations will result in a delay of 4-6 months in the Company’s production expansion schedule, however, due to the fact that U.S. travel restrictions could be extended, the delay could be longer. The Company supported its furloughed staff through June 30, 2020. During the duration of the furlough, Kim Thompson, our Chief Executive Officer, Chief Financial Officer, President, and sole director did not receive or accrue any pay. On July 1, 2020, furloughed staff returned to work preparing the factory in Vietnam to receive the next shipment of silkworm eggs. The global pandemic of COVID-19 continues to evolve rapidly, and we will continue to monitor the situation closely, including its potential effect on our plans and timelines.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including losses on inventory; impairment losses related to goodwill and other long-lived assets and current obligations.

Results of Operations for the Six months ended June 30, 2020 compared to the Six Months Ended June 30, 2019

Our revenue, operating expenses, and net loss from operations for the six month period ended June 30, 2020 as compared to the six month period ended June 30, 2019, were as follows – some balances on the prior period’s combined financial statements have been reclassified to conform to the current period presentation:

	Six Months Ended June 30,			% Change Increase
	2020	2019	Change	(Decrease)
NET REVENUES	$-	$-	-	0.00%
OPERATING EXPENSES:
General and Administrative	3,141,059	240,153	2,900,906	1207.94%
Professional Fees	50,474	188,228	(137,754)	-73.18%
Officer’s Salary	199,415	266,205	(66,790)	-25.09%
Rent - Related Party	6,263	9,426	(3,163)	-33.56%
Research and Development	37,782	43,241	(5,459)	-12.62%
Total operating expenses	3,434,993	747,253	2,687,740	359.68%
Loss from operations	(3,434,993)	(747,253)	(2,687,740)	359.68%
Interest expense	(185,143)	(137,615)	(47,528)	34.54%
Interest income	-	4,625	(4,625)	100.00%
Net Loss	$(3,620,136)	$(880,243)	(2,739,893)	311.27%

Net Revenues: During the six months ended June 30, 2020, we realized $0 of revenues from our business. During the six months ended June 30, 2019, we realized $0 of revenues from our business. The change in revenues between the quarter ended June 30, 2020 and 2019 was $0 or 0%.

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Cost of Revenues: Costs of revenues for the six months ended June 30, 2020 were $0, as compared to $0 for the six months ended June 30, 2019, a change of $0 or 0%.

Gross Profit: During the six months ended June 30, 2020, we realized a gross profit of $0, as compared to $0 for the six months ended June 30, 2019, a change of $0 or 0%.

Research and development expenses: During the six months ended June 30, 2020, we incurred $37,782 of research and development expenses. During the six months ended June 30, 2019, we incurred $43,241 of research and development expenses, a decrease of $5,459 or 12.62% compared with the same period in 2019. This decrease was due to a reduction in research spend.

Professional Fees: During the six months ended June 30, 2020, we incurred $50,474 of professional expenses, which decreased by $137,754 or 73.18% from $188,228 for the six months ended June 30, 2019. This decrease was primarily due to a decrease in professional fees associated with valuation services for the Company’s stock.

Officers Salary: During the six months ended June 30, 2020, officers’ salary expenses decreased to $199,415 or 25.09% from $266,205 for the six months ended June 30, 2019.

General and Administrative Expense: General and administrative expenses increased by $2,900,906 or 1,207.94% to $3,141,059 for the six months ended June 30, 2020 from $240,153 for the six months ended June 30, 2019. Our general and administrative expenses for the six months ended June 30, 2020 consisted of other general and administrative expenses (which includes expenses such as auto, business development, SEC filings, investor relations, general office, warrants issued for services) of $3,023,867, travel of $14 and office salary of $117,178 for a total of $3,131,829. Our general and administrative expenses for the six months ended June 30, 2019 consisted of consulting fees of $5,787 and other general and administrative expenses (which includes expenses such as Auto, Business Development, SEC Filing, Investor Relations, General Office) of $126,149, Travel of $14,765 and office salary of $93,452, for a total of $240,153. The primary reason for this increase June 30, 2020 was primarily due to an increase in the expense associated with the issuance of warrants for services.

Rent – Related Party: During the six months ended June 30, 2020, rent- related party expense decreased to $6,263 or 33.56% from $9,426 for the six months ended June 30, 2019. The rent-related party expense was attributable to the signing on January 23, 2017 the Company signed an eight year property lease with the Company’s President.

Interest Expense: Interest expense increase by $47,528 to $185,143 for the six month period ended June 30, 2020 from $137,615 for the six month period ended June 30, 2019. The increase was primarily due to interest on certain Company loans.

Interest Income: Interest income decreased by $4,625 to $0 for the six month period ended June 30, 2020 from $4,625 for the six month period ended June 30, 2019. The decrease was primarily due to interest on bank accounts.

Net Loss: Net loss increased by $2,739,893, or 311.27%, to a net loss of $3,620,136 for the six month period ended June 30, 2020 from a net loss of $880,243 for the six month period ended June 30, 2019. This increase in net loss was primarily attributable to both increases in general and administrative expenses and a decrease in revenues.

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Results of Operations for the Years ended December 31, 2019 and 2018.

Our revenue, operating expenses, and net loss from operations for the years ended December 31, 2019 as compared to the year ended December 31, 2018, are included in the table below. Some balances on the prior period’s combined financial statements have been reclassified to conform to the current period presentation:

	Year Ended		Increase
	December 31		(Decrease)
	2019	2018	Change	% Change
NET REVENUES	-$	$401,620	(401,620)	-100.00%
OPERATING EXPENSES:
General and Administrative	1,413,982	515,875	898,107	174.09%
Professional Fees	342,845	157,976	184,869	117.02%
Officer’s Salary	627,197	528,127	99,070	18.76%
Rent - Related Party	14,793	11,520	3,273	28.41%
Research and Development	223,050	148,069	74,981	50.64%
Total operating expenses	2,621,867	1,361,567	1,260,300	92.56%
Loss from operations	(2,621,867)	(959,947)	(1,661,920)	173.13%
Gain on forgiveness of debt	-	19,924	(19,924)	100.00%
Interest expense	(294,352)	(228,954)	(65,398)	28.56%
Interest Income	6,369	-	6,369	100.00%
Net Loss	$(2,909,850)	$(1,168,977)	(1,740,873)	148.93%

Net Revenues: During the year ended December 31, 2019, we realized $0 of revenues from our business. During the year ended December 31, 2018, we realized $401,620 of revenues from our business. The change in revenues between the years ended December 31, 2019 and 2018 was $401,620 or 100%. This decrease was related to loss of our only customer, the U.S. Army, whose contract concluded in 2018. In 2020, the Company expects to have its commercial production facility operational, allowing for the production and sale of products to the technical textile markets.

Research and development expenses: During year ended December 31, 2019 we incurred $223,050 research and development expenses. During year ended December 31, 2018 we incurred $148,069 of research and development expenses, an increase of $74,981 or 50.64% compared with the same period in 2018. The research and development expenses are attributable to the research and development with the Notre Dame University; the increase was due to the timing of research related activity and costs by insources the Company’s research operations.

Professional Fees: During year ended December 31, 2019, we incurred $342,845 professional expenses, which increased by $184,869 or 117.02% from $157,976 for the year ended December 31, 2018. The increase in professional fees expense was attributable to increased expenses related to investor relations services during year ended December 31, 2019.

Officers Salary: During year ended December 31, 2010, officers’ salary expenses increased to $627,197 or 18.76% compared to $528,127 for year ended December 31, 2018. This increase was due to an increase in the salaries of our executive officers.

General and Administrative Expense: General and administrative expenses increased by $898,107 or 174.09% to $1,413,982 for year ended December 31, 2019 from $515,875 for year ended December 31, 2018. Our general and administrative expenses for year ended December 31, 2019 consisted of consulting fees of $5,787 and other general and administrative expenses (which includes expenses such as Auto, Business Development, filings with the Commission, Investor Relations, General Office, warrant Compensation) of $1,123,787, Travel of $40,734, office salary of $243,674 for a total of $1,413,982. Our general and administrative expenses for year ended December 31, 2018 consisted of consulting fees of $26,538 and other general and administrative expenses (which includes expenses such as Auto, Business Development, filings with the Commission, Investor Relations, General Office, warrant Compensation) of $325,897, Travel of $19,141, office salary of $144,299 for a total of $515,875. The primary reason for the increase in comparing year ended December 31, 2019 to the corresponding period for 2018 was mainly due to general business expenses and warrants issuances for services.

Rent – Related Party: During the year ended December 31 2019, rent-related party expense increased to $14,793 or 28.41% compared to $11,520 for the year ended December 31, 2018. The increase in rent-related party expense was attributable to the additional month of rent recorded in 2019 due to the implementation of ASC 842 and the amortization of rent expenses over the term of the lease.

Gain on Forgiveness of Debt: Gain on forgiveness of debt decreased by $19,924 to $0 for the year ended December 31, 2019 compared to $19,924 for the year ended December 31, 2018. The increase was primarily due to the issuance of stock as payment for consulting services.

Interest Expense: Interest expense increased to $294,352, or 28.56% for the year ended December 31, 2019 compared to $228,954 for the year ended December 31, 2018. The increase was primarily due to interest on the related party loans and accounts payable and accrued expenses to the related parties.

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Interest Income: Interest income increased by $6,369 to $6,369 for the year ended December 31, 2019 from $0 for the year ended December 31, 2018. The increase was primarily due to interest on bank accounts.

Net Loss: Net loss increased by $1,740,873, or 148.92%, to a net loss of $2,909,850 for the year ended December 31, 2019 from a net loss of $1,168,977 for the year ended December 31, 2018. This increase in net loss was driven primarily by increased in research and development, warrant compensation, and professional fees.

Capital Resources and Liquidity

Our financial statements have been presented on the basis that we have a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As presented in the financial statements, we incurred a net loss of $2,909,850 during the year ended December 31, 2019, and losses are expected to continue in the near term. Since our inception, the accumulated deficit is $29,797,906 at December 31, 2019. Refer to Note 2 for our discussion of stockholder deficit. During the six months ended June 30, 2020, and losses are expected to continue in the near term. The accumulated deficit is $33,418,042 at June 30, 2020. Refer to Note 2 of our unaudited financial statements for our discussion of stockholder deficit. We have been funding our operations through private loans and the sale of common stock in private placement transactions. Refer to Note 5 and Note 7 in the financial statements for our discussion of notes payable and shares issued, respectively. Our cash resources are insufficient to meet our planned business objectives without additional financing. These and other factors raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our company to continue as a going concern.

Management anticipates that significant additional expenditures will be necessary to develop and expand our business before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At December 31, 2019 and June 30, 2020, we had $125,024 and $54,710, respectively of cash on hand. In addition to our cash on hand, we are regularly financed through debt issuance to our Chief Executive Officer, Chief Financial Officer, director and our principal shareholder. With our current cash on hand and such additional funding, the Company is able to sustain its operations for at least the next 90-120 days. These funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) raising additional capital and/or obtaining financing; (b) controlling overhead and expenses; and (c) executing material sales or research contracts. There can be no assurance that we can successfully accomplish these steps and it is uncertain that the Company will achieve a profitable level of operations and obtain additional financing. There can be no assurance that any additional financing will be available to the Company on satisfactory terms and conditions, if at all. As of the date of this Report, we have not entered into any formal agreements regarding the above.

In the event we are unable to continue as a going concern, we may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

Assets and Liabilities for December 31, 2019 and 2018 (Audited) and June 30, 2020 (Unaudited)

	June 30, 2020	December 31, 2019	December 31, 2018
Cash	$54,710	$125,024	$13,697
Accounts receivable	$-	$-	$-
Prepaid expenses	$8,472	$31,745	$6,858
Total current assets	$63,182	$156,769	$20,555
Total assets	$586,152	$750,850	$71,383
Total current liabilities	$6,436,073	$5,584,383	$4,530,606
Total liabilities	6,899,755	$6,138,908	$4,530,606

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At June 30, 2020, we had a working capital deficit of $6,372,891 compared to a working capital deficit of $5,427,614 at December 31, 2019. Current liabilities increased to $6,436,073 at June 30, 2020 from $5,584,383 at December 31, 2019, primarily as a result of accounts payable, note payable and accrued compensation.

At December 31, 2019, we had a working capital deficit of $5,427,614, compared to a working capital deficit of $4,510,051 at December 31, 2018. Current liabilities increased to $5,584,383 at December 31, 2019 from $4,530,606 at December 31, 2018, primarily as a result of primarily as a result of accounts payable and accrued compensation.

For the six months ended June 30, 2020, net cash used in operations of $697,909 was the result of a net loss of $3,620,136 offset by offset by depreciation expense of $13,118, options issuance to related parties of $2,655,124, imputed interest on related party loans of $21,972, decrease in prepaid expenses of $23,273 and a decrease in operating lease right of use of $57,993, an increase of accrued expenses and other payables-related party of $277,050, decrease in accounts payable of $72,448 and a decrease in operating lease liabilities of $53,855. For the six months ended June 30, 2019, net cash used in operations of $455,469 was the result of a net loss of $880,243 offset by offset by depreciation expense of $13,403, warrants cancellation of $19,915, imputed interest on related party loans of $10,457, increase in prepaid expenses of $28,387 and decrease in operating lease right of use of $30,433, an increase of accrued expenses and other payables-related party of $373,469, an increase in accounts payable of $73,420 and a decrease in operating lease liabilities of $28,106.

For the year ended December 31, 2019, net cash used in operations of $1,087,881 was the result of a net loss of $2,909,850 offset by depreciation expense of $30,781, warrant cancellation of $19,915, options issued to related parties of $696,934, imputed interest on related party loans of $22,337, increase in prepaid expenses of $24,887, a decrease in operating lease right of use of $86,326, an increase of accrued expenses and other payables-related party of $795,633, an increase in accounts payable of $314,369 and a decrease in operating lease liabilities of $79,609. For the year ended December 31, 2018, net cash used in operations of $235,005 was the result of a net loss of $1,168,977 offset by depreciation expense of $26,632, gain on forgiveness of debt of $19,924, imputed interest on related party loans of $11,909, warrants issued to consultants of $72,575, decrease in accounts receivable of $25,872, and an increase in other receivable of $2,394, an increase of accrued expenses and other payables-related party of $682,976, an increase in accounts payable of $136,326.

Net cash used in our investing activities were $0 and $0 for the six months ended June 30, 2020 and June 30, 2019, respectively. Our investing activities for the six months ended June 30, 2019 are attributable to purchases of fixed assets.

Net cash used in our investing activities were $100,792 and $11,448 for the year ended December 31, 2019 and December 31, 2018, respectively. Our investing activities for the years ended December 31, 2019 and 2018 are attributable to purchases of fixed assets. Our financing activities resulted in a cash inflow of $627,595 for the six months ended June 30, 2020, which is represented by $30,000 loan repayment, $550,000 proceeds from a stockholder note payable, $17,495 contributed capital from a stockholder and $90,100 proceeds from the SBA Paycheck Protection Loan. Our financing activities resulted in a cash inflow of $1,116,000 for the six months ended June 30, 2019, which is represented by $1,000,000 proceeds from issuance of common stock, $4,000 loan repayment and $120,000 proceeds from shareholder note payable.

Our financing activities resulted in a cash inflow of $1,300,000 for the year ended December 31, 2019, which is represented by $1,000,000 proceeds from the issuance of common stock, $20,000 loan repayment and $320,000 proceeds from a shareholder note payable. Our financing activities resulted in cash inflow of $242,000 for the year ended December 31, 2018, which is represented by shareholder loan payable.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this Registration Statement.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. We adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity. As a result, the Company has recorded Right-to-use assets and corresponding Lease obligations as more fully discussed in Note 4.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Below is a list of our executive officers and sole director as of the date of this Registration Statement.

NAME	AGE	POSITION	DATE APPOINTED
Kim Thompson	58	President, Chief Executive Officer, Chief Financial Officer and Sole Director	April 25, 2006
Jonathan R. Rice	40	Chief Operating Officer	January 20, 2015
Anurag Gupta*	55	Director – Elect	To be appointed prior to effectiveness
Julie R. Bishop*	40	Director – Elect	To be appointed prior to effectiveness
Greg Scheessele*	59	Director – Elect	To be appointed prior to effectiveness
Kenneth Le	55	President of Prodigy Textiles	July 2019

* These individuals have indicated his/her consent to occupy such position upon closing of this offering and such persons are collectively referred to herein as the “Director Nominees”

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The following summarizes the occupation and business experience during the past five years for our officers, current director and Director Nominees.

Kim Thompson. Mr. Kim Thompson was a founder of the California law firm of Ching & Thompson which was founded in 1997 where he focused primarily on commercial litigation. He has been a partner in the Illinois law firm of McJessy, Ching & Thompson since 2004 where he also emphasizes commercial and civil rights litigation. Mr. Thompson received his bachelor’s degree in applied economics from James Madison College, Michigan State University, and his Juris Doctorate from the University of Michigan. He is the named inventor or co-inventor on a number of provisional patent applications including inventions relating to biotechnology and mechanics. Mr. Thompson is the inventor of the technology concept that lead to the formation of the Company. We believe that Mr. Thompson is well suited to serve as our director because of his knowledge of biotechnology, legal expertise, education and background in economics.

Jonanthan R. Rice. Mr. Jonathan R. Rice worked at Ultra Electronics, Adaptive Materials Inc., a Michigan company (“UEA”) from 2002 through 2015. At the time he left UEA, Mr. Rice worked as the Director of Advanced Technologies, where he was responsible for new products development and commercialization. He was also the Corporate Facility Security Officer for UEA from2006 through 2015, where Mr. Rice ensured UEA’s compliance with federal regulations under the National Industrial Security Program Operating Manual and completed its annual security audit. During 2004 through 2007 while working as an Engineering Manager at UEA, Mr. Rice, among other things, led the design and development of multiple fuel cell and power management systems, established a team to identify and eliminate production and performance limitation, authored technical progress and final reports for customers and provided training to military personnel on use of fuel cell systems. From 2002 through 2005, Mr. Rice also served as UEA’s Production Manager in charge of developing manufacturing process and techniques and sourcing the production equipment for UEA’s products. Mr. Rice graduated from Michigan Technological University in 2002 with a degree of Bachelors of Science Chemical Engineering. Mr. Rice received his Masters of Business Administration at Michigan State University in 2016.

Anurag Gupta. Mr. Anurag Gupta is a C-Suite executive with nearly 30 years of experience in US based global corporations. He has extensive expertise in leading businesses internationally in both start-up and established business environments. Mr. Gupta currently serves on the Board of Directors of Southern Graphics Systems (SGSCo), a PE backed global company providing packaging and marketing production services to the CPG, retail and printer space. He is also an Executive Advisor to the company. Additionally, Mr. Gupta serves on the Board of Directors of Roseburg Forest Products, Inc., a multi-billion dollar leading manufacturer and marketer of wood products in USA, Canada and Japan, and is Chairman of its Strategy & Risk Committee. Mr. Gupta is also an investor and Director on the Board of Drive My Way, Inc., a post-revenue start-up company in digital recruiting marketplace, powered by a proprietary, patent-protected platform that is revolutionizing truck driver recruiting in USA. Mr. Gupta’s previous corporate roles include serving as CEO of Global Data Services at TBG, AG from December 2016 to December 2017, a Private Equity firm where he helped Acquire DTN business from Schneider Electric. As Executive Vice President of CMS Division at IHS Markit from April 2013 to December 2016 (NASDAQ listed: INFO), an over $25 billion market capitalization company, Mr. Gupta led multiple global business lines along with corporate strategy, M&A and product development for the company. During his tenure, the company acquired over 25 businesses across multiple industry verticals. As President of Europe, Middle East and Africa (EMEA) region at BrightPoint, Inc from December 2009 to October 2012 (NASDAQ listed: CELL) and later at Ingram Micro from October 2012 to March 2013 (NYSE listed: IM), Mr. Gupta was responsible for running a business of $2.7 billion in revenue across 30 countries in EMEA. He was also the head of Investor Relations at BrightPoint, Inc. from April 2003 to November 2009 where he was the recipient of the Stevie Business Award for the Best Investor Relations Program. As CEO of Teamcall Ltd., a Motorola Joint Venture Company which Mr. Gupta helped create in the mid-1990s, he pioneered the launch of Mobile technology and business in India. Mr. Gupta has participated 3 times in ringing the opening bell at NASDAQ and once in the closing bell at NYSE. Mr. Gupta graduated Magna Cum Laude and earned his Bachelors in Electrical Engineering in 1987 and his Masters in Electrical Engineering in 1990 from the University of Toledo, Ohio, USA where his Master’s Thesis was funded by NASA Lewis Research Center. He earned his Masters of Business Administration in 1994 from the Stuart School of Business, at Illinois Institute of Technology, Chicago, USA. Mr. Gupta provides the board with significant expertise in business finance and management of growing global operation as well as a strong history of board and committee service

Julie R. Bishop. Ms. Julie R. Bishop is a licensed C.P.A. that brings extensive leadership experience and expertise in finance and accounting. Ms. Bishop is currently the Vice President of Global Accounting and Reporting at Verizon Media, the media and technology business unit of Verizon, a publicly traded telecom company. Prior to that role, Ms. Bishop was the Senior Manager and then Director of Global Accounting and then Senior Director, Global Accounting at Yahoo Inc., a publicly traded media and technology company purchased by Verizon in 2017. Ms. Bishop has been serving at Verizon Media (formerly Yahoo Inc.) since 2011. Ms. Bishop served as Accounting Manager at HD Waterworks, a distribution company and business unit of HD Supply, from 2009 to 2011. In addition, Ms. Bishop served as an auditor of publicly traded companies from 2002 to 2009 at Ernst & Young, LLP. Ms. Bishop also serves on the board of a private entity. Ms. Bishop received Bachelors and Masters Degrees in Accounting from Southern Illinois University of Edwardsville in 2001 and 2002, respectively. Ms. Bishop provides the board with significant expertise in accounting and finance, particularly in global publicly traded companies, which she developed over her long career working in publicly traded companies and auditing at a leading global audit firm. She also brings the board valuable management and leadership expertise, critical perspective on strategic planning and risk management, and additional insights into the technology industry.

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Greg Scheessele. Mr. Gregory (Greg) Scheessele has thirty-seven years of global manufacturing business leadership experience. He is the CEO of his own advisory firm, Gerette, LLC. Prior to launching Gerette, LLC in 2018, Mr. Sheessele led the NAFTA and South American business units of TMD Friction Holdings GmbH as the Executive Vice President, TMD Americas (“TMD”). Prior to joining TMD in 2005, Mr. Scheessele was the Group Vice President, Global Operations with Pall Corporation where he worked over twelve years in various global operations executive positions at Pall Corporation and Gelman Sciences (Pall acquisition). Mr. Scheessele developed his engineering and manufacturing management skills while working for General Motors – Powertrain Division for ten years. Mr. Scheessele has served as a Board Director or Trustee for various automotive component, engineering, technology firms and non-profit organizations for the past twelve years. Mr. Scheessele currently is a director or trustee for an educational non-profit in the Detroit Metro area and a privately held manufacturing company in Wisconsin. Mr. Scheessele has more than 13 years of experience serving as a director for both non-profit and for profit organizations. He has served in roles as an inside director and independent director and has more than 4 years of experience on compensation and finance committees. Mr. Scheessele graduated from Purdue University with a Bachelor of Science – Mechanical Engineering. Mr. Scheessele also earned a Master of Science – Industrial and Systems Engineering from the University of Michigan. Mr. Scheessele provides the board with significant expertise in international manufacturing operations and management oversight as well as a strong history of service on board committees.

Kenneth Le. Mr. Le was appointed as our Director of government relations and the President of Prodigy Textiles in July 2019. In light of his position with our subsidiary and the duties associated with such position, we believe Mr. Le meets the definition of “executive officer” as such term is defined in the Exchange Act. Kenneth Le has over 25 years of successful international business experience specializing in entrepreneurial enterprises. In January 2009, Mr. Le was appointed to Dot VN, Inc. Strategic Advisory Board and will assist in strategic planning for future growth and development of key projects of the domain name registration and business e-commerce solutions company in Vietnam. As current managing partner of Pacific Bay Ventures, Mr. Le is working on a joint venture developing 1,550 hectares as a mixed use residential industrial park in conjunction with Dat Quang Chu Lai Industrial Park, JSP in Tam An city in Chu Lai province, Vietnam’s first international open economic trade zone. He is Managing Director of Minh Nhat Company and developing Da Deh Lake, an eco-resort of over 500 hectares in a surrounded lake in the Lam Dong province, the third and the largest plateau province on the Central Highlands three hours outside of Ho Chi Minh City in Vietnam. Mr. Le has extensive high-level business contacts in Southeast Asia, many of which he has helped bring together acting as international liaison.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board. Mr. Thompson is employed as the Chief Executive Officer and Chief Financial Officer of the Company pursuant to a five year employment contract.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors, Director Nominees or promoters:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described y such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S. C 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence and Board Committees

We are not currently required under the Securities and Exchange Act to maintain any committees of our Board.

Nasdaq listing standards require that a majority of our Board be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Messrs. Gupta and Scheessele and Ms. Bishop are “independent directors” as defined in the Nasdaq listing standard and applicable SEC rules.

Pursuant to Nasdaq listing rules we will establish three standing committees - an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a compensation committee and a nominating and governance committee, each comprised of independent directors. Under Nasdaq listing rule 5615(b)(1), a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements. We do not intend to rely on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(3).

Audit Committee. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the Board. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Messrs. Gupta and Scheessele and Ms. Bishop meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Ms. Bishop will serve as chairman of our audit committee. Each member of the audit committee is financially literate and our Board has determined that Ms. Bishop qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

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We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

●	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

●	resolve any disagreements between management and the auditor regarding financial reporting;

●	pre-approve all auditing and non-audit services;

●	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

●	seek any information it requires from employees-all of whom are directed to cooperate with the audit committee’s requests-or external parties;

●	meet with our officers, external auditors, or outside counsel, as necessary; and

●	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

Compensation Committee. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the Board. Messrs. Gupta and Scheessele and Ms. Bishop will serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Messrs. Gupta and Scheessele and Ms. Bishop meet the independent director standard under Nasdaq listing standards applicable to members of the compensation committee

We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

●	discharge the responsibilities of the Board relating to compensation of the our directors, executive officers and key employees;

●	assist the Board in establishing appropriate incentive compensation and equity-based plans and to administer such plans;

●	oversee the annual process of evaluation of the performance of our management; and

●	perform such other duties and responsibilities as enumerated in and consistent with compensation committee’s charter.

The charter will permit the committee to retain or receive advice from a compensation consultant and will outline certain requirements to ensure the consultants independence or certain circumstances under which the consultant need not be independent. However, as of the date hereof, the Company has not retained such a consultant.

Nominating and Governance Committee. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and governance committee of the Board that will be comprised of independent directors. Messrs. Gupta and Scheessele and Ms. Bishop will serve as members of our nominating and governance. We will adopt a nominating and governance committee charter, which will detail the purpose and responsibilities of the nominating and governance committee, including:

●	assist the Board by identifying qualified candidates for director nominees, and to recommend to the board of directors the director nominees for the next annual meeting of stockholders;

●	lead the Board in its annual review of its performance;

●	recommend to the board director nominees for each committee of the Board; and

●	develop and recommend to the Board corporate governance guidelines applicable to us.

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Meetings of the Board of Directors

During its fiscal year ended December 31, 2019, the Board did not meet on any occasion, but rather transacted business by unanimous written consent seven times.

Family Relationships

There are no family relationships by between or among the members of the Board or other executive officers of the Company.

Indemnification

Our amended and restated articles of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. See “Indemnification of Directors and Officers” for further information. We intend to secure directors’ and officers’ liability insurance following the completion of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Wyoming law, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended December 31, 2019 and 2018 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).

On March 19, 2020, the Mr. Thompson agreed to suspend payment or accrual of his salary until such time as the Company’s employees whom were furloughed due to the COVID-19 pandemic return to work.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kim Thompson President, CEO, CFO and Director	2019	$354,791	(1)	$70,958	(2)	$0	$0	$0	$0	$52,798	(3)	$478,547
	2018	$334,708	(4)	$66,942	(5)	$0	$0	$0	$0	$55,934	(6)	$457,584

Jonathan R. Rice COO	2019	$150,774	(7)	$24,000	(8)	$0	$0	$0	$0	$13,295	(9)	$188,069
	2018	$125,398	(10)	$0		$0	$0	$0	$0	$15,324	(11)	$142,285

Kenneth Le President of Prodigy Textiles(12)	2019	$27,692		$0		$0	$0	$0	$0	$237,748	(12)(13)	$265,440
	2018	$0		$0		$0	$0	$0	$0	$0		$0

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(1)	This represents the annual salary payable to Mr. Thompson pursuant to the then current terms of his employment agreement. However, in light of the Company’s cash position, Mr. Thompson agreed to defer all such annual compensation until such time as our cash position improves. See the section, “Employment Agreements” below for additional information regarding the payback terms of the deferred compensation.
(2)	This represents the annual bonus payable to Mr. Thompson pursuant to the then current terms of his employment agreement. However, in light of the Company’s cash position, Mr. Thompson agreed to defer this bonus until such time as our cash position improves. See the section, “Employment Agreements” below for additional information regarding the payback terms of all of Mr. Thompson’s deferred compensation.
(3)	This amount includes: $49,833 in medical insurance and medical reimbursement we agreed to cover for Mr. Thompson pursuant to his employment agreement and $2,965 in reimbursement for office and travel related expenses. However, in light of the Company’s cash position, Mr. Thompson agreed to defer all such reimbursement until such time as our cash position improves. See the section, “Employment Agreements” below for additional information regarding the payback terms of these funds, which we deem “accounts payable – related party.”
(4)	This represents the annual salary payable to Mr. Thompson pursuant to the then current terms of his employment agreement. However, in light of the Company’s cash position, Mr. Thompson agreed to defer all such annual compensation until such time as our cash position improves. See the section, “Employment Agreements” below for additional information regarding the payback terms of the deferred compensation.
(5)	This represents the annual bonus payable to Mr. Thompson pursuant to the then current terms of his employment agreement. However, in light of the Company’s cash position, Mr. Thompson agreed to defer this bonus until such time as our cash position improves. See the section, “Employment Agreements” below for additional information regarding the payback terms of all of Mr. Thompson’s deferred compensation.
(6)	This amount includes: $48,565 in medical insurance and medical reimbursement we agreed to cover for Mr. Thompson pursuant to his employment agreement and $7,161 in reimbursement for office and travel related expenses. However, in light of the Company’s cash position, Mr. Thompson agreed to defer all such reimbursement until such time as our cash position improves. See the section, “Employment Agreements” below for additional information about regarding the payback terms of these funds, which we deem “accounts payable – related party.”
(7)	This represents the annual salary paid to Mr. Rice pursuant to the then current terms of his employment agreement. In 2019, Mr. Rice’s annual base salary was $150,774. However, in light of the Company’s cash position, the Company has deferred the payment of $23,076 of the $150,774. See the section, “Employment Agreements” below for additional information regarding the payback terms of all of Mr. Rice’s deferred compensation. In addition to his annual base salary Mr. Rice was reimbursed for $12,274 in medical insurance premiums and $1,020 in phone service expenses, pursuant to his employment agreement recorded and reported under “all other compensation”.
(8)	This represents the annual bonus payable to Mr. Rice pursuant to the then current terms of his employment agreement. However, in light of the Company’s cash position, the Company has deferred the payment of $20,000 of the $24,000. See the section, “Employment Agreements” below for additional information regarding the payback terms of all of Mr. Rice’s deferred compensation.
(9)	In 2019, Mr. Rice received $12,274 in medical insurance and medical reimbursement and $1,020 in phone service expenses and travel related, pursuant to his employment agreement.
(10)	This represents the annual salary that was paid to Mr. Rice pursuant to the then current terms of his employment agreement. In 2018, Mr. Rice’s annual base salary was $140,000, which includes $125,398 in wages and $15,324 in other expenses payable to Mr. Rice pursuant to the then current terms of his employment agreement, the latter of which are included in the “all other compensation” column.
(11)	This amount represents “all other compensation” payable to Mr. Rice pursuant to the then current terms of his employment agreement, including $14,284 in medical insurance and $1,040 in phone service expenses.
(12)	On July 3, 2019, the Board appointed Mr. Kenneth Le as the Company’s Director of government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Le at any time. Under the employment agreement, Mr. Le is entitled to annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $0.2299 per share, which are exercisable as of August 2021 and August 2022, respectively.
(13)	This amount represents the value of the warrants granted to Mr. Le in 2019.

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Employment Agreements

Chief Executive Officer and Chief Financial Officer

On November 10, 2010, the Company entered into an employment agreement with Kim Thompson, its President, Chief Executive Officer, Chief Financial Officer and sole director, effective January 1, 2011 through the December 31, 2015. The agreement was for a term of five years at an annual salary of $210,000 in 2011, with a 6% annual increase thereafter. For the year ended December 31, 2015, the annual salary was $281,027, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2016, the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2017, the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2018, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $334,708 for the year ended December 31, 2018, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2019, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $354,791 for the year ended December 31, 2019. On January 1, 2020, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $376,078 for the year ended December 31, 2020. As of June 30, 2020 and December 31, 2019, the accrued salary balance is $2,616,686 and $2,535,203, respectively. See, “Certain Relationships And Related Transactions, And Director Independence - Accrued Salaries and Officer Loans – Mr. Thompson, CEO/President.”

Base pay will be increased each January 1st, for the subsequent twelve month periods by 6%. Mr. Thompson will also be entitled to life, disability, health and dental insurance as well as an annual bonus in an amount equal to 20% of the base salary. In light of the Company cash position, Mr. Thompson declined the life and disability insurance.

The agreement also calls for the retention of the executive as a consultant following the termination of employment with compensation during such consultancy based upon the Company reaching certain milestones:

Upon the expiration or termination of this agreement for any reason, or by either party, Company agrees that it will employ Executive as a consultant for a period of four (4) years and at a rate of $4,500 per month.

(a)	In the event that Company achieves gross sales of five million dollars ($5,000,000) or more, or one million dollars ($1,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $70,000,000 during the term of this agreement, then the consulting period will be for five (5) years and the consulting rate will be increased to $5,500 per month.
(b)	In the event that Company achieves gross sales of ten million dollars ($10,000,000) or more, or two million dollars ($2,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $90,000,000 during the term of this agreement, then the consulting period will be for six (6) years and the consulting rate will be increased to $7,500 per month.

Chief Operating Officer

On January 20, 2015, the Company entered into an at-will employment agreement with Mr. Jonathan R. Rice, its Chief Operating Officer (the “2015 COO Employment Agreement”). Although the 2015 COO Employment Agreement has been superseded (as described below), on January 23, 2015, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the COO Employment Agreement and on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share. The 3,000,000 share warrant fully vested on October 28, 2016. For the twelve months ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice.

On January 14, 2016, the Company entered into a new at-will employment agreement with Mr. Rice (the “2016 COO Employment Agreement”). The 2016 COO Employment Agreement had a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the 2016 COO Employment Agreement, Mr. Rice is entitled to an annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, and other benefits. In addition, on March 30, 2016, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the 2016 COO Employment Agreement. Additionally, on August 4, 2016, the Company approved a performance retention bonus to Mr. Rice of $20,000 which was payable on March 31, 2018, but which has not yet been paid. For the twelve months ended December 31, 2018, the Company recorded $0 for the warrants issued to related party.

The Company extended the 2016 COO Employment Agreement to a term ending on January 31, 2019. On March 15, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2020. On May 19, 2020, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2021. The COO Employment Agreement can be terminated by either the Company or Mr. Rice at any time. For the twelve months ended December 31, 2018, the Company recorded $0 for the warrants issued to related party.

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On August 4, 2016, the Company issued an accommodation to Mr. Rice awarding him a bonus of $20,000 payable on March, 31, 2018. In light of the Company’s cash position, this bonus has been deferred.

On January 9, 2018, the Company extended the expiration date of the January 2015 Warrant from January 19, 2018 to January 31, 2020. On January 10, 2020, the Company extended the expiration date of the January 2015 Warrant from January 31, 2020 to January 10, 2025.

On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. The salary increase and the bonus is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of:

●	The Company maintaining $6,000,000 or more in working capital;
●	Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy; or,
●	Upon the fifth year anniversary of the salary increase and the bonus issuance.

On October 21, 2019, the Company signed another agreement to increase Mr. Rice’s base salary by another $20,000 per year (effective August 15, 2019). Such salary increase is accrued and to be paid on the same terms as set forth above regarding the April 2019 increase.

Over the years, in light of our cash position, certain amounts of Mr. Rice’s annual compensation have been deferred. As a result of these deferments, we accrued a total of $82,902 and $64,352 in deferred compensation payable to Mr. Rice as of June 30, 2020 and December 31, 2019, respectively. See, “Certain Relationships And Related Transactions, And Director Independence - Accrued Salaries and Officer Loans – Mr. Rice, COO.”

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of the date of this Registration Statement by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock, (b) directors, (c) our executive officers, and (d) all executive officers and directors as a group. Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial		Percent of Class (1)	Percent of All Voting Classes
Class A Common Stock
	Kim Thompson	209,468,162	(2)	24.52%	16.70%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	11,000,000	(3)	1.29%	0.88%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Anurag Gupta	-		-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Julie R. Bishop	-		-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Greg Scheessele	-		-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	2,300,000	(4)	0.27%	0.18%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (5 Persons)	222,768,160		26.07%	17.76%

Series A Preferred Stock
	Kim Thompson	2		100%	31.89%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Anurag Gupta	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Julie R. Bishop	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Greg Scheessele	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (5 Persons)	2		100%	31.89%

(1) The percent of class is based on 854,410,001 shares of our Common Stock issued and outstanding as of the date hereof.

(2) Such shares include 209,468,160 shares of Common Stock that are owned by Mr. Thompson, and 2 shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock that are owned by Mr. Thompson. Mr. Thompson owns one warrant to purchase 20,000,000 shares of Common Stock at an exercise price of $0.115, but he cannot receive such shares within the next 60 days because the earliest the warrants are exercisable is February 2025.

(3) Mr. Rice owns 8 other warrants to purchase a total of 12,000,000 shares of Common Stock at an exercise price ranging from $0.115 to $0.2299, but he cannot receive such shares within the next 60 days because the earliest the warrants are exercisable is February 2021.

(4) Mr. Le owns two three-year warrants to purchase a total of 2,000,000 shares of Common Stock at an exercise price of $0.2299 per share, but he cannot receive such shares within the next 60 days because the earliest the warrants are exercisable is August 2021.

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Change in Control

As of the date of this Registration Statement, there were no arrangements which may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2018, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Related Party Transactions

Accrued Salaries and Officer Loans

Mr. Thompson, CEO, CFO, and President

Mr. Thompson agreed to defer a significant portion of the compensation and other payments, as set forth below, owed to him. Mr. Thompson has also agreed not to collect or accrue any salary while the Company has employees furloughed over concerns regarding the current global pandemic.

●	Annual Compensation: As of June 30, 2020, Kim Thompson, our CEO accrued $2,616,686 of unpaid salary, which represents a portion of the annual compensation owed to him pursuant to the terms of his employment agreements during such time period. As of June 30, 2020, there was $1,281,509 in accrued interest (collectively with the unpaid salary, the “Accrued CEO Salary”).
●	Company Loans: Mr. Thompson has loaned the Company an aggregate of $1,552,000 and has been repaid $160,000, leaving a balance of $1,392,000 (including interest, the CEO Loans”). As of June 30, 2020, there was $58,855 in loan interest.
●	Royalty Payments: Mr. Thompson was entitled to certain royalties as compensation for the transfer of intellectual property he owned to the Company. As of June 30, 2020, there was $65,292 in royalty payments payable to Mr. Thompson (“Royalty Payments”).
●	As of June 30, 2020, there was $319,005 included in accounts payable and accrued expense payable to Mr. Thompson (“APAE,” together with Accrued CEO Salary, CEO Loans and Royalty Payments, the “CEO Deferred Payments”).

Mr. Thompson also agreed to the following repayment schedule of the CEO Deferred Payments:

•	$500,000 will be paid on the 3-month anniversary of the effective date of this registration statement;
•	50% of the remaining balance will be paid on the 12-month anniversary of the effective date of this registration statement; and,
•	The remainder will be paid on the 18-month anniversary of the effective date of this registration statement.

Mr. Rice, COO

As previously stated, in light of our cash position, Mr. Rice agreed to defer a portion of the compensation owed to him. Between December 31, 2016 and June 30, 2020, Mr. Rice accrued a total of $82,902 in unpaid salary (“Accrued COO Salary”).

In consideration of the Company’s current and potential future cash position, the Company and Mr. Rice entered into an agreement in November 2019 regarding how the Company shall repay such salary. Pursuant to such agreement, the Company shall repay Mr. Rice in full either by the direction of the Board or upon the earlier of:

●	The Company maintaining $6,000,000 or more in working capital;
●	Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy; or,
●	Upon the fifth-year anniversary of the salary increase and the bonus issuance.

Property Leases

On January 23, 2017, the Company signed an 8-year property lease with the Company’s CEO, CFO, President and controlling shareholder for land in Texas. The Company pays $960 per month starting on February 1, 2017 and uses this facility to grow mulberry for its U.S. silk operations.

The Company is not a subsidiary of any company.

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Related Party Policy

Our current Code of Ethics requires the CEO and CFO to avoid, wherever possible, actual conflicts of interest in personal and professional relationships; however, we have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Prior to the consummation of this offering, we will adopt a new code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 60,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock with no par value per share and 10,000,000 shares of preferred stock with no par value per share on a pre-reverse split basis. On March 18, 2009, we amended our articles of incorporation to provide for unlimited authorized shares, no par value, of Class A common stock and Class B common stock, and preferred stock. In December 2013, we further amended our articles of incorporation to designate Series A of the Company’s preferred stock, no par value; there are two shares of Series A preferred stock authorized. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. As of the date hereof, we have 854,410,001 shares of Class A common stock, 0 shares of Class B common stock and 2 shares of Series A Preferred Stock outstanding. The Class B common stock is not listed on the OTCQB or any other market and we are not seeking to have it listed on Nasdaq or another national exchange.

On or prior to the effective date of the registration statement of which this prospectus forms a part, we will amend our articles of incorporation to effect the Reverse Stock Split. At our 2019 annual stockholder meeting, our stockholders approved a reverse stock split of the Company’s issued and outstanding Common Stock by a ratio of not less than one-for-ten and not more than one-for-forty at any time prior to July 23, 2020, with the exact ratios to be set at a whole number within this range, as determined by our Board in its sole discretion and approved and adopted the articles of amendment to our articles of incorporation to affect the same. As we continue the uplisting process with Nasdaq, but are past July 23, 2020, such stockholder approval expired. However, on August [  ], 2020 we obtained the written consent from a majority of our stockholders to effect the Reverse Stock Split.at a ratio of 1-for-[  ]

In line with the Reverse Stock Split, on August [  ] 2020, the sole holder of our Series A Preferred Stock, Mr. Thompson, approved, via written consent, to reduce the voting rights of the Series A preferred stock by a ratio of 1 for [  ], consistent with the Reverse Stock Split (the “Reduced Voting Power”), to be effective as of the date of the Reverse Stock Split. Accordingly, the Series A Preferred Stock now represents [  ] votes (31.89  % of the voting power on all matters submitted to a stockholder vote). Our Board and a majority of our stockholders approved, via written consent, amending our articles of incorporation to reflect the Reduced Voting Power. On or prior to the effective date of the registration statement of which this prospectus forms a part, we will amend our articles of incorporation to effect the Reduced Voting Power.

The Reverse Stock Split will not impact the number of authorized shares of Common Stock or Series A Preferred Stock.

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Common Stock

As of August 20, 2020, 854,410,001 shares of Class A common stock were issued and outstanding and held by 32 stockholders of record, and we had no shares of Class B common stock issued and outstanding. Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote; Class B common stock does not have any voting rights.

Holders of Common Stock do not have cumulative voting rights.

Holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of both classes of common stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of both classes of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Effective December 17, 2013, the Company amended its Articles of Incorporation to designate Series A of the Company’s preferred stock, no par value. Under the amendment, there are two shares of Series A preferred stock authorized. The holders of Series A preferred stock are entitled to vote together with the holders of the Company’s common stock on all matters upon which the Company’s stockholders may vote.

Each share of Series A preferred stock is entitled to 200,000,000 votes on all such matters on a pre-reverse basis. Each share of Series A preferred stock is convertible into one share of the Company’s common stock at the holder’s option. On December 19, 2013, the Company issued two shares of Series A preferred stock to Kim Thompson, the Company’s founder, CEO, CFO, President, and sole director.

The shares of Series A preferred stock were issued to Mr. Thompson in exchange for an agreement to extend to October, 30, 2014 the date on which the Company would pay certain debts owed to Mr. Thompson. As part of the transaction, Mr. Thompson also agreed to forgive $30,000 which the Company owed to him as compensation. In connection with the transaction, the Company incurred a loss on settlement of debt of $5,187,800.

Dividends

Since inception we have not paid any cash dividends on our capital stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board may deem relevant.

Certain Anti-Takeover Effects

Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of the preferred stock, if the option to acquire such shares is exercised, would impede a business combination by the voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of other preferred stock could adversely affect the voting power of holders of our common stock.

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Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s stockholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its stockholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

The outstanding Series A Preferred Stock can deter a takeover.

Because our Board is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board of directors presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Transfer Agent

The transfer agent for our Common Stock is Olde Monmouth Stock Transfer Co., Inc.

Listing

Our Common stock is quoted on the OTCQB under the trading symbol KBLB”. We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “KBLB” and our Purchase Warrants listed on the Nasdaq Capital Market under the symbol “KBLBW”.

Limitation on Liability and Indemnification Matters

See the section of this prospectus entitled “Management — Indemnification”.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

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DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 1,904,762 Units in this offering at an assumed initial offering price of $5.25 per Unit. Each Unit consisting of one share of our Common Stock together with one Purchase Warrants to purchase one share of our Common Stock. The shares of Common Stock accompanying Purchase Warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Purchase Warrants offered hereby.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Securities” in this prospectus.

Purchase Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Purchase Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Olde Monmouth, as warrant agent, and the form of Purchase Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Purchase Warrant.

Form. Pursuant to a warrant agent agreement between us and Olde Monmouth, as warrant agent, the Purchase Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The Purchase Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Purchase Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Purchase Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Purchase Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Purchase Warrants will have an exercise price of $5.25 per share, which is 100% of the assumed public offering price and which is the midpoint of the price range set forth on the cover page of this prospectus. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants. We intend to seek a listing for the Purchase Warrants on Nasdaq or other national exchange under the symbol “KBLBW,” however we cannot assure you that we will be successful listing the Purchase Warrants on Nasdaq or other national exchange or, if successful, that an active trading market for the Purchase Warrants will develop or be sustained.

Fundamental Transactions. If a fundamental transaction as defined in the Purchase Warrant occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Purchase Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Purchase Warrant.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our Common Stock existed on the OTCQB. Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our Common Stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, we will have [  ] shares of our Common Stock outstanding (assuming no exercise of the underwriter’s option to purchase additional shares of Common Stock and/or Purchase Warrants). All of the shares sold in this offering will be freely tradable unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting – Lock Up Agreements.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Stock then outstanding, which will equal approximately 8,544,100 shares, or
●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule of the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of the registration statement of which this prospectus forms a part in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of Common Stock could differ from those described below.

This discussion is addressed only to U.S. holders (defined below) which hold our shares of Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances or to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

●	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;
●	a bank, financial institution or insurance company;
●	a regulated investment company, a real estate investment trust or grantor trust;
●	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Section 408 or 408A of the Code, respectively;
●	a person holding the Common Stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell Common Stock under the constructive sale provisions of the Code;
●	a trader in securities that has elected the mark-to-market method of tax accounting for securities;
●	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;
●	a person who is a partner or investor in a partnership or other pass-through entity that holds the Common Stock;
●	a U.S. person whose “functional currency” is not the U.S. dollar;
●	a controlled foreign corporation or passive foreign investment company;
●	a qualified foreign pension fund or an entity that is wholly owned by one or more qualified foreign pension funds; or
●	a U.S. expatriate.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of Common Stock that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from a share of Common Stock.

If a partnership holds shares of Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding shares of Common Stock or a partner therein should consult its own tax advisors as to the tax consequences of holding and disposing of shares of Common Stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any distributions on our Common Stock in the foreseeable future. If we do make any distributions on shares of our Common Stock, however, such distributions will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its Common Stock and then as gain from the sale or exchange of the Common Stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of Common Stock who is a U.S. individual.

Distributions to U.S. holders that are corporate stockholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate stockholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of Common Stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the Common Stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the Common Stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of Common Stock and to the proceeds of a sale of Common Stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status, or fails to report in full dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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UNDERWRITING

Maxim Group LLC is acting as the sole book-running manager and as representative of the underwriters of this offering (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of our Common Stock and corresponding Purchase Warrants listed next to its name in the following table on a firm commitment basis:

Underwriter	Number of Shares of Common Stock	Number of Purchase Warrants
Maxim Group LLC	1,904,476	1,904,476

Total

The underwriters are committed to purchase all the shares of our Common Stock and corresponding Purchase Warrants offered by this prospectus if they purchase any shares of our Common Stock and corresponding Purchase Warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of our Common Stock and/or Purchase Warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of our Common Stock and corresponding Purchase Warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of this prospectus, to purchase up to an additional 285,715 shares of our Common Stock and/or Purchase Warrants to purchase 285,715 shares of our Common Stock at the assumed public offering  price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares of Common Stock and/or Purchase Warrants. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of our Common Stock and/or Purchase Warrants.

Discounts and Commissions

We have agreed to provide the underwriters with an underwriting discount equal to eight percent (8.0%) of the public offering price for all securities sold in this offering.

The Representative has advised us that the underwriters propose to offer the shares of Common Stock and corresponding Purchase Warrants directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the Representative may offer some of the shares of Common Stock and corresponding Purchase Warrants to other securities dealers at such price less a concession of up to $[●] per share of Common Stock and corresponding Purchase Warrant. After the offering to the public, the offering price and other selling terms may be changed by the Representative without changing the Company’s proceeds from the underwriters’ purchase of the shares of Common Stock and corresponding Purchase Warrants.

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The following table summarizes the public offering price, underwriting discounts, and proceeds before estimated offering fees and expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our Common Stock and/or Purchase Warrants. The underwriting discounts are equal to the public offering price per share and related Purchase Warrants less the amount per share the underwriters pay us for the shares of our common stock and Purchase Warrants.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount (1)	$	$	$
Proceeds to us, before fees and expenses (2)	$	$	$

(1)	Assumes and underwriting discount of 8.0% of the public offering price for all securities sold in this offering.
(2)	We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $[●]. This figure includes expense reimbursements we have agreed to pay Maxim for reimbursement of its expenses related to the offering up to a maximum aggregate expense allowance of $125,000 (including any advance toward the maximum expense allowance). In accordance with FINRA Rule 5110, the reimbursement fee described in the preceding sentence is deemed underwriting compensation for this offering.

We have also agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Except as disclosed in this prospectus, the underwriters have not received, and will not receive, from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under its rule of fair price. The underwriting discount was determined through an arms’ length negotiation between us and the underwriter.

Representative’s Warrants

We have agreed to issue to the Representative (or its designed affiliates) share purchase warrants (the “Representative’s Warrants”) to purchase up to a total of 8% of the shares of Common Stock sold in this offering. The Representative’s Warrants will be non-exercisable for six (6) months after the effective date of the registration statement of which this prospectus forms a part and will expire five (5) years after such effective date. The Representative’s Warrants will be exercisable at a price equal to 110.0% of the public offering price in connection with this offering. The Representative’s Warrants shall not be redeemable. The Company will register the shares of Common Stock underlying the Representative’s Warrants under the Securities Act and will file all necessary undertakings in connection therewith. The Representative’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, except that they may be assigned, in whole or in part, to any officer or partner of the Representative and to members of the underwriting syndicate or selling group and officers and partners thereof. The Representative’s Warrants may be exercised as to all or a lesser number of shares of Common Stock for a period of five (5) years after the effective date of the registration statement of which this prospectus forms a part, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of common stock at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights at the Company’s expense for a period of five (5) and seven (7) years, respectively, following the effective date of the registration statement of which this prospectus forms a part. The Representative’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public stockholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(f)(2)(G)(vi).

Right of First Refusal

For a period of twelve (12) months from the commencement of sales of the Offering, the Representative is granted the right of first refusal to act as lead managing underwriter and book running manager or minimally as co-lead manager and co-book runner and/or co-lead placement agent with at least 100% of the economics for any and all of our future public and private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company.

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Determination of Offering Price

Prior to this offering, there has only been limited public market for our Common Stock. The public offering price of the shares of Common Stock was determined by negotiation between us and the Representative. The principal factors considered in determining the public offering price of the shares of Common Stock, including the exercise price of the Warrants included:

●	the information in this prospectus and otherwise available to the underwriters, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

We cannot be sure that the public offering price will correspond to the price at which the shares will trade in the public market following this offering or that an active trading market for the shares will develop or continue after this offering.

Lock-Up Agreements

We and each of our officers, and directors  have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock for a period of six months from the date this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriters will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more Units than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock and/or Purchase Warrants for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares Common Stock and/or Purchase Warrants over-allotted by the underwriters is not greater than the number of shares of our Common Stock and/or Purchase Warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of our Common Stock and/or Purchase Warrants involved is greater than the number of shares Common Stock and/or Purchase Warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock and/or Purchase Warrants or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

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In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

● a passive market maker may not effect transactions or display bids for our Common Stock in excess of the highest independent bid price by persons who are not passive market makers;

● net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

● passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Affiliations

Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby and other legal matters concerning this Offering relating to Wyoming law will be passed upon for us by Hathaway & Kunz, LLP, Cheyenne, Wyoming. Certain legal matters in connection with this Offering with respect to the United States federal securities law and New York law will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York. Ellenoff Grossman & Schole LLP, is acting as counsel to the underwriters in connection with the securities offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, included in this prospectus have been audited and so included in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the Common Stocks offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Common Stocks. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee		$3,116.76
FINRA filing fee		$4,102
Nasdaq initial and listing fees		$80,000
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and Engraving	$	*
Transfer agent and registrar fees	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Pursuant to the Registrant’s Articles of Incorporation, as amended and Bylaws, the Registrant may indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, by reason of the fact that he was a director or officer of the Registrant or served at the Registrant’s request as a director or officer of a subsidiary of the Registrant, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the fullest extent permitted by the General Corporation Law of the State of Wyoming.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, the Registrant has not issued unregistered securities to any person, except as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Registrant, to information about the Registrant.

On January 25, 2017, the Company issued 750,000 shares of common stock to a consultant for services rendered.

On February 6, 2017 the Company issued a warrant for 750,000 share of common stock to a consultant for services rendered.

On February 9, 2018, the Company issued 3-year warrant to purchase 3,000,000 shares of common stock at an exercise price of $0.056 per share to a consultant for services rendered. The warrants had a fair value of $52,660, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Warrants will be exercisable on August 9, 2019, and for a period of 2 years expiring on August 9, 2021. During the year ended December 31, 2018, the Company recorded $52,660 as an expense for warrants issued.

On March 20, 2018, the Company issued 4-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.001 per share to a consultant for services rendered. The warrants had a fair value of $19,915, based upon the Black-Scholes option-pricing model on the date of grant and fully vested on March 20, 2018. Warrants will be exercisable on March 20, 2019, and for a period of 3 years expiring on March 20, 22. During the year ended December 31, 2018, the Company recorded $19,915 as an expense for warrants issued. The warrants were canceled during the fiscal year ended December 31, 2019 in exchange for a cash payment of $6,000.

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On April 6, 2018, the Company issued 36,000 shares with a fair value of $1,076 ($0.0299/share) to a consultant as consideration for consulting fees owed from October 1, 2014 through December 31, 2018 of $21,000.

On March 9, 2019, the Company entered into a purchase agreement with one investor (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued the investor 14,797,278 Units at a purchase price of $0.06758 per Unit, for total gross proceeds to the Company of $1,000,000. The Units consist of 14,797,278 shares of the Company’s common stock and two warrants (the “Warrants”): (i) one warrant entitles the investor to purchase up to 14,797,278 shares of common stock at an exercise price of $0.06 per share (the “6 Cent Warrants”) and (ii) one warrant entitles the investor to purchase up to 7,398,639 shares of common stock at an exercise price of $0.08 per share (the “8 Cent Warrant”). The securities sold in the private placement were issued in reliance on an exemption from registration under Regulation S of the Securities Act of 1933, as amended (“Regulation S”). The bases for the availability of this exemption include the facts that the sales of the securities were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On March 20, 2019, the Company issued 4,052,652 shares of its Common Stock as payment for $243,159 of certain debt owed to Notre Dame.

On August 8, 2019, the Company issued a set of four (4) warrants totaling 500,000 shares to a related party, with an exercise price of $0.2299 per share.

On August 8, 2019, the Company issued a set of two (2) warrants totaling 2,000,000 shares to a related party, with an exercise price of $0.2299 per share.

On August 8, 2019, the Company issued a set of three (3) warrant totaling 6,000,000 shares to a related party, with an exercise price of $0.2299 per share.

On August 14, 2019, the Company issued 7,967,871 shares in connection with the cashless exercise of the 8,000,000 warrants.

On September 26, 2019, the Company issued 766,667 shares is connection with the cashless exercise of 1,000,000 warrants.

On July 30, 2020, the Company issued 9,941,623 shares of common stock in connection with the cashless exercise of 10,000,000 warrants.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement**

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment (3)

3.3	Articles of Amendment, filed with the Wyoming Secretary of State on November 15, 2013 (6)

3.4	Articles of Amendment, filed with the Wyoming Secretary of State on December 17, 2013 (7)

3.5	By-Laws (1)

4.1	Form of Warrant issued Mr. Jonathan R. Rice (14)

4.2	Form of Purchase Warrant**

4.3	Form of Representative’s Warrant**

4.4	Form of Warrant Agent Agreement**

4.5	Form of Lock-Up Agreement**

5.1	Opinion of Wyoming counsel, as to the validity of the Common Stock **

5.2	Opinion of US counsel, as to the validity of the Common Stock **

5.3	Opinion of [ ], as to U.S. federal tax matters **

10.1	Employment Agreement, dated November 10, 2010, by and between Kraig Biocraft Laboratories, Inc. and Kim Thompson (8)

10.6	Addendum to the Founder’s Stock Purchase and Intellectual Property Transfer Agreement, dated December 26, 2006, and the Founder’s Stock Purchase and Intellectual Property Transfer Agreement dated April 26, 2006 (3)

10.7	Intellectual Property/Collaborative Research Agreement, dated March 20, 2010, by and between Kraig Biocraft Laboratories and The University of Notre Dame du Lac. (2)

10.11	License Agreement, dated October 28, 2011, between the Company and University of Notre Dame du Lac. (12)

10.12	Intellectual Property / Collaborative Research Agreement, dated June 6, 2012, between the Company and University of Notre Dame du Lac. (12)

10.14	Employment Agreement, dated January 19, 2015, between the Company and Mr. Jonathan R. Rice (11)

10.15	Intellectual Property and Collaborative Research Agreements, dated March 4, 2015, between the Company and University of Notre Dame du Lac. (15)

10.16	2019 Employee Stock Option Plan (16)

14.1	Code of Business Conduct and Ethics (13)

14.2	Code of Ethics (17)

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21.1	List of Subsidiaries (16)

23.1	Consent of M&K CPAS, PLLC *

23.2	Consent of Wyoming counsel (included in Exhibit 5.1)**

23.3	Consent of U.S. counsel (included in Exhibit 5.2)**

99.1	Form of Audit Committee Charter (17)

99.2	Form of Compensation Charter (17)

99.3	Form Nominating and Governance Charter (17)

99.4	Consent of Anurag Gupta.**

99.5	Consent of Julie R. Bishop.**

99.6	Consent of Greg Scheessele.**

101.INS	XBRL Instance Document *
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.SCH	XBRL Taxonomy Extension Schema Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

101.INS	XBRL Instance Document *
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.SCH	XBRL Taxonomy Extension Schema Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

*Filed herewith

** To be filed by amendment

(1) Incorporated by reference to our Registration Statement on Form SB-2 (Reg. No. 333-146316) filed with the SEC on September 26, 2007.

(2) Incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC on April 15, 2010.

(3) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-162316) filed with the SEC on October 2, 2009.

(4) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 29, 2011.

(5) Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013.

(6) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 22, 2013.

(7) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 19, 2013.

(8) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-175936) filed with the SEC on August 1, 2011.

(9) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-199820) filed with the SEC on November 3, 2014.

(10) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 7, 2015.

(11) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 21, 2015.

(12) Incorporated by reference to our Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 30, 2015.

(13) Incorporated by reference to Exhibit 14.1 to our Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the SEC on March 26, 2008.

(14) Incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed on March 31, 2015.

(15) Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed on March 31, 2015.

(16) Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 27, 2020.

(17) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-238883) filed with the SEC on June 2, 2020.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

79

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on August 24, 2020.

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim Thompson	President, Chief Executive Officer, Chief	August 24, 2020
Kim Thompson	Financial Officer and Sole Director

80

KRAIG BIOCRAFT LABORATORIES, INC.

INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Financial Statements for the Six Months Ended June 30, 2020

Audited Consolidated Financial Statements for the Fiscal Years Ended December 31, 2019 and 2018

F-1

Kraig Biocraft Laboratories, Inc. and Subsidiary

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS

Current Assets
Cash	$54,710	$125,024
Prepaid expenses	8,472	31,745
Total Current Assets	63,182	156,769

Property and Equipment, net	104,203	117,321
Operating lease right-of-use asset, net	415,249	473,242
Security deposit	3,518	3,518

Total Assets	$586,152	$750,850

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$488,500	$560,948
Note payable - related party	1,192,000	642,000
Note payable
Royalty agreement payable - related party	65,292	65,292
Accounts payable and accrued expenses - related party	4,422,515	4,145,465
Operating lease liability, current	117,666	110,678
Loan payable	60,000	60,000
SBA Paycheck Protection Loan	90,100	-
Total Current Liabilities	6,436,073	5,584,383

Long Term Liabilities
Loan payable, net of current	155,244	185,244
Operating lease liability, net of current	308,438	369,281

Total Liabilities	6,899,755	6,138,908

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, no par value; unlimited shares authorized, none, issued and outstanding	-	-
Preferred stock Series A, no par value; 2 and 2 shares issued and outstanding, respectively	5,217,800	5,217,800
Common stock Class A, no par value; unlimited shares authorized, 844,468,378 and 844,468,378 shares issued and outstanding, respectively	16,757,079	16,757,079
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	5,107,560	2,412,969
Accumulated Deficit	(33,418,042)	(29,797,906)

Total Stockholders’ Deficit	(6,313,603)	(5,388,058)

Total Liabilities and Stockholders’ Deficit	$586,152	$750,850

F-2

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Revenue	$-	$-	$-	$-

Operating Expenses
General and Administrative	348,278	122,186	3,141,059	240,153
Professional Fees	31,100	37,917	50,474	188,228
Officer’s Salary	54,853	148,050	199,415	266,205
Rent - Related Party	3,128	6,153	6,263	9,426
Research and Development	32,970	20,937	37,782	43,241
Total Operating Expenses	470,329	335,243	3,434,993	747,253

Loss from Operations	(470,329)	(335,243)	(3,434,993)	(747,253)

Other Income/(Expenses)
Interest expense	(98,468)	(70,695)	(185,143)	(137,615)
Interest income	-	3,441	-	4,625
Total Other Income/(Expenses)	(98,468)	(67,254)	(185,143)	(132,990)

Net (Loss) before Provision for Income Taxes	(568,797)	(402,497)	(3,620,136)	(880,243)

Provision for Income Taxes	-	-	-	-

Net (Loss)	$(568,797)	$(402,497)	$(3,620,136)	$(880,243)

Net Income (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - Basic and Diluted	844,468,378	835,733,840	844,468,378	828,912,974

F-3

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statement of Changes in Stockholders Deficit

For the six months ended June 30, 2020

(Unaudited)

	Preferred Stock - Series A		Common Stock - Class A		Common Stock - Class B		Common Stock - Class A Shares To be issued			Accumulated
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Deficit	Total

Balance, December 31, 2019	2	$5,217,800	844,468,378	$16,757,079	-	$-	1,122,311	$22,000	$2,412,969	$(29,797,906)	$(5,388,058)

Warrants issued for services - related parties	-	-	-	-	-	-	-	-	2,612,411	-	2,612,411

Warrants issued for services	-	-	-	-	-	-	-	-	42,713	-	42,713

Contributed capital - related party	-	-	-	-	-	-	-	-	17,495	-	17,495

Imputed interest - related party	-	-	-	-	-	-	-	-	21,972	-	21,972

Net loss for the six months ended June 30, 2020	-	-	-	-	-	-	-	-	-	(3,620,136)	(3,620,136)

Balance, June 30, 2020	2	$5,217,800	844,468,378	$16,757,079	-	$-	1,122,311	$22,000	$5,107,560	$(33,418,042)	$(6,313,603)

F-4

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statement of Changes in Stockholders Deficit

For the six months ended June 30, 2019

(Unaudited)

	Preferred Stock - Series A		Common Stock - Class A		Common Stock - Class B		Common Stock Class A Shares To be issued			Accumulated
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Deficit	Total

Balance, December 31, 2018	2	$5,217,800	816,883,910	$15,145,798	-	$-	1,122,311	$22,000	$2,043,235	$(26,888,056)	$(4,459,223)

Units issued for cash	-	-	14,797,278	1,000,000	-	-	-	-	-	-	1,000,000

Shares issued in exchange for accounts payable	-	-	4,052,652	281,659	-	-	-	-	-	-	281,659

Cancellation of warrants issued for services	-	-	-	-	-	-	-	-	(19,915)	-	(19,915)
Imputed interest - related party	-	-	-	-	-	-	-	-	10,457	-	10,457

Net loss for the six months ended June 30, 2019	-	-	-	-	-	-	-	-	-	(880,243)	(880,243)

Balance, June 30, 2019	2	$5,217,800	835,733,840	$16,427,457	-	$-	1,122,311	$22,000	$2,033,777	$(27,768,299)	$(4,067,265)

F-5

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the six months ended June 30,
	2020	2019
Cash Flows From Operating Activities:
Net Loss	$(3,620,136)	$(880,243)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	13,118	13,403
Imputed interest - related party	21,972	10,457
Fair value of options issued for services	2,655,124	-
Warrants issued/(cancelled) to consultants	-	(19,915)
Changes in operating assets and liabilities:
Decrease (Increase) in prepaid expenses	23,273	(28,387)
Operating lease right-of-use, net	57,993	30,433
Increase in accrued expenses and other payables - related party	277,050	373,469
(Decrease) Increase in accounts payable	(72,448)	73,420
Operating lease liabilities, current	(53,855)	(28,106)
Net Cash Used In Operating Activities	(697,909)	(455,469)

Cash Flows From Investing Activities:
Purchase of Fixed Assets and Leasehold Improvements	-	-
Net Cash Used In Investing Activities	-	-

Cash Flows From Financing Activities:
Proceeds from Notes Payable - related party	550,000	120,000
Principal payments on debt	(30,000)	(4,000)
Contributed capital - related party	17,495	-
Proceeds from SBA Paycheck Protection Loan	90,100	-
Proceeds from issuance of common stock	-	1,000,000
Net Cash Provided by Financing Activities	627,595	1,116,000

Net Increase in Cash	(70,314)	660,531

Cash at Beginning of Period	125,024	13,697

Cash at End of Period	$54,710	$674,228

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with cashless warrants exercise	$-	$-
Settlement of accounts payable with note payable	$-	$265,244
Settlement of accounts payable with stock issuance	$-	$281,659
Adoption of lease standard ASC 842	$-	$559,568

F-6

Kraig Biocraft Laboratories, Inc.

Notes to Condensed Consolidated Financial Statements as of June 30, 2020 and 2019

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Kraig Biocraft Laboratories, Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

(B) Foreign Currency

The assets and liabilities of Prodigy Textiles, Co., Ltd. (the Company’s Vietnamese subsidiary) whose functional currency is the Vietnamese Dong, are translated into US dollars at period-end exchange rates prior to consolidation. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are reflected as a component of other comprehensive (loss) income. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) Cash

For the purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents as of June 30, 2020 or December 31, 2019.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by the Financial Accounting Standards Board (“FASB” Accounting Standards Codification (“ASC”) No. 260, “Earnings per Share.” For June 30, 2020 and June 30, 2019, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

The computation of basic and diluted loss per share for June 30, 2020 and June 30, 2019 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	June 30, 2020	June 30, 2019
Stock Warrants (Exercise price - $0.001/share)	55,995,917	57,995,917
Stock Options (Exercise price - $0.1150/Share)	27,340,000	-
Convertible Preferred Stock	2	2
Total	83,335,919	57,995,919

F-7

(F) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

(G) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC No. 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC No. 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

Effective January 1, 2009, the Company adopted guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all federal or state income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. As of June 30, 2020 and December 31, 2019 there were no amounts that had been accrued in respect to uncertain tax positions.

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

F-8

(H) Stock-Based Compensation

The Company accounts for stock-based compensation for employees and directors in accordance with ASC 718, Compensation (“ASC 718”). ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Under the provisions of ASC 718, stock-based compensation costs are measured at the grant date, based on the fair value of the award, and are recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company expenses stock-based compensation by using the straight-line method. In accordance with ASC 718 and, excess tax benefits realized from the exercise of stock-based awards are classified as cash flows from operating activities. All excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) are recognized as income tax expense or benefit in the condensed consolidated statements of operations.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASU 2018-07.

(I) Recent Accounting Pronouncements

In June 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within that fiscal year. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company early adopted ASU 2018-07 effective April 1, 2018. The adoption of this ASU did not have a material impact on the Company’s condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity. As a result, the Company has recorded Right-to-use assets and corresponding Lease obligations as more fully discussed in Note 4.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

F-9

(J) Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for automobiles.

In accordance with FASB ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded for the six months ended June 30, 2020 and 2019.

(K) Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

●	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at June 30, 2020 and December 31, 2019.

●	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

●	Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

	June 30, 2020	December 31, 2019
Level 1	$-	$-
Level 2	$-	$-
Level 3	$-	$-
Total	$-	$-

(L) Revenue Recognition

During the year ended December 31, 2019, the Company’s revenues were generated primarily from a contract with the U.S. Government. The Company performs work under this cost-plus-fixed-fee contract. Under the base phase of that contract the Company produced recombinant spider silk woven into ballistic shootpack panels. Those shootpack panels were delivered to the U.S. Government customer. Under an option period award starting in July 2017, to that original contract, the Company has worked to develop new recombinant silks.

Effective January 1, 2018, the Company adopted ASC No. 606 — Revenue from Contracts with Customers. Under ASC No. 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

F-10

For the three and six months ended June 30, 2020 and 2019, the Company recognized $0 and $0 respectively in revenue from the Government contract. These revenues were generated for work performed in the development and production of the Company’s recombinant silks under the base and option period phases of our ongoing contract with the US Army.

On July 24, 2017, the Company signed a contract option extension with the US Army to research and deliver recombinant spider silk fibers and threads. This contract option increased the total contract award by an additional $921,130 to a total of $1,021,092 and added 12 months to the contract duration. This effort was scheduled to end on September 24, 2018, but the Company requested an extension of this contract option period through April 2019 to complete the work. The Company has been in communication with the contracting office and is working with them as they determine the best path forward; Management believes there is a possibility of securing a follow-up contract to complete the delivery of all materials for the contract. The Company is also continuing to pursue additional contract opportunities with the Department of Defense, Department of Energy and other governmental agencies.

(M) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. At June 30, 2020 and December 31, 2019, the Company had approximately $0 and $0, respectively in excess of FDIC insurance limits.

For the three and six months ended June 30, 2020 and 2019, the Company booked $0 and $0 for doubtful accounts.

NOTE 2 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficiency of $6,372,891 and stockholders’ deficiency of $6,313,603 and used $697,909 of cash in operations for six months ended June 30, 2020. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3 EQUIPMENT

At June 30, 2020 and December 31, 2019, property and equipment, net, is as follows:

	As of June 30, 2020	December 31, 2019
Automobile	$41,805	$41,805
Laboratory Equipment	96,536	96,536
Office Equipment	7,260	7,260
Leasehold Improvements	85,389	85,389
Less: Accumulated Depreciation	(126,787)	(113,669)
Total Property and Equipment, net	$104,203	$117,321

Depreciation expense for the six months ended June 30, 2020 and 2019, was $13,118 and $13,403, respectively

Depreciation expense for the three months ended June 30, 2020 and 2019, was $5,740 and $6,738, respectively.

F-11

NOTE 4 - RIGHT TO USE ASSETS AND LEASE LIABILITY

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On January 23, 2017 the Company signed an 8 year property lease with the Company’s President for land in Texas where the Company grows its mulberry. The Company pays a monthly rent of $960. Rent expense – related party for the six months ended June 30, 2020 and 2019, was $6,263 and $6,153, respectively (See Note 9).

On September 13, 2017, the Company signed a new two year lease commencing on October 1, 2017 and ending on September 30, 2019. The Company pays an annual rent of $39,200 for the year one of lease and $42,000 for the year two of lease for office and manufacturing space.

On May 9, 2019 the Company signed a 5 year property lease with the Socialist Republic of Vietnam which consists of 4,560.57 square meters of space, which it leases at a current rent of approximately $45,150 per year one and two and with the 5% increase per year for years three through five.

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity. The adoption of the new guidance resulted in the recognition of ROU assets of $529,135 and lease liabilities of $531,462.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date. This rate was determined to be 8% and the Company determined the initial present value, at inception, of $559,568.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight line basis over the term of the lease

F-12

Right to use assets is summarized below:

June 30, 2020
Right to use assets, net – related party	$50,905
Right to use assets, net	49,404
Right to use assets, net	314,940
Total	$415,249

During the six months ended June 30, 2020, the Company recorded $54,963 as lease expense to current period operations.

During the six months ended June 30, 2020, the Company recorded $6,263 as lease expense – related party to current period operations.

Lease liability is summarized below:

June 30, 2020
Right to use liability, net – related party	52,432
Right to use liability, net	51,474
Right to use liability, net	322,198
Total	426,104
Less: short term portion	$(117,666)
Long term position	$308,438

Lease expense for the six months ended June 30, 2020 was comprised of the following:

Operating lease expense	$32,164
Operating lease expense	$22,799
Operating lease expense – related party	$6,263

NOTE 5 ACCRUED INTEREST – RELATED PARTY

On June 6, 2016, the Company received a $50,000 loan from our principal stockholder. Subsequently on December 1, 2017, the Company received an additional $30,000 loan from the same stockholder. On January 8, 2018 and March 31, 2018 the Company received an additional loan of $100,000 and $15,000, respectively. The Company received additional loan funds from the same stockholder as follows: $20,000 on April 26, 2018; $15,000 on June 21, 2018; $15,000 on June 29, 2018; $20,000 on July 5, 2018; $26,000 on October 1, 2018; $11,000 on October 12, 2018; $20,000 on December 21, 2018; $3,000 on January 4, 2019; $30,000 on January 17, 2019; $30,000 on February 1, 2019; $20,000 on February 15, 2019; $20,000 on March 1, 2019; $17,000 on January 4, 2019, $100,000 on November 20, 2019, $100,000 on December 18, 2019, $100,000 on January 24, 2020, $100,000 on February 19, 2020 $100,000 on March 9, 2020, $100,000 on April 8, 2020 and $150,000 on June 3, 2020. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand. Total loan payable to principal stockholder for as of December 31, 2019 is $642,000. Total loan payable to this principal stockholder as of June 30, 2020 is $1,192,000. During the six months ended June 30, 2020, the Company recorded $21,972 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $14,161. During the three months ended June 30, 2019, the Company recorded $10,457 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $7,033.

NOTE 6 NOTE PAYABLE

On March 1, 2019, the Company entered into an unsecured promissory note with Notre Dame - an unrelated party in the amount of $265,244 in exchange for outstanding account payable due to the debtor. Pursuant to the terms of the note, the note bears 10% interest per year from the date of default until the date the loan is paid in full. The term of the loan is twenty four months. The loan repayment commenced immediately over a twenty-four month period according to the following table. During the six months ended June 30, 2020, the Company paid $30,000 of the loan balance (See Note 8 (A)):

1. $1,000 per month for the first six months;

2. $2,000 per month for the months seven and eight;

3. $5,000 per month for months nine through twenty three; and,

4. Final payment of all remaining balance, in the amount of $180,224 in month 24.

F-13

On April 16, 2020, the Company, was granted a loan (the “Loan”) from The Huntington National Bank, in the aggregate amount of $90,100, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The Loan, which was in the form of a Note dated on or about April 16, 2020 issued by the Borrower, matures on or about April 16, 2022 and bears interest at an approximate rate of 1% per annum. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

NOTE 7 STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On March 9, 2019, the Company entered into a purchase agreement with one investor (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued the investor 14,797,278 Units at a purchase price of $0.06758 per Unit, for total gross proceeds to the Company of $1,000,000. The Units consist of 14,797,278 shares of the Company’s Class A Common Stock (the “Common Stock”) and two warrants (the “Warrants”): (i) one warrant entitles the investor to purchase up to 14,797,278 shares of Common Stock at an exercise price of $0.06 per share (the “6 Cent Warrants”) and (ii) one warrant entitles the investor to purchase up to 7,398,639 shares of Common Stock at an exercise price of $0.08 per share (the “8 Cent Warrant”). The Warrants shall be exercisable at any time from the issuance date until the following expiration dates:

● ½ of all $0.06 Warrants shall expire on March 8, 2021;

● ½ of all $0.06 Warrants shall expire on March 8, 2022;

● ½ of all $0.08 Warrants shall expire on March 8, 2022;

● ½ of all $0.08 Warrants shall expire on March 8, 2023.

(B) Common Stock Issued for Services

Shares issued for services as mentioned below were valued at the closing price of the stock on the date of grant.

On March 20, 2019, the Company issued 4,052,652 shares of its class A common stock with a fair value of $281,659 ($0.0695/share) on the date of settlement. The Company settled $243,159 of accounts payable to the University of Notre Dame. The Company recorded an additional amount of $38,500 based on the fair value of the shares on the date of settlement. See Note 8 (A).

(C) Common Stock Warrants and Options

On February 19, 2020 the Company issued a 20-year option to purchase 20,000,000 shares of common stock at an exercise price of $0.0115 per share to a related party for services rendered. The options had a fair value of $2,198,411, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on February 19, 2025, and for a period of 15 years expiring on February 19, 2040. During the six months ended June 30, 2020, the Company recorded $2,198,411 as an expense for options issued.

Expected dividends	0%
Expected volatility	125.19%
Expected term	3 years
Risk free interest rate	1.56%
Expected forfeitures	0%

F-14

On February 19, 2020 the Company issued a 10-year option to purchase 6,000,000 shares of common stock at an exercise price of $.00115 per share to a related party for services rendered. The options had a fair value of $626,047, based upon the Black-Scholes option-pricing model on the date of grant and 2,000,000 options are fully vested on the date granted and 1,000,000 options vest at the end of each successive year for four years. Options will be exercisable on February 19, 2021, and for a period of 10 years expiring on February 19, 2030. During the six months ended June 30, 2020, the Company recorded $208,682 as an expense for options issued.

Expected dividends	0%
Expected volatility	125.19%
Expected term	3 years
Risk free interest rate	1.50%
Expected forfeitures	0%

On February 19, 2020 the Company issued a 7-year option to purchase 1,340,000 shares of common stock at an exercise price of $0.0115 per share to employees for services rendered. The options had a fair value of $133,063, based upon the Black-Scholes option-pricing model on the date of grant and 268,000 options are fully vested on the date granted and the remaining option vest equally over the remaining 4 years at the end of each successive year. Options will be exercisable on February 19, 2021, and for a period of 6 years expiring on February 19, 2027. During the six months ended June 30, 2020, the Company recorded $26,613 as an expense for options issued.

Expected dividends	0%
Expected volatility	125.19%
Expected term	6 years
Risk free interest rate	1.46%
Expected forfeitures	0%

On September 26, 2019, the Company issued 766,667 shares in connection with the cashless exercise of the 1,000,000 warrants. On August 14, 2019, the Company issued 7,967,871 shares in connection with the cashless exercise of the 8,000,000 warrants.

On August 8, 2019, the Company issued a 2-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $267,574, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2020, and for a period of 3 years expiring on August 8, 2024. During the year ended December 31, 2019, the Company recorded $267,574 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $267,574, based upon the Black-Scholes option-pricing model on the date of grant and is fully vested on August 8, 2020. Options will be exercisable on August 8, 2022, and for a period of 3 years expiring on August 8, 2025. During the six months ended June 30, 2020, the Company recorded $133,056 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 years
Risk free interest rate	1.62%
Expected forfeitures	0%

F-15

On August 8, 2019, the Company issued a 3-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $291,842, based upon the Black-Scholes option-pricing model on the date of grant and is fully vested on August 8, 2021. Options will be exercisable on August 8, 2023, and for a period of 3 years expiring on August 8, 2026. During the six months ended June 30, 2020, the Company recorded $72,262 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 years
Risk free interest rate	1.54%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 1,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $118,874, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2020, and for a period of 3 years expiring on August 8, 2023. During the year ended December 31, 2019, the Company recorded $118,874 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 1,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $118,874, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2021, and for a period of 3 years expiring on August 8, 2024. During the year ended December 31, 2019, the Company recorded $118,874 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to an employee for services rendered. The options had a fair value of $14,859, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2020, and for a period of 3 years expiring on August 8, 2023. During the year ended December 31, 2019, the Company recorded $14,859, as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 years
Risk free interest rate	1.62%
Expected forfeitures	0%

F-16

On August 8, 2019, the Company issued a 2-year option to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $16,723, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2020. Options will be exercisable on August 8, 2022, and for a period of 3 years expiring on August 8, 2025. During the six months ended June 30, 2020, the Company recorded $8,316, as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year options to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $18,240, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2021. Options will be exercisable on August 8, 2023, and for a period of 3 years expiring on August 8, 2026. During the six months ended June 30, 2020, the Company recorded $4,542, as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 years
Risk free interest rate	1.54%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year options to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $19,525, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2022. Options will be exercisable on August 8, 2024, and for a period of 3 years expiring on August 8, 2027. During the six months ended June 30, 2020, the Company recorded $3,242, as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 years
Risk free interest rate	1.54%
Expected forfeitures	0%

On March 20, 2018, the Company issued a 4-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.001 per share to a consultant for services rendered. The warrants had a fair value of $19,915, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on March 20, 2018. Warrants will be exercisable on March 20, 2019, and for a period of 3 years expiring on March 20, 2022. During the year ended December 31, 2019, the Company recorded $19,915 as an expense for warrants issued. On April 5, 2019, the Company cancelled 600,000 warrant issued to a consultant on February 20, 2018 in exchange for $6,000 cash payment. In addition the Company also recorded a $19,915 reduction to warrant expense related to the warrant cancellation.

Expected dividends	0%
Expected volatility	97.56%
Expected term	4 years
Risk free interest rate	2.65%
Expected forfeitures	0%

On September 26, 2019, the Company issued 766,667 shares in connection with the cashless exercise of the 1,000,000 warrants.

F-17

On August 14, 2019, the Company issued 7,967,871 shares in connection with the cashless exercise of the 8,000,000 warrants.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)

Balance, December 31, 2019	55,395,917		2.77
Granted	-	-
Exercised	-	-
Cancelled/Forfeited	-	-
Balance, June 30, 2020	55,395,917		2.27
Intrinsic Value	$9,799,286

For the six months ended June 30, 2020, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	21,000,000	1.15	$4,326,000
$0.056	3,000,000	1.1	$618,000
$0.04	2,300,000	1.20	$473,800
$0.06	7,398,639	0.69	$1,524,120
$0.06	7,398,639	1.69	$1,524,120
$0.08	3,699,320	1.69	$762,060
$0.08	3,699,320	2.69	$762,060
$0.2299	8,500,000	4.89	$1,751,000

For the year ended December 31, 2019, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	21,000,000	1.65	$4,069,800
$0.056	3,000,000	1.61	$387,600
$0.04	2,300,000	1.70	$445,740
$0.06	7,398,639	1.19	$1,433,856
$0.06	7,398,639	2.19	$1,433,856
$0.08	3,699,320	2.19	$716,928
$0.08	3,699,320	3.19	$719,928
$0.2299	8,500,000	5.39	$1,647,300

For the six months ended June 30, 2020, the following options were outstanding:

			Weighted Average
Exercise	Options	Options	Remaining
Price	Outstanding	Exercisable	Contractual Life

$0.115	-	22,267,800	23.09

F-18

(D) Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

Effective December 17, 2013, the Company amended its articles of incorporation to designate a Series A no par value preferred stock. Two shares of Series A Preferred stock have been authorized.

(E) Common Stock Issued for Debt

None

(F) Capital contribution – Related Party

For the six months ended June 30, 2020, the Company recorded $17,495 as contribution of capital by Chief Financial Officer.

NOTE 8 COMMITMENTS AND CONTINGENCIES

On November 10, 2010, the Company entered into an employment agreement with its CEO, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. For the year ending December 31, 2015, the annual salary was $281,027. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors. On January 1, 2016 the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016. On January 1, 2017 the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017. On January 1, 2019 the agreement renewed again with the same terms for another 5 years, but with an annual salary of $354,791 for the year ended December 31, 2019. On January 1, 2020 the agreement renewed again with the same terms for another 5 years, but with an annual salary of $376,078 for the year ended December 31, 2020. As of June 30, 2020 and December 31, 2019, the accrued salary balance is $2,616,686 and $2,535,203, respectively. (See Note 9).

On January 20, 2015, the board of directors appointed Mr. Jonathan R. Rice as our Chief Operating Officer. Mr. Rice’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to an annual cash compensation of $120,000, which includes salary, health insurance, 401K retirement plan contributions, etc. The Company also agreed to reimburse Mr. Rice for his past educational expenses of approximately $11,000. In addition, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “January 2015 Warrant”) pursuant to the employment agreement. Additionally, on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “May 20165 Warrant”) to Mr. Rice. The 2,000,000 share warrant fully vested on October 28, 2016. For the year ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice. On January 14, 2016, the Company signed a new employment agreement with Mr. Rice. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement. On January 9, 2018, the Company extended the expiration date of the January 2015 warrant from January 19, 2018 to January 31, 2020, and on January 10, 2020 the Company extended the expiration date of the warrant to January 23, 2015 and on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2019. On March 25, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2020. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. Additionally, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year. The salary increase and the bonus is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of:

F-19

●The Company maintaining $6,000,000 or more in working capital,

●Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy, or

●Upon the fifth year anniversary of the salary increase and the bonus issuance.

As of June 30, 2020 and December 31, 2019 the Company owes $82,902 and $64,352, respectively, to Mr. Rice for payroll payable.

On October 21, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year (effective August 15, 2019). The salary increase is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of:

●The Company maintaining $6,000,000 or more in working capital,

●Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy, or

●Upon the fifth year anniversary of the salary increase and the bonus issuance.

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Le is entitled to annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of June 30, 2020 and December 31, 2019, the accrued salary balance is $533 and $1,154, respectively.

(A) License Agreement

On May 8, 2006, the Company entered into a license agreement. Pursuant to the terms of the agreement, the Company paid a non- refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter. The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007. The annual research fees are accrued by the Company for future payment. Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years. On May 5, 2017, the Company signed an addendum to that agreement relating to tangible property and project intellectual property. On March 1, 2019, the Company singed an addendum to that agreement. The Company entered into a separate loan agreement and promissory noted dated March 1, 2019 as a payment for expenses paid by the University prior to January 31, 2019 totaling $265,244 and issued 4,025,652 shares of Class A common stock with a fair value of $281,659 as payment of certain debt. In the event of default the license agreement will be terminated. During the six months ended June 30, 2020, the Company paid $30,000 of the balance (See Notes 6).

F-20

(B) Royalty and Research Agreements

On May 1, 2008 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company will be required to pay $1,000 per month, or at the Company’s option, the consulting fee may be paid in the form of Company common stock based upon the greater of $0.05 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance. On April 6, 2018, the Company issued 36,000 shares with a fair value of $1,076 ($0.0299/share) to a consultant as consideration for consulting fees owed from October 1, 2014 through December 31, 2019 of $21,000. The issuance of shares resulted in gain on settlement of accounts payable of $19,924. On April 1, 2018, the Company ended the consulting agreement and no additional compensation will be issued. (See Note 7 (B)).

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. In accordance with FASB ASC No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007. As of June 30, 2020 and December 31, 2019, the outstanding balance is $65,292. As of December 31, 2019, the Company recorded interest expense and related accrued interest payable of $2,623. In 2020 the Company recorded $980 in interest expensed and related accrued interest payable. As of June 30, 2020 the Company recorded interest expense and related accrued interest payable of $7,523.

On December 30, 2015, the Company entered into a cooperative agreement for the research and pilot production of hybrid silkworms in Vietnam. Under this agreement, the Company will establish a subsidiary in Vietnam where it will develop and produce hybrid silkworms. On April 24, 2018, the Company announced that it had received its investment registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd. On May 1, 2018, the Company announced that it had received its enterprise registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

(C) Consulting Agreement

On February 20, 2018, the Company signed an agreement with a consultant to provide services. Under this agreement the consultant will receive a warrant for 600,000 shares of common stock and may be awarded additional warrants for up to 3,000,000 shares of common stock if performance metrics are achieved. On March 20, 2018, the Company issued a 4-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.001 per share to a consultant for services rendered. The warrants had a fair value of $19,915, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on March 20, 2018. Warrants will be exercisable on March 20, 2019, and for a period of 3 years expiring on March 20, 2022. During the year ended December 31, 2018, the Company recorded $19,915 as an expense for warrants issued (See Note 7 (C)). On April 5, 2019, the Company cancelled 600,000 warrant issued to a consultant on February 20, 2018 in exchange for $6,000 cash payment.

(D) Operating Lease Agreements

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On May 9, 2019 the Company signed an 5 year property lease Socialist Republic of Vietnam which consists of 4,560.57 square meters of space, which it leases at a current rent of approximately $45,150 per year one and two and with the 5% increase per year for years three through five.

On January 23, 2017 the Company signed an 8 year property lease with the Company’s President for land in Texas where the Company grows its mulberry. The Company pays a monthly rent of $960. Rent expense – related party for the six months ended June 30, 2020 and 2019, was $6,263 and $6,153, respectively (See Note 9).

On September 13, 2017, the Company signed a new two year lease commencing on October 1, 2017 and ending on March 31, 2020. The Company pays an annual rent of $39,200 for the year one of lease and $42,000 for the year two of lease for office and manufacturing space. On September 5, 2019, the Company signed a new two-year lease for this 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. The Company pays an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease.

F-21

NOTE 9 RELATED PARTY TRANSACTIONS

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. Pursuant to the addendum, the Company agreed to issue either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non-protective apparel use of the intellectual property to the Company. On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences. In accordance with FASB ASC No. 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized. As of June 30, 2020 the outstanding balance is $65,292. Additionally, the accrued expenses are accruing 7% interest per year. As of June30, 2020, the Company recorded interest expense and related accrued interest payable of $7,523.

On November 10, 2010, the Company entered into an employment agreement, with its CEO, effective January 1, 2011 through the December 31, 2015. Subsequently, on January 1, 2018 the agreement renewed with the same terms for another 5 years with an annual salary of $334,708 for the year ended December 31, 2019. As of June 30, 2020 and December 31, 2019, the accrued salary balance is $2,616,686 and $2,535,203, respectively.

On January 14, 2016 the Company signed a new employment agreement with Mr. Rice, the Company’s COO. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement. On January 9, 2018, the Company extended the expiration date of a warrant for 2,000,000 shares of common stock from January 19, 2018 to January 31, 2020 and on January 10, 2020, the Company extended the expiration date of the warrant to January 23, 2015 for Mr. Rice. Additionally, on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. Additional, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year. The salary increase and the bonus is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of:

●	The Company maintaining $6,000,000 or more in working capital,

●	Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy, or

●	Upon the fifth year anniversary of the salary increase and the bonus issuance.

As of June 30, 2020 and December 31, 2019, the Company owes $82,902 and $64,351, respectively, to Mr. Rice for payroll payable.

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Le is entitled to an annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of June 30, 2020 and December 31, 2019, the accrued salary balance is $533 and $1,154, respectively.

F-22

On June 6, 2016, the Company received a $50,000 loan from our principal stockholder. Subsequently on December 1, 2017, the Company received an additional $30,000 loan from the same stockholder. On January 8, 2018 and March 31, 2018 the Company received an additional loan of $100,000 and $15,000, respectively. The Company received additional loan funds from the same stockholder as follows: $20,000 on April 26, 2018; $15,000 on June 21, 2018; $15,000 on June 29, 2018; $20,000 on July 5, 2018; $26,000 on October 1, 2018; $11,000 on October 12, 2018; $20,000 on December 21, 2018; $3,000 on January 4, 2019; $30,000 on January 17, 2019; $30,000 on February 1, 2019; $20,000 on February 15, 2019; $20,000 on March 1, 2019; $17,000 on January 4, 2019, $100,000 on November 20, 2019, $100,000 on December 18, 2019, $100,000 on January 24, 2020, $100,000 on February 19, 2020, $100,000 on April 8, 2020 and $150,000 on June 3, 2020. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand. Total loan payable to principal stockholder for as of December 31, 2019 is $642,000. Total loan payable to this principal stockholder as of June 30, 2020 is $1,192,000. During the six months ended June 30, 2020, the Company recorded $21,972 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $14,161. During the six months ended June 30, 2019, the Company recorded $10,457 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $7,033.

On January 23, 2017, the Company signed an 8 year property lease with the Company’s President for land in Texas. The Company pays $960 per month starting on February 1, 2017 and uses this facility to grow mulberry for its U.S. silk operations. Rent expense – related party for six months ended June 30, 2020 and 2019 was $6,263 and $6,153, respectively.

As of June 30, 2020 and December 31, 2019, there was $319,005 and $304,539, respectively, included in accounts payable and accrued expenses - related party, which is owed to the Company’s Chief Executive Officer and Chief Operations Officer.

As of June 30, 2020, there was $1,344,534 of accrued interest- related party and $58,855 in shareholder loan interest – related party included in accounts payable and accrued expenses – related party, which is owed to the Company’s Chief Executive officer.

As of December 31, 2019, there was $1,196,503 of accrued interest- related party and $43,715 in shareholder loan interest – related party included in accounts payable and accrued expenses – related party, which is owed to the Company’s Chief Executive officer.

As of June 30, 2020, the Company owes $2,616,686 in accrued salary to principal stockholder, $82,902 to the Company’s COO, $533 to Director of Prodigy Textiles and $11,274 to its office employees.

As of December 31, 2019, the Company owes $2,535,203 in accrued salary to principal stockholder, $64,351 to the Company’s COO, $1,153 to Director of Prodigy Textiles and $4,477 to its office employees.

The Company owes $65,292 in royalty payable to related party as of June 30, 2020 and December 31, 2019.

NOTE 10 SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to July 31, 2020 through the date these financial statements were issued, and has determined that, other than disclosed below, it does not have any material subsequent events to disclose.

On July 17, 2020, the Company received $100,000 from a principal stockholder. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On July 30, 2020, the Company issued 9,941,623 shares of Common stock in connection with the cashless exercise of 10,000,000 warrants.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Kraig Biocraft Laboratories, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kraig Biocraft Laboratories, Inc. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continues as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

M&K CPAS, PLLC.

We have served as the Company’s auditor since 2013.

Houston, TX

March 27, 2020

F-24

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash	$125,024	$13,697
Prepaid expenses	31,745	6,858
Total Current Assets	156,769	20,555

Property and Equipment, net	117,321	47,310
Operating lease right-of-use asset, net	473,242	-
Security deposit	3,518	3,518

Total Assets	$750,850	$71,383

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$560,948	$793,482
Note payable - related party	642,000	322,000
Royalty agreement payable - related party	65,292	65,292
Accounts payable and accrued expenses - related party	4,145,465	3,349,832
Operating lease liability, current	110,678	-
Loan payable	60,000	-
Total Current Liabilities	5,584,383	4,530,606

Long Term Liabilities
Loan payable, net of current	185,244	-
Operating lease liability, net of current	369,281	-

Total Liabilities	6,138,908	4,530,606

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock Series A, no par value; 2 and 2 shares issued and outstanding, respectively	5,217,800	5,217,800
Common stock Class A, no par value; unlimited shares authorized, 844,468,378 and 816,883,910 shares issued and outstanding, respectively	16,757,079	15,145,798
Common stock Class B, no par value; unlimited shares authorized, no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	2,412,969	2,043,235
Accumulated Deficit	(29,797,906)	(26,888,056)

Total Stockholders’ Deficit	(5,388,058)	(4,459,223)

Total Liabilities and Stockholders’ Deficit	$750,850	$71,383

F-25

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statements of Operations

	For the Years Ended
	December 31, 2019	December 31, 2018

Revenue	$-	$401,620

Operating Expenses
General and Administrative	1,413,982	515,875
Professional Fees	342,845	157,976
Officer’s Salary	627,197	528,127
Rent - Related Party	14,793	11,520
Research and Development	223,050	148,069
Total Operating Expenses	2,621,867	1,361,567

Loss from Operations	(2,621,867)	(959,947)

Other Income/(Expenses)
Gain on forgiveness of debt	-	19,924
Interest expense	(294,352)	(228,954)
Interest income	6,369	-
Total Other Income/(Expenses)	(287,983)	(209,030)

Net (Loss) before Provision for Income Taxes	(2,909,850)	(1,168,977)

Provision for Income Taxes	-	-

Net (Loss)	$(2,909,850)	$(1,168,977)

Net Income (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - Basic and Diluted	835,587,422	816,874,442

F-26

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2019	2018
Cash Flows From Operating Activities:
Net Loss	$(2,909,850)	$(1,168,977)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	30,781	26,632
Gain on forgiveness of debt	-	(19,924)
Imputed interest - related party	22,337	11,909
Fair value of options issued for services	696,934	-
Warrants issued/(cancelled) to consultants	(19,915)	72,575
Changes in operating assets and liabilities:
Increase in prepaid expenses	(24,887)	(2,394)
(Increase) in accounts receivables, net	-	25,872
Operating lease right-of-use, net	86,326	-
Increase in accrued expenses and other payables - related party	795,633	682,976
Increase (Decrease) in accounts payable	314,369	136,326
Operating lease liabilities, current	(79,609)	-
Net Cash Used In Operating Activities	(1,087,881)	(235,005)

Cash Flows From Investing Activities:
Purchase of Fixed Assets and Domain Name	(100,792)	(11,448)
Net Cash Used In Investing Activities	(100,792)	(11,448)

Cash Flows From Financing Activities:
Proceeds from Notes Payable - related party	320,000	242,000
Principal payments on debt	(20,000)	-
Proceeds from issuance of common stock	1,000,000	-
Net Cash Provided by Financing Activities	1,300,000	242,000

Net Increase in Cash	111,327	(4,453)

Cash at Beginning of Year	13,697	18,150

Cash at End of Year	$125,024	$13,697

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$10
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with cashless warrants exercise	$329,622	$-
Settlement of accounts payable with note payable	$265,244	$-
Settlement of accounts payable with stock issuance	$281,659	$1,076
Adoption of lease standard ASC 842	$559,568	$-

F-27

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders Deficit

For the years ended December 31, 2019 and 2018

(Unaudited)

							Common Stock -
	Preferred Stock -		Common Stock -		Common Stock -		Class A Shares
	Series A		Class A		Class B		To be issued			Accumulated
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Deficit	Total

Balance, December 31, 2017	2	$5,217,800	816,847,910	$15,144,722	-	$-	1,122,311	$22,000	$1,958,751	$(25,719,079)	$(3,375,806)

Warrants issued for services	-	$-	-	$-	-	$-	-	$-	$72,575	$-	$72,575

Stock issued for services ($0.0299/Sh)	-	$-	36,000	$1,076	-	$-	-	$-	$-	$-	$1,076

Imputed interest - related party	-	$-	-	$-	-	$-	-	$-	$11,909	$-	$11,909

Net loss for the year ended December 31, 2018	-	$-	-	$-	-	$-	-	$-	$-	$(1,168,977)	$(1,168,977)

Balance, December 31, 2018	2	$5,217,800	816,883,910	$15,145,798	-	$-	1,122,311	$22,000	$2,043,235	$(26,888,056)	$(4,459,223)

Units issued for cash	-	$-	14,797,278	$1,000,000	-	$-	-	$-	$-	$-	$1,000,000

Shares issued in exchange for accounts payable	-	$-	4,052,652	$281,659	-	$-	-	$-	$-	$-	$281,659

Options issued for services	-	$-	-	$-	-	$-	-	$-	$696,934	$-	$696,934

Exercise of 9,000,000 warrants in exchange for stock	-	$-	8,734,538	$329,622	-	$-	-	$-	$(329,622)	$-	$-

Cancellation of warrants issued for services	-	$-	-	$-	-	$-	-	$-	$(19,915)	$-	$(19,915)

Imputed interest - related party	-	$-	-	$-	-	$-	-	$-	$22,337	$-	$22,337

Net loss for the year ended December 31, 2019	-	$-	-	$-	-	$-	-	$-	$-	$(2,909,850)	$(2,909,850)

Balance, December 31, 2019	2	$5,217,800	844,468,378	$16,757,079	-	$-	1,122,311	$22,000	$2,412,969	$(29,797,906)	$(5,388,058)

F-28

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Kraig Biocraft Laboratories, Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

On March 5, 2018, the Company issued a board resolution authorizing investment in a Vietnamese subsidiary and appointing a representative for the subsidiary.

On April 24, 2018, the Company announced that it had received its investment registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

On May 1, 2018, the Company announced that it had received its enterprise registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

On October 8, 2019, the Company delivered the first batch of its transgenic silkworm eggs to its production factory in Quang Nam, Vietnam for the purpose of commencing production at that facility.

On November 4, 2019, the Company reported that it had successfully completed rearing the first batch of its transgenic silkworms at its production factory in Quang Nam, Vietnam. The Company expects to continue expanding production of its specialized silk.

In January 2020, the Company reported challenges related to climate and access to high quality mulberry during the winter months at its subsidiary in Vietnam. The Company announced that it had already begun planting additional mulberry fields to ensure no future shortages.

(B) Foreign Currency

The assets and liabilities of Prodigy Textiles, Co., Ltd. (the Company’s Vietnamese subsidiary) whose functional currency is the Vietnamese Dong, are translated into US dollars at period-end exchange rates prior to consolidation. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are reflected as a component of other comprehensive (loss) income. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) Cash

For the purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents as of December 31, 2019 or December 31, 2018.

F-29

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by the Financial Accounting Standards Board (“FASB” Accounting Standards Codification (“ASC”) No. 260, “Earnings per Share.” For December 31, 2019 and December 31, 2018, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

The computation of basic and diluted loss per share for December 31, 2019 and December 31, 2018 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	December 31, 2019	December 31, 2018
Stock Warrants (Exercise price - $0.001-$0.2299/share)	55,995,917	36,400,000
Convertible Preferred Stock	2	2
Total	55,995,919	36,400,002

(F) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

(G) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC No. 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC No. 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

	2019	2018
Expected income tax recovery (expense) at the statutory rate of 21%	$(610,845)	$(1,412,328)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	142,167	11,057
Change in valuation allowance	(468,678)	(1,423,384)

Provision for income taxes	$-	$-

F-30

The components of deferred income taxes are as follows:

	Years Ended December,
	2019	2018
Deferred tax liability:	$-	$-
Deferred tax asset
Net Operating Loss Carryforward	3,379,542	2,910,863
Valuation allowance	(3,379,542)	(2,910,863)
Net deferred tax asset	-	-
Net deferred tax liability	$-	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2039.

The net change in the valuation allowance for the year ended December 31, 2019 and 2018 was an increase of $610,845 and a decrease of $1,412,328, respectively.

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

(H) Stock-Based Compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation. Under FASB ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant- date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

F-31

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

(I) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity. As a result, the Company has recorded Right-to-use assets and corresponding Lease obligations as more fully discussed in Note 4.

Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently reviewing the impact of adoption of ASU 2017-11 on its financial statements.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable. The 2018 financial statements have been reclassified to conform to the 2019 presentation.

(J) Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for automobiles.

F-32

In accordance with FASB ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded for the years ended December 31, 2019 and 2018.

(K) Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

●	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at December 31, 2019 and December 31, 2018.

●	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

●	Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

	December 31, 2019	December 31, 2018
Level 1	$-	$-
Level 2	$-	$-
Level 3	$-	$-
Total	$-	$-

(L) Revenue Recognition

During the year ended December 31, 2018, the Company’s revenues were generated primarily from a contract with the U.S. Government. The Company performs work under this cost-plus-fixed-fee contract. Under the base phase of that contract the Company produced recombinant spider silk woven into ballistic shootpack panels. Those shootpack panels were delivered to the U.S. Government customer. Under an option period award starting in July 2017, to that original contract, the Company has worked to develop new recombinant silks. This contract ended in September of 2018.

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Effective January 1, 2018, the Company adopted ASC No. 606 — Revenue from Contracts with Customers. Under ASC No. 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC No. 605 — Revenue Recognition. Under ASC No. 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists;(2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

For the years ended December 31, 2019 and 2018, the Company recognized $0 and $401,620 respectively in revenue from the Government contract. These revenues were generated for work performed in the development and production of the Company’s recombinant silks under the base and option period phases of our ongoing contract with the US Army.

On July 24, 2017, the Company signed a contract option extension with the US Army to research and deliver recombinant spider silk fibers and threads. This contract option increased the total contract award by an additional $921,130 to a total of $1,021,092 and added 12 months to the contract duration. This effort was scheduled to end on September 24, 2018, but the Company requested an extension of this contract option period through April 2019 to complete the work. The Company has been in communication with the contracting office and is working with them as they determine the best path forward; Management believes there is a possibility of securing a follow-up contract to complete the delivery of all materials for the contract. The Company is also continuing to pursue additional contract opportunities with the Department of Defense, Department of Energy and other governmental agencies.

(M) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. At December 31, 2019 and December 31, 2018, the Company had approximately $0 and $0, respectively in excess of FDIC insurance limits.

For the years ended December 31, 2019 and 2018, the Company had a concentration of sales of:

	December 31, 2019	December 31, 2018
Customer
Customer A	-	100%
Customer A	$-	$401,620

For the years ended December 31, 2019 and 2018, the Company booked $0 and $0 for doubtful accounts.

F-34

NOTE 2 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficiency of $5,427,614 and stockholders’ deficiency of $5,388,058 and used $1,087,881 of cash in operations for year ended December 31, 2019. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3 EQUIPMENT

At December 31, 2019 and December 31, 2018, property and equipment, net, is as follows:

	December 31, 2019	December 31, 2018
Automobile	$41,805	$41,805
Laboratory Equipment	96,536	73,194
Office Equipment	7,260	7,260
Leasehold Improvements	85,388	7,938
Less: Accumulated Depreciation	(113,668)	(82,887)
Total Property and Equipment, net	$117,321	$47,310

Depreciation expense for the years ended December 31, 2019 and 2018, was $30,781 and $26,632, respectively.

NOTE 4 - RIGHT TO USE ASSETS AND LEASE LIABILITY

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On January 23, 2017, the Company signed an 8 year property lease with the Company’s President for land in Texas where the Company grows its mulberry. The Company pays a monthly rent of $960. Rent expense – related party for the years ended December 31, 2019 and 2018, was $11,913 and $5,760, respectively (See Note 9).

On September 13, 2017, the Company signed a new two year lease commencing on October 1, 2017 and ending on December 31, 2019. The Company pays an annual rent of $39,200 for the year one of lease and $42,000 for the year two of lease for office and manufacturing space. On September 5, 2019, the Company signed a new two-year lease for this 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. The Company pays an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease.

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On May 9, 2019, the Company signed a 5 year property lease with the Socialist Republic of Vietnam which consists of 4,560.57 square meters of space, which it leases at a current rent of approximately $45,150 per year one and two and with the 5% increase per year for years three through five.

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity. The adoption of the new guidance resulted in the recognition of ROU assets of $559,568 and lease liabilities of $559,568.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date. This rate was determined to be 8% and the Company determined the initial present value, at inception, of $559,568.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short- term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight line basis over the term of the lease

F-36

Right to use assets is summarized below:

December 31,
Right to use assets, net – related party	$69,884
Right to use assets, net	53,799
Right to use assets, net	349,559
Total	$473,242

During the year ended December 31, 2019, the Company recorded $75,575 as lease expense to current period operations.

During the year ended December 31, 2019, the Company recorded $11,913 as lease expense – related party to current period operations.

Lease liability is summarized below:

December 31,
Right to use liability, net – related party	55,372
Right to use liability, net	70,901
Right to use liability, net	353,686
Total	479,959
Less: short term portion	$(110,678)
Long term position	$369,281

Lease expense for the year ended December 31, 2019 was comprised of the following:

Operating lease expense	$43,666
Operating lease expense	$64,327
Operating lease expense – related party	$14,793

NOTE 5 ACCRUED INTEREST – RELATED PARTY

On June 6, 2016, the Company received a $50,000 loan from our principal stockholder. Subsequently on December 1, 2017, the Company received an additional $30,000 loan from the same stockholder. On January 8, 2018 and March 31, 2018 the Company received an additional loan of $100,000 and $15,000, respectively. The Company received additional loan funds from the same stockholder as follows: $20,000 on April 26, 2018; $15,000 on June 21, 2018; $15,000 on June 29, 2018; $20,000 on July 5, 2018; $26,000 on October 1, 2018; $11,000 on October 12, 2018; $20,000 on December 21, 2018; $3,000 on January 4, 2019; $30,000 on January 17, 2019; $30,000 on February 1, 2019; $20,000 on February 15, 2019; $20,000 on March 1, 2019; $17,000 on January 4, 2019, $100,000 on November 20, 2019 and $100,000 on December 18, 2019. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand. Total loan payable to principal stockholder for as of December 31, 2018 is $322,000. Total loan payable to this principal stockholder as of December 31, 2019 is $642,000. During the year ended December 31, 2019, the Company recorded $22,337 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $15,581. During the year ended December 31, 2018, the Company recorded $11,909 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $7,071.

F-37

NOTE 6 NOTE PAYABLE

On March 1, 2019, the Company entered into an unsecured promissory note with Notre Dame - an unrelated party in the amount of $265,244 in exchange for outstanding account payable due to the debtor. Pursuant to the terms of the note, the note bears 10% interest per year from the date of default until the date the loan is paid in full. The term of the loan is twenty four months. The loan repayment commenced immediately over a twenty-four month period according to the following table. During the year ended December 31, 2019, the Company paid $20,000 of the loan balance (See Note 8 (A)):

1. $1,000 per month for the first six months;

2. $2,000 per month for the months seven and eight;

3. $5,000 per month for months nine through twenty three; and,

4. Final payment of all remaining balance, in the amount of $180,224 in month 24.

NOTE 7 STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On March 9, 2019, the Company entered into a purchase agreement with one investor (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued the investor 14,797,278 Units at a purchase price of $0.06758 per Unit, for total gross proceeds to the Company of $1,000,000. The Units consist of 14,797,278 shares of the Company’s Class A Common Stock (the “Common Stock”) and two warrants (the “Warrants”): (i) one warrant entitles the investor to purchase up to 14,797,278 shares of Common Stock at an exercise price of $0.06 per share (the “6 Cent Warrants”) and (ii) one warrant entitles the investor to purchase up to 7,398,639 shares of Common Stock at an exercise price of $0.08 per share (the “8 Cent Warrant”). The Warrants shall be exercisable at any time from the issuance date until the following expiration dates:

●½ of all $0.06 Warrants shall expire on March 8, 2021;

●½ of all $0.06 Warrants shall expire on March 8, 2022;

●½ of all $0.08 Warrants shall expire on March 8, 2022;

●½ of all $0.08 Warrants shall expire on March 8, 2023.

(B) Common Stock Issued for Services

Shares issued for services as mentioned below were valued at the closing price of the stock on the date of grant.

On March 20, 2019, the Company issued 4,052,652 shares of its class A common stock with a fair value of $281,659 ($0.0695/share) on the date of settlement. The Company settled $243,159 of accounts payable to the University of Notre Dame. The Company recorded an additional amount of $38,500 based on the fair value of the shares on the date of settlement. See Note 8 (A).

On April 6, 2018, the Company issued 36,000 shares with a fair value of $1,076 ($0.0299/share) to a consultant as consideration for consulting fees owed from October 1, 2014 through December 31, 2018 of $21,000. The issuance of shares resulted in gain on settlement of accounts payable of $19,924. See Note 8(B).

F-38

On March 20, 2018, the Company issued 4-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.001 per share to a consultant for services rendered. The warrants had a fair value of $19,915, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on March 20, 2018. This warrant was cancelled on April 4, 2019 for a cash payment of $6,000.

(C) Common Stock Warrants and Options

On September 26, 2019, the Company issued 766,667 shares in connection with the cashless exercise of the 1,000,000 warrants. On August 14, 2019, the Company issued 7,967,871 shares in connection with the cashless exercise of the 8,000,000 warrants.

On August 8, 2019, the Company issued a 2-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $267,574, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2020, and for a period of 3 years expiring on August 8, 2024. During the year ended December 31, 2019, the Company recorded $267,574 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 Years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $267,574, based upon the Black-Scholes option-pricing model on the date of grant and is fully vested on August 8, 2020. Options will be exercisable on August 8, 2022, and for a period of 3 years expiring on August 8, 2025. During the year ended December 31, 2019, the Company recorded $106,006 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 Years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 3-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $291,842, based upon the Black-Scholes option-pricing model on the date of grant and is fully vested on August 8, 2021. Options will be exercisable on August 8, 2023, and for a period of 3 years expiring on August 8, 2026. During the year ended December 31, 2019, the Company recorded $57,889 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 Years
Risk free interest rate	1.54%
Expected forfeitures	0%

F-39

On August 8, 2019, the Company issued a 2-year option to purchase 1,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $118,874, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2020, and for a period of 3 years expiring on August 8, 2023. During the year ended December 31, 2019, the Company recorded $118,874 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 Years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 1,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $118,874, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2021, and for a period of 3 years expiring on August 8, 2024. During the year ended December 31, 2019, the Company recorded $118,874 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 Years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to an employee for services rendered. The options had a fair value of $14,859, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 8, 2020, and for a period of 3 years expiring on August 8, 2023. During the year ended December 31, 2019, the Company recorded $14,859 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 Years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year option to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $16,723, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2020. Options will be exercisable on August 8, 2022, and for a period of 3 years expiring on August 8, 2025. During the year ended December 31, 2019, the Company recorded $6,625, as an expense for options issued.

F-40

Expected dividends	0%
Expected volatility	105.73%
Expected term	2 Years
Risk free interest rate	1.62%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year options to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $18,240, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2021. Options will be exercisable on August 8, 2023, and for a period of 3 years expiring on August 8, 2026. During the year ended December 31, 2019, the Company recorded $3,618, as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 Years
Risk free interest rate	1.54%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year options to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $19,525, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2022. Options will be exercisable on August 8, 2024, and for a period of 3 years expiring on August 8, 2027. During the year ended December 31, 2019, the Company recorded $2,615, as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 Years
Risk free interest rate	1.54%
Expected forfeitures	0%

On March 20, 2018, the Company issued a 4-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.001 per share to a consultant for services rendered. The warrants had a fair value of $19,915, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on March 20, 2018. Warrants will be exercisable on March 20, 2019, and for a period of 3 years expiring on March 20, 2022. During the year ended December 31, 2018, the Company recorded $19,915 as an expense for warrants issued. On April 5, 2019, the Company cancelled 600,000 warrant issued to a consultant on February 20, 2018 in exchange for $6,000 cash payment. In addition the Company also recorded a $19,915 reduction to warrant expense related to the warrant cancellation.

Expected dividends	0%
Expected volatility	97.56%
Expected term	4 Years
Risk free interest rate	2.65%
Expected forfeitures	0%

F-41

On February 9, 2018, the Company issued a 3-year o to purchase 3,000,000 shares of common stock at an exercise price of $0.056 per share to a consultant for services rendered. The options had a fair value of $52,660, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on August 9, 2019, and for a period of 2 years expiring on August 9, 2021. During the year ended December 31, 2018, the Company recorded $52,660 as an expense for options issued.

Expected dividends	0%
Expected volatility	96.95%
Expected term	3 Years
Risk free interest rate	2.26%
Expected forfeitures	0%

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)
Balance as of December 31, 2018	34,300,000		3.0
Granted	30,695,917		2.94
Exercised	(9,000,000)
Cancelled/Forfeited	(600,000)
Balance, December 31, 2019	55,395,917		2.77
Intrinsic Value	$10,852,009

For the year ended December 31, 2019, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	21,000,000	1.65	$4,069,800
$0.056	3,000,000	1.61	$387,600
$0.04	2,300,000	1.70	$445,740
$0.06	7,398,639	1.19	$1,433,856
$0.06	7,398,639	2.19	$1,433,856
$0.08	3,699,320	2.19	$716,928
$0.08	3,699,320	3.19	$719,928
$0.2299	8,500,000	5.39	$1,647,300

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For the year ended December 31, 2018, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	29,600,000	2.9	$1,523,900
$0.056	3,000,000	2.6	$147,000
$0.04	2,300,000	2.7	$112,700

(D) Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●Common stock Class A, unlimited number of shares authorized, no par value

●Common stock Class B, unlimited number of shares authorized, no par value

●Preferred stock, unlimited number of shares authorized, no par value

Effective December 17, 2013, the Company amended its articles of incorporation to designate a Series A no par value preferred stock. Two shares of Series A Preferred stock have been authorized and were issued

(E) Common Stock Issued for Debt

None

NOTE 8 COMMITMENTS AND CONTINGENCIES

On November 10, 2010, the Company entered into an employment agreement with its CEO, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. For the year ending December 31, 2015, the annual salary was $281,027. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors. On January 1, 2016 the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016. On January 1, 2017 the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017. On January 1, 2019 the agreement renewed again with the same terms for another 5 years, but with an annual salary of $354,791 for the year ended December 31, 2018. As of December 31, 2019 and December 31, 2018, the accrued salary balance is $2,535,203 and $2,109,454, respectively. (See Note 9).

F-43

On January 20, 2015, the board of directors appointed Mr. Jonathan R. Rice as our Chief Operating Officer. Mr. Rice’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to an annual cash compensation of $120,000, which includes salary, health insurance, 401K retirement plan contributions, etc. The Company also agreed to reimburse Mr. Rice for his past educational expenses of approximately $11,000. In addition, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “January 2015 Warrant”) pursuant to the employment agreement. Additionally, on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “May 20165 Warrant”) to Mr. Rice. The 2,000,000 share warrant fully vested on October 28, 2016. For the year ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice. On January 14, 2016, the Company signed a new employment agreement with Mr. Rice. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement. For the year ended December 31, 2016, the Company recorded $193,652 for the warrants issued to Mr. Rice in 2016. For the year ended December 31, 2017, the Company recorded $17,473 for the warrants issued to Mr. Rice in2016. On January 9, 2018, the Company extended the expiration date of the January 2015 Warrant from January 19, 2018 to January 31, 2020 and on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2019. On March 25, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2020. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. Additionally, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year. The salary increase and the bonus is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of

●The Company maintaining $6,000,000 or more in working capital,

●Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy, or

●Upon the fifth year anniversary of the salary increase and the bonus issuance.

As of December 31, 2019 and December 31, 2018 the Company owes $64,352 and $24,433, respectively, to Mr. Rice for payroll payable.

On October 21, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year (effective August 15, 2019). The salary increase is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of:

●The Company maintaining $6,000,000 or more in working capital,

●Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy, or

●Upon the fifth year anniversary of the salary increase and the bonus issuance.

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Le is entitled to annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of December 31, 2019, the accrued salary balance is $1,154.

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(A) License Agreement

On May 8, 2006, the Company entered into a license agreement. Pursuant to the terms of the agreement, the Company paid a non- refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter. The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007. The annual research fees are accrued by the Company for future payment. Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years. On May 5, 2017, the Company signed an addendum to that agreement relating to tangible property and project intellectual property. On March 1, 2019, the Company singed an addendum to that agreement. The Company entered into a separate loan agreement and promissory noted dated March 1, 2019 as a payment for expenses paid by the University prior to January 31, 2019 totaling $265,244 and issued 4,025,652 shares of Class A common stock with a fair value of $281,659 as payment of certain debt. In the event of default the license agreement will be terminated. During the year ended December 31, 2019, the Company paid $20,000 of the balance (See Notes 6).

(B) Royalty and Research Agreements

On May 1, 2008 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company will be required to pay $1,000 per month, or at the Company’s option, the consulting fee may be paid in the form of Company common stock based upon the greater of $0.05 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance. On April 6, 2018, the Company issued 36,000 shares with a fair value of $1,076 ($0.0299/share) to a consultant as consideration for consulting fees owed from October 1, 2014 through December 31, 2018 of $21,000. The issuance of shares resulted in gain on settlement of accounts payable of $19,924. On April 1, 2018, the Company ended the consulting agreement and no additional compensation will be issued. (See Note 7 (B)).

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. In accordance with FASB ASC No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007. As of December 31, 2018 and December 31, 2017, the outstanding balance is $65,292. In 2019 the Company recorded $1,959 in interest expensed and related accrued interest payable. As of December 31, 2019, the Company recorded interest expense and related accrued interest payable of $6,543.

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On December 30, 2015, the Company entered into a cooperative agreement for the research and pilot production of hybrid silkworms in Vietnam. Under this agreement, the Company will establish a subsidiary in Vietnam where it will develop and produce hybrid silkworms. On April 24, 2018, the Company announced that it had received its investment registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd. On May 1, 2018, the Company announced that it had received its enterprise registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

(C) Consulting Agreement

On February 9, 2018, the Company issued a 3-year warrant to purchase 3,000,000 shares of common stock at an exercise price of $0.056 per share to a consultant for services rendered. The warrants had a fair value of $52,660, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Warrants will be exercisable on August 9, 2019, and for a period of 2 years expiring on August 9, 2021. During the year ended December 31, 2018, the Company recorded $52,660 as an expense for warrants issued (See Note 7 (C)).

On February 20, 2018, the Company signed an agreement with a consultant to provide services. Under this agreement the consultant will receive a warrant for 600,000 shares of common stock and may be awarded additional warrants for up to 3,000,000 shares of common stock if performance metrics are achieved. On March 20, 2018, the Company issued a 4-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.001 per share to a consultant for services rendered. The warrants had a fair value of $19,915, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on March 20, 2018. Warrants will be exercisable on March 20, 2019, and for a period of 3 years expiring on March 20, 2022. During the year ended December 31, 2018, the Company recorded $19,915 as an expense for warrants issued (See Note 7 (C)). On April 5, 2019, the Company cancelled 600,000 warrant issued to a consultant on February 20, 2018 in exchange for $6,000 cash payment.

(D) Operating Lease Agreements

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On May 9, 2019, the Company signed a 5 year property lease Socialist Republic of Vietnam which consists of 4,560.57 square meters of space, which it leases at a current rent of approximately $45,150 per year one and two and with the 5% increase per year for years three through five.

On January 23, 2017, the Company signed an 8 year property lease with the Company’s President for land in Texas where the Company grows its mulberry. The Company pays a monthly rent of $960. Rent expense – related party for the years ended December 31, 2019 and 2018, was $14,793 and $11,520, respectively (See Note 9).

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On September 13, 2017, the Company signed a new two year lease commencing on October 1, 2017 and ending on December 31, 2019. The Company pays an annual rent of $39,200 for the year one of lease and $42,000 for the year two of lease for office and manufacturing space. On September 5, 2019, the Company signed a new two-year lease for this 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. The Company pays an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease.

NOTE 9 RELATED PARTY TRANSACTIONS

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. Pursuant to the addendum, the Company agreed to issue either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non-protective apparel use of the intellectual property to the Company. On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences. In accordance with FASB ASC No. 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized. As of December 31, 2019 the outstanding balance is $65,292. Additionally, the accrued expenses are accruing 7% interest per year. As of December 31, 2019, the Company recorded interest expense and related accrued interest payable of $6,543.

On November 10, 2010, the Company entered into an employment agreement, with its CEO, effective January 1, 2011 through the December 31, 2015. Subsequently, on January 1, 2018 the agreement renewed with the same terms for another 5 years with an annual salary of $334,708 for the year ended December 31, 2018. As of December 31, 2019 and December 31, 2018, the accrued salary balance is $2,464,244 and $2,109,454, respectively.

On January 14, 2016 the Company signed a new employment agreement with Mr. Rice, the Company’s COO. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement. For the year ended December 31, 2016, the Company recorded $193,654 for the warrants issued to Mr. Rice. For the year ended December 31, 2017 the Company recorded $17,473 for the warrants issued to Mr. Rice in 2016. On January 9, 2018, the Company extended the expiration date of a warrant for 2,000,000 shares of common stock from January 19, 2018 to January 31, 2020 for Mr. Rice. On January 10, 2020, the Company extended the expiration date of a warrant for 2,000,000 shares of common stock from January 31, 2020 to January 10, 2025 for Mr. Rice. Additionally, on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. On August 8, 2019 Mr. Rice was issued a set of three five-year warrant to purchase a total of 6,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share pursuant to the employment agreement. Additionally, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year. The salary increase and the bonus is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of:

●The Company maintaining $6,000,000 or more in working capital,

●Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy, or

●Upon the fifth year anniversary of the salary increase and the bonus issuance.

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On October 21, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year (effective August 15, 2019). The salary increase is accrued and to be paid in full earlier by the direction of the Board or upon the earlier of:

●The Company maintaining $6,000,000 or more in working capital,

●Upon the transfer of ownership of more than 50% of the Corporation’s voting share or an assignment for the benefit of creditors or bankruptcy, or

●Upon the fifth year anniversary of the salary increase and the bonus issuance.

As of December 31, 2019 and December 31, 2018, the Company owes $64,351 and $24,433, respectively, to Mr. Rice for payroll payable.

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Le at any time. Under the employment agreement, Mr. Le is entitled to an annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of December 31, 2019, the accrued salary balance is $1,154.

On June 6, 2016, the Company received a $50,000 loan from our principal stockholder. Subsequently on December 1, 2017, the Company received an additional $30,000 loan from the same stockholder. On January 8, 2018 and March 31, 2018 the Company received an additional loan of $100,000 and $15,000, respectively. The Company received additional loan funds from the same stockholder as follows: $20,000 on April 26, 2018; $15,000 on June 21, 2018; $15,000 on June 29, 2018; $20,000 on July 5, 2018; $26,000 on October 1, 2018; $11,000 on October 12, 2018; $20,000 on December 21, 2018; $3,000 on January 4, 2019; $30,000 on January 17, 2019; $30,000 on February 1, 2019; $20,000 on February 15, 2019; $20,000 on March 1, 2019; $17,000 on January 4, 2019, $100,000 on November 20, 2019, and $100,000 on December 18, 2019. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand. Total loan payable to principal stockholder for as of December 31, 2018 is $322,000. Total loan payable to this principal stockholder as of December 31, 2019 is $642,000. During the year ended December 31, 2019, the Company recorded $22,337 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $15,581. During the year ended December 31, 2018, the Company recorded $11,909 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $7,071.

On January 23, 2017, the Company signed an 8 year property lease with the Company’s President for land in Texas. The Company pays $960 per month starting on February 1, 2017 and uses this facility to grow mulberry for its U.S. silk operations. Rent expense – related party for years ended December 31, 2019 and 2018 was $14,793 and $11,520, respectively.

As of December 31, 2019 and December 31, 2018, there was $304,539 and $247,652, respectively, included in accounts payable and accrued expenses - related party, which is owed to the Company’s Chief Executive Officer and Chief Operations Officer.

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As of December 31, 2019, there was $1,196,503 of accrued interest- related party and $43,715 in shareholder loan interest – related party included in accounts payable and accrued expenses – related party, which is owed to the Company’s Chief Executive officer.

As of December 31, 2018, there was $940,158 of accrued interest- related party and $28,135 in shareholder loan interest – related party included in accounts payable and accrued expenses – related party, which is owed to the Company’s Chief Executive officer.

As of December 31, 2019, the Company owes $2,535,203 in accrued salary to principal stockholder, $64,351 to the Company’s COO, $1,153 to Director of Prodigy Textiles and $4,477 to its office employees.

As of December 31, 2018, the Company owes $2,109,454 in accrued salary to principal stockholder, $24,433 to the Company’s COO, and $7,640 to its office employees.

The Company owes $65,292 in royalty payable to related party as of December 31, 2019 and December 31, 2018.

NOTE 10 SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2019 through the date these financial statements were issued, and has determined that, other than disclosed below, it does not have any material subsequent events to disclose.

On January 24, 2020, the Company received $100,000 from a principal stockholder. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On February 19, 2020, the Board of Directors issued a total of 27,440,000 share options under the 2019 Employee Stock Option Plan.

On February 19, 2020, the Company received $100,000 from a principal stockholder. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On March 9, 2020, the Company received $100,000 from a principal stockholder. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On March 19, 2020, the Company furloughed non-essential staff consistent with leading health official recommendations in order to help prevent the spread of COVID-19. This decision was made in an abundance of caution and will primarily impact staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and will result in the temporary closing of silk rearing operations at that facility. During the duration of the furlough, the Company CEO, CFO and President will not receive or accrue any pay.

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